AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 2008

Registration No. ______________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED

RedRoller Holdings, Inc.
(Name of small business issuer in its charter)

Delaware	7389	98-0539667
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Soundview Plaza 1266 East Main St. Stamford, CT 06902-3546 (203) 852-0100
(Address and telephone number of principal executive offices) (Address of principal place of business or intended principal place of business)

William Van Wyck President and Chief Executive Officer RedRoller Holdings, Inc. Soundview Plaza 1266 East Main St. Stamford, CT 06902-3546 (203) 852-0100
(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Anthony P. Coles, Esq. DLA Piper US LLP 1251 Avenue of the Americas New York, New York 10020-1104 Tel (212) 335-4844 Fax (212) 884-8644

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☑

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share	9,077,768	$0.80(2)	$7,262,214.40(2)	$321.08
Common Stock underlying $1.28 warrants	2,622,382	$0.80(3)	$2,097,905.60(3)	$92.75
Total	11,700,150	—	$9,360,120	$367.85

(1)
Pursuant to Rule 416 under the Securities Act, the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of anti-dilution provisions, stock splits, stock dividends, recapitalizations or other similar transactions.

(2)
Estimated solely for the purpose of determining the amount of the registration fee, based on the average of the high and low sale prices of the common stock as reported on the OTC Bulletin Board regulated quotation service on January 9, 2008, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

(3)
Estimated solely for the purpose of determining the amount of the registration fee, based on the average of the high and low sale prices of the common stock as reported on the OTC Bulletin Board regulated quotation service on January 9, 2008, for the purpose of calculating the registration fee in accordance with Rule 457(g)(3) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 14, 2008

PRELIMINARY PROSPECTUS

RedRoller Holdings, Inc.

11,700,150 Shares of Common Stock

This prospectus relates to the offering by the selling stockholders of RedRoller Holdings, Inc. identified in this prospectus of up to 11,700,150 shares of our common stock, par value $0.001 per share (the “Shares”), issued to such selling stockholders in a private offering which closed on November 13, 2007 (the “Private Placement”). We are registering the offer and sale of the Shares to satisfy the registration rights we have granted the selling stockholders.  The Shares include:

•	9,077,768 shares of common stock issued in the Private Placement; and

•	2,622,382 shares of common stock issuable upon the exercise of warrants issued in the Private Placement.

The prices at which the selling stockholders may sell the Shares will be determined by the prevailing market price for the Shares or in negotiated transactions. We will not receive any proceeds from the sale of the Shares by the selling stockholders. However, we will receive the exercise price of the warrants, if they are exercised by the selling stockholders or their respective assigns for cash.

All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Our common stock is quoted on the regulated quotation service of the OTC Bulletin Board under the symbol “RROL.OB”. The last reported sale price of our common stock as reported on the OTC Bulletin Board on January 10, 2008 was $0.76 per share.

INVESTING IN OUR COMMON STOCK IS HIGHLY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE RISKS AND UNCERTAINTIES IN THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS BEFORE MAKING A DECISION TO PURCHASE OUR STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 14, 2008.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT OR AMENDMENT WE MAY FILE AFTER THE DATE OF THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION.  IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT.  WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE AN OFFER OR SALE IS NOT PERMITTED.  YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS OR ANY SUPPLEMENT THERETO.  OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis or Plan of Operation,” and our historical financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless the context requires otherwise, references to “RedRoller” “the Company,” “we,” “our,” or “us” refer to RedRoller Holdings, Inc., a Delaware corporation,  and its wholly-owned  subsidiaries taken as a whole.

Our Company

We have developed and are a provider of an Internet-based, multi-carrier, integrated  shipping services and pricing comparison system, in beta version, that gives its users the ability to compare shipping services and pricing from multiple parcel carriers and purchase such services over the Internet.  Our proprietary software platform, middleware and website (www.redroller.com) (collectively, the “RedRoller System”), then communicates a user’s selected service to the carrier electronically, which is then performed directly by the selected carrier.  The RedRoller System is currently being redesigned to enhance its capabilities and support a monthly subscription fee from users.

As a company, we have a limited operating history, have earned minimal revenues to date and it is likely that we will require substantial additional capital to implement our business plan and we may be unable to obtain the necessary capital required to do so.

Reverse Merger and Private Placement

On November 13, 2007, we entered into an Agreement and Plan of Merger and Reorganization with RedRoller Acquisition Corp., our wholly-owned subsidiary (“Merger Sub”), and RedRoller, Inc., a Delaware corporation and the parent company of Taylor Systems Engineering Corporation, a Michigan Corporation (“TSE”). On that date, Merger Sub merged with and into RedRoller, Inc. (the “Merger”), with RedRoller, Inc. remaining as the surviving corporation to the Merger. As a result of the Merger, RedRoller, Inc. and TSE became our wholly-owned subsidiaries and we acquired their existing business operations. On the closing date of the Merger and in connection therewith, the stockholders of RedRoller, Inc. exchanged all of their issued and outstanding shares of capital stock of RedRoller, Inc. for 10,230,940 shares of our common stock.

Immediately prior to the closing of the Merger, we transferred all of our operating assets and liabilities to our wholly-owned subsidiary, Aslahan Web Services, Inc., a Nevada corporation  (“AWS”).  Thereafter, in connection with the closing of the Merger, we transferred all of the issued and outstanding shares of capital stock of AWS to a stockholder of the Company pursuant to a split-off agreement in exchange for the cancellation of 8,000,000 shares of our common stock held of record by such stockholder (the “Split-Off”).  In addition, in connection with the Merger, 326,667 shares of our common stock held of record by Calico Capital Management, LLC were cancelled, which left 5,533,332 shares of our common stock held of record by existing holders of our common stock.  These shares constituted the part of our “public float” prior to the Merger that represents the shares of our common stock eligible for resale without further registration by the holders thereof as of the date of this prospectus.

Concurrently with and in contemplation of the Merger, we completed the Private Placement pursuant to which we sold 1,764,706 units convertible into 7,058,824 shares of our common stock and five-year redeemable warrants to purchase 1,764,706 shares of our common stock for gross aggregate cash consideration of $6,000,000. Each of the warrants are exercisable at a purchase price of $1.28 per share of common stock. The offering was exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission (the “SEC”).

In connection with the closing of the Private Placement, we paid cash commissions totaling $291,891 and granted five-year redeemable warrants to purchase an aggregate of 352,942 shares of our common stock to broker/dealers who assisted in the offering.  Each of the warrants are exercisable at a purchase price of $1.28 per share of common stock.

In addition, in connection with the Merger all of the issued and outstanding options to purchase shares of RedRoller, Inc. common stock were converted into options to purchase shares of our common stock. The number of shares of our common stock issuable under, and the exercise price per share of, the new options were calculated based on the terms of the original options of RedRoller, Inc., as adjusted by the conversion ratio in the merger.

Corporate Information

We were organized in the State of Nevada in 2005 as Aslahan Enterprises, Ltd. On October 22, 2007, we merged with and into a wholly-owned subsidiary for the purposes of changing our name to “RedRoller Holdings, Inc.” and our state of incorporation to Delaware in anticipation of the Merger.Our principal executive offices are located at Soundview Plaza, 1266 East Main Street, Stamford, CT, 06902-3546 and our telephone number is (203) 852-0100.  Our website address is www.redroller.com.  Information contained on our website is not deemed part of this prospectus.

TheOffering

Common stock currently outstanding:	24,842,040 shares(1)

Common stock offered by the Company:	None

Common stock offered by the selling stockholders:	11,700,150 shares, consisting of 9,077,768 shares issued to investors in a private placement and 2,622,382 shares issuable upon the exercise of outstanding warrants.

Use of proceeds:
We will not receive any proceeds from the sale of shares in this offering by the selling stockholders. However, we will receive proceeds from the exercise of the warrants if the warrants are exercised for cash.

OTC Bulletin Board trading symbol:	RROL.OB

Risk Factors:
You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 5 of this prospectus before deciding whether or not to invest in shares of our common stock.

The number of shares of common stock currently outstanding excludes:

•
2,622,382 shares of our common stock issuable upon the exercise of outstanding warrants at an exercise price of $1.28 per share that will not be available to trade publicly until the registration statement of which this prospectus is a part is declared effective by the SEC;

•
75,000 shares of our common stock issuable upon the exercise of an outstanding warrant at an exercise price of $1.28 per share that will not be available to trade publicly until a registration statement covering the resale of such shares is filed with and declared effective by the SEC;

•
  9    8,527,431(2) shares of our common stock issuable upon the exercise of currently outstanding stock options that are subject to vesting requirements, with exercise prices ranging from $0.23 to $1.09 per share;

•	2,387,513 shares of common stock available for future issuance under our 2007 Stock Option and Stock Incentive Plan; and

(1) As of January 10, 2008.  Includes (i) 9,077,768 shares of our common stock that will not be available to trade publicly until the registration statement of which this prospectus is a part is declared effective by the SEC and (ii) 10,230,940 shares of our common stock held by the former stockholders of RedRoller, Inc. that will not be available to trade publicly until Rule 144 under the Securities Act is available to such stockholders or a registration statement covering the resale of such shares is filed with and declared effective by the SEC.

(2) Includes 5,216,121 shares of our common stock issuable upon the exercise of currently outstanding stock options that have been issued outside of our 2007 Stock Option and Stock Incentive Plan.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock you should carefully consider the following risks, together with the financial and other information contained in this prospectus. If any of the following risks actually occur, our business, prospects, financial condition and results of operations and cash flows could be materially and adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment.

Risks Relating to Our Company and Business

We have a limited operating history.

We were founded in August of 2004; to date, we have recognized minimal revenue from our operations.  Our business plan is subject to various and multiple risks associated with and inherent in the establishment of a new business enterprise, potential unexpected requirements for additional capital, and our limited operating history.  The results of earlier business enterprises or companies that we have acquired, or in which the members of our management team have previously participated, are not indicative of the results that we may achieve.

We may need additional capital to execute our business plan and fund our operations and may not be able to obtain such capital on acceptable terms or at all.

The likelihood of our success must be considered in light of the expenses, difficulties and delays that could be encountered and the uncertain business and regulatory environment in which we do and will operate.  Although we currently expect the amounts raised in the Private Placement to be sufficient for the near term, for ongoing operations and positioning we must, among other things, successfully obtain sufficient capital to: (a) support the development of highly scaleable and fully functioning transactional software and hardware systems, which development includes continuous enhancement of the RedRoller System; (b) negotiate beneficial relationships with package delivery carriers and service providers; (c) attract, retain and motivate qualified personnel; (d) ensure that the appropriate infrastructure is present to support current and future operations; (e) support marketing, public relations, and other programs necessary to increase awareness of our business and of the RedRoller System; and (f) establish a cash reserve for contingencies.

Our ability to obtain additional capital on acceptable terms or at all is subject to a variety of uncertainties, including:

•	Investors’ perceptions of, and demand for, securities of value-added services companies;
•	Conditions of the U.S. and other capital markets in which we may seek to raise funds;
•	Our future results of operations, financial condition and cash flows;
•	Economic, political and other conditions in the United States and other countries.

We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. There is no assurance that we will be successful in locating a suitable financing transaction in a timely fashion or at all. In addition, there is no assurance that we will be successful in obtaining the capital we require by any other means. Future financings through equity investments are likely to be dilutive to our existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition and results of operations.

If we cannot raise additional funds on favorable terms or at all, we may not be able to carry out all or parts of our growth strategy and/or achieve our business objectives. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

If we lose our key personnel or are unable to attract and retain qualified personnel, the quality of our services may decline and our business may be adversely affected.

We rely heavily on the expertise, experience and continued services of our senior management, including our president and chief executive officer and chairman. The loss of any of our senior management or other key personnel could adversely impact our ability to achieve our business objectives. We believe our future success will depend upon our ability to retain these key employees and our ability to attract and retain other skilled personnel. We cannot guarantee that any employee will remain employed by us for any definite period of time and the loss of personnel could have a material adverse effect on our business and company. Qualified employees periodically are in great demand and may be unavailable in the time frame required to satisfy our customers’ requirements. Expansion of our business could require us to employ additional personnel. There can be no assurance that we will be able to attract and retain sufficient numbers of highly skilled employees in the future. The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates could impair the growth of our business. We do not yet maintain a key man life insurance policy on any of our employees.

The future growth of our business will be adversely impacted if end-users are unwilling to pay a subscription fee to utilize the RedRoller System.

There can be no assurance that our end-user customers or third-party companies wishing to utilize our technology will be willing to pay any fees to use the RedRoller System.  If the fee or license structures related to use of the RedRoller System are not accepted by users and/or third-party companies, it would have a material adverse affect on our operating and financial results.  Further modification of our business and operating model while operating our business could introduce a number of additional issues, problems, or other risks for us during our early operating stages.

We may be unable to protect our intellectual property, which could reduce the value of our services and our brand.

Our ability to compete effectively depends on our ability to protect our proprietary technologies and processes.  There can be no assurance that our efforts to protect against infringement of our intellectual property will be sufficient to prevent competition from emerging.  Similarly, there is no assurance that competing products or offerings imitating our business model cannot or will not be developed.  We rely on a combination of trademark, copyright and trade secret laws to establish and protect our intellectual property.  We also use technical measures, confidentiality agreements and non-compete agreements to protect our intellectual property. Any infringement by third parties on our intellectual property could have a negative impact on our business and have an adverse effect on the price of our common stock.

Our products may infringe upon the intellectual property rights of others and resulting claims against us could be costly and require us to enter into disadvantageous license or royalty arrangements.

There can be no assurance that the intellectual property used in the RedRoller System does not infringe upon that of another company.  As of the date hereof, we have filed for one patent and intend to periodically review the RedRoller System and may apply for additional patents as appropriate.  Although we attempt to avoid infringing upon known proprietary rights of third parties, there can be no assurance that competitors or other third parties will not at some future time allege or claim infringement by us with respect to current or future products, patents, copyrights or other proprietary rights. Any claims relating to the infringement of third-party proprietary rights, even if not successful or meritorious, could result in costly litigation, divert resources and our management’s attention or require us to enter into royalty or license agreements which are not advantageous to us. In addition, parties making these claims may be able to obtain injunctions, which could prevent us from selling our products and services.  If any such claim is made and adjudicated successfully against us, it would have a material adverse affect on our operations and financial position and the price of our common stock.

We depend on our relationships with various carriers for a significant portion of our revenues.

Our business strategy is to provide our customers with the ability to purchase, among other things, shipping services from various carriers. Accordingly, we are dependent upon secondary and tertiary service providers to fulfill our obligations to our customers.  We do not yet have fully-negotiated, binding agreements with various carrier providers.  Hence, if we are unable to finalize or continue contractual discussions or arrangements with key carriers, or if such arrangement(s) expire or are terminated after they are entered into, our business would be adversely affected. If DHL International GmbH (“DHL”), FedEx Corp. (“FedEx”) or PSI Systems, Inc., providers of Endicia® Internet Postage (“Endicia”), should terminate any agreement with us, our competitive position and financial results would be materially adversely affected.  Should we establish relationships with shipping carriers that are not able to provide acceptable service levels to our customers, our competitive position and financial results could be adversely affected.

We may face increasing competition, which could reduce our market share and materially adversely affect our financial condition and results of operations.

There exist a number of large, well-capitalized companies that could compete with us.  The introduction by others of a similar system either in the United States or internationally, which provides similar services to the RedRoller System, could negatively impact us and our financial condition.  If we are unable to establish our name and brand among our potential customers, our ability to attract new users may be adversely affected. In addition, other present or future competitors may develop services, products or technologies that may achieve greater market acceptance than our service or products.  Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than us.  These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and to devote greater resources to the development, promotion and sale of their products and services than us, and there can be no assurance that we will be able to compete successfully against these larger competitors.

Unexpected network failures or interruptions, security breaches or computer virus attacks could impair our ability to provide our services which could damage our reputation and harm our business operations.

Security breaches relating to the RedRoller System, by ‘hackers’ or otherwise, could damage our reputation and cause us to lose customers.  The security of our customers’ confidential transaction data could be jeopardized as a result of the accidental or intentional acts of Internet users, current and former employees or others, or computer problems or viruses. Security breaches experienced by other electronic commerce companies could reduce consumers’ confidence in the RedRoller System.  The costs required to mitigate or otherwise remedy a security breach could be substantial and could impair our goodwill and affect customer retention negatively.

The RedRoller System is hosted by a major third-party service provider in the Boston area. However, interruption, impaired performance or insufficient capacity of the RedRoller System from a materially larger-than-expected influx of customers or software systems failures by carrier’s systems with which the RedRoller System communicates could lead to interruptions, failure(s) or delays in the provision of our service, loss of data or our  inability to process orders, which could cause us to lose customers.

We are currently in the process of redesigning the RedRoller System.  Our failure to properly and effectively redesign the RedRoller System in a timely manner could lead to less demand than anticipated for our products and services and reduce our revenues.

The RedRoller System is being substantially redesigned and enhanced to support monthly subscription fees from users.  This is a major product redesign and there can be no assurance that our redesign and periodic enhancements to the RedRoller System will be accepted by beta users, will work as expected, or that various versions of the RedRoller System will be introduced on time or to users at any particular time or be free from defects or deficiencies at any stage of its introduction or use.  If the RedRoller System does not work as designed or contains deficiencies or defects that negatively impact the RedRoller System’s usability or operability, then our operations and financial condition and/or results could be adversely affected.

If we are not able to manage our growth, we may never achieve profitability.

Our success will depend in part on our ability to expand and manage our operations and facilities. There can be no assurance that we will be able to manage our growth, meet the staffing requirements for our business or for additional collaborative relationships or successfully assimilate and train new employees. In addition, to manage our growth effectively, we may be required to expand our management base and enhance our operating and financial systems. If we continue to grow, there can be no assurance that the management skills and systems currently in place will be adequate or that we will be able to manage any additional growth effectively. Failure to achieve any of these goals could have a material adverse effect on our business, financial condition or results of operations.

We are subject to the reporting requirements of federal securities laws, which can be expensive.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other federal and state securities laws. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if we were a privately-held company.  It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act of 2002. We may need to recruit, hire, train and retain additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of Sarbanes-Oxley, we may not be able to obtain the independent accountant certifications required by Sarbanes-Oxley, which would have a material adverse effect on us if applicable.

We may not be able to implement Section 404 of the Sarbanes-Oxley Act on a timely basis.

The SEC, as directed by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules generally requiring each public company to include a report of management on the company's internal controls over financial reporting in its annual report on Form 10-KSB that contains an assessment by management of the effectiveness of the company’s internal controls over financial reporting beginning in the year ended December 31, 2007. In addition, the company’s independent registered accounting firm must attest to and report on management’s assessment of the effectiveness of the company's internal controls over financial reporting. This requirement will first apply to our annual report on Form 10-KSB for the fiscal year ending December 31, 2009. We have not yet developed a complete Section 404 implementation plan. We have in the past discovered, and may in the future discover, areas of our internal controls that need improvement. How companies should be implementing these new requirements including internal control reforms to comply with Section 404’s requirements and how independent auditors will apply these requirements and test companies’ internal controls, is still reasonably uncertain. We expect that we may need to hire and/or engage additional personnel and incur incremental costs in order to complete the work required by Section 404. We cannot guarantee that we will be able to complete a Section 404 plan on a timely basis. Additionally, upon completion of a Section 404 plan, we may not be able to conclude that our internal controls are effective, or in the event that it concludes that its internal controls are effective, our independent accountants may disagree with its assessment and may issue a report that is qualified. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could negatively affect our operating results or cause us to fail to meet our reporting obligations.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act of 2002 and new rules subsequently implemented by the SEC have required changes in the corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2008 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain and maintain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

We are a holding company that depends on cash flow from our wholly-owned subsidiary to meet our obligations.

After the Merger, we became a holding company with no material assets other than the stock of our wholly-owned subsidiary. Accordingly, all our operations will be conducted by RedRoller, Inc. our wholly-owned subsidiary, and its wholly-owned subsidiary TSE. We currently expect that the earnings and cash flow of our subsidiary will be retained and used by us in our operations.

All of our liabilities survived the Merger and we may have undisclosed liabilities that could have a negative impact on our financial condition.

Before the Merger, we conducted a due diligence review of Aslahan Enterprises Ltd. and RedRoller, Inc. and their respective stockholders and management. The due diligence process may not have revealed all liabilities (actual or contingent) of Aslahan Enterprises Ltd. or RedRoller, Inc. that existed or which may arise in the future relating to either of such entities’ activities before the consummation of the Merger. Any remaining liabilities could harm our financial condition and results of operations.

Risks Related to Our Industry

Changes in government regulation of our industry and the Internet may adversely affect our business.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and e-commerce. Existing and future laws and regulations may impede the growth of the Internet or other online services. These regulations and laws may cover taxation, restrictions on imports and exports, customs, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services, broadband residential Internet access and the characteristics and quality of products and services. It is not clear how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet and e-commerce as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or e-commerce. Those laws that do reference the Internet are only beginning to be interpreted by the courts and their applicability and reach are therefore uncertain.

The growth of our business may be adversely affected due to the public concerns over the security and privacy of confidential user information.

A significant prerequisite to online commerce and communications is the secure transmission of confidential information over public networks. Our failure to prevent security breaches could damage our reputation and brand and substantially harm our business and results of operations. For example, a majority of our fees are billed to our customers’ credit card accounts directly and customers log on using their e-mail address. We rely on encryption and authentication technology licensed from third parties to effect the secure transmission of confidential information, including credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the technology used by us to protect customer transaction data. In addition, any party who is able to illicitly obtain a user’s password could access the user’s transaction data or personal information. Any compromise of our security could damage our reputation and brand and expose us to a risk of loss or litigation and possible liability which would substantially harm our business and results of operations. In addition, anyone who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may need to devote significant resources to protect against security breaches or to address problems caused by breaches.

In addition, under current credit card practices, we are liable for fraudulent credit card transactions because we do not obtain a cardholder’s signature. We do not currently carry insurance against this risk. To date, we have experienced minimal losses from credit card fraud, but we continue to face the risk of significant losses from this type of fraud. Our failure to adequately control fraudulent credit card transactions could damage our reputation and brand and substantially harm our business and results of operations.

Risks Relating to Our Common Stock

There is a limited trading market for our common stock and we cannot ensure that a deeper market will ever develop or be sustained.

To date, there has been a limited trading market for our common stock. We cannot predict how liquid the market for our common stock might become. We currently have no research analysts covering our stock and there can be no assurance that we will be able to secure such research coverage. At present, our common stock is quoted on the automated quotation service of FINRA, known as the OTC Bulletin Board. Although we are not presently eligible, we intend to apply for listing of our common stock on either the American Stock Exchange, The Nasdaq Capital Market or another national securities exchange if and when we meet the requirements for listing. We cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remains listed on the OTC Bulletin Board or suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

If we fail to maintain an effective system of internal controls we may not be able to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our stock.

We must maintain effective internal controls to provide reliable financial reports and detect fraud. We are in the process of evaluating changes to internal controls for our new public company status, but have not yet implemented significant changes. Failure to implement changes to our internal controls or any other factors that we identify as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our business, operations or reported financial information. Any such inability to establish effective controls or loss of confidence would have an adverse effect on our company and could adversely affect the trading price of our stock.

Persons associated with our  securities offerings, including consultants, may be deemed to be broker dealers, which may expose us to claims for rescission or damages.

If our securities are offered without engaging a registered broker-dealer we may face claims for rescission and other remedies. We may become engaged in costly litigation to defend these claims, which would lead to increased expenditures for legal fees and divert managements’ attention from operating the business. If we could not successfully defend these claims, we may be required to return proceeds of the Private Placement to investors, which would harm our financial condition.

Mergers of the type we recently completed are usually heavily scrutinized by the SEC and we may encounter difficulties or delays in obtaining future regulatory approvals.

Historically, the SEC and Nasdaq have not generally favored transactions in which a privately-held company merges into a largely inactive company with publicly traded stock, and there is a significant risk that we may encounter difficulties in obtaining the regulatory approvals necessary to conduct future financing or acquisition transactions, or to eventually achieve a listing of shares on one of the Nasdaq Stock Markets or on a national securities exchange. Effective August 22, 2005, the SEC adopted rules dealing with private company mergers into dormant or inactive public companies. As a result, it is likely that we will be scrutinized carefully by the SEC and possibly by FINRA or Nasdaq, which could result in difficulties or delays in achieving SEC clearance of any future registration statements, including the registration statement we must file as a result of the Private Placement, or other SEC filings that we may pursue, in attracting FINRA-member broker-dealers to serve as market-makers in our stock, or in achieving admission to one of the Nasdaq Stock Markets or any other national securities market. As a consequence, our financial condition and the value and liquidity of our shares may be negatively impacted.

Because we are not yet required to comply with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges. Because we are not presently required to comply with many of these corporate governance provisions, we have not yet adopted these measures. Until we comply with the corporate governance measures adopted by the national securities exchanges after the enactment of Sarbanes-Oxley, regardless of whether such compliance is required, the absence of standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds in the future if we determine it is necessary to raise additional capital.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with our becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no financial incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf or otherwise cover our company.

Our stock price may be volatile in response to various factors, some of which are out of our control.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in the package shipping industry and markets;
•	competitive pricing pressures;
•	our ability to obtain working capital financing;
•	technological innovations or new competitors in our market;
•	additions or departures of key personnel;
•	delays in introduction of the redesigned RedRoller System or versions thereof;
•	limited “public float” in the hands of a relatively small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;
•	sales of our common stock (particularly following effectiveness of the resale registration statement required to be filed in connection with the Private Placement);
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	regulatory developments;
•	economic and other external factors; and
•	period-to-period fluctuations in our financial results.

In addition, the securities markets from time to time experience significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We do not anticipate dividends to be paid on our common stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

Our common stock may be deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Shares of our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on a national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. In as much as our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If holders of shares of our common stock sell substantial amounts of our common stock in the public market, or upon the expiration of any statutory holding period, under Rule 144, or upon expiration of lock-up periods applicable to outstanding shares, or issued upon the exercise of outstanding stock options or warrants, could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. The shares of our common stock issued to our officers and directors in the Merger are subject to a lockup agreement prohibiting sales of such shares for a period of 180 days after the closing of the Private Placement. Following such date, all of those shares will become freely tradable, subject to registration of such shares, securities laws and SEC regulations regarding sales by insiders. In addition, all of the shares of our common stock under this prospectus will be available for sale and freely tradable upon the earlier of (i) the effectiveness of the registration statement of which this prospectus forms a part and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act; this number of shares is greater than the average daily trading volume of our shares. No prediction can be made as to the effect, if any, that market sales of such shares will have on the market price for our stock. Sales of a substantial number could adversely affect the market price of our shares.

Stockholders may experience dilution of their ownership interests because of the future issuance of additional shares of our common stock and our preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of present holders of shares of our common stock. We are authorized to issue an aggregate of 225,000,000 shares of capital stock consisting of 200,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of “blank check” preferred stock, par value $0.001 per share, with such preferences and rights as may be determined by our board of directors at the time of issuance. Specifically, our board of directors has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into common stock, which could decrease the relative voting power of the common stock or result in dilution to our existing stockholders. We may also issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of our common stock are then traded.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to our ability to raise sufficient capital to finance our planned operations, market acceptance of our technology and product offerings, our ability to attract and retain key personnel and our ability to protect our intellectual property. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are based on information we have when the statements are made or on  our management’s good faith belief as of that time with respect to future events and should not be read as a guarantee or substantial indication of future performance or results and will probably not be accurate guidelines of when such performance or results will be achieved. These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. You should review carefully the section entitled “Risk Factors” beginning on page 5 of this prospectus for a more detailed discussion of the risks and uncertainties that relate to our business and investing in shares of our common stock.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

SELLING STOCKHOLDERS

This prospectus covers shares, all of which are currently outstanding, sold in the Private Placement to “accredited investors” as defined by Rule 501(a) under the Securities Act pursuant to an exemption from registration provided in Regulation D and Rule 506 under Section 4(2) of the Securities Act. The selling stockholders may from time to time offer and sell under this prospectus any or all of the shares listed opposite each of their names below. We are required, under a registration rights agreement, to register for resale the shares of our common stock described in the table below.

The following table sets forth information about the number of shares beneficially owned by each selling stockholder that may be offered from time to time under this prospectus. Certain selling stockholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by the selling stockholder may be deemed to be underwriting commissions.

The table below has been prepared based upon the information furnished to us by the selling stockholders as of January 10, 2008. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give a reliable estimate as to the number of shares of common stock that will be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of their common stock under the offering contemplated by this prospectus. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” beginning on page 50 of this prospectus.

We have been advised, as noted below in the footnotes to the table, one of the selling stockholders is a broker-dealer and three of the selling stockholders are affiliates of broker-dealers. We have been advised that each such broker-dealer and affiliate of a broker-dealer purchased our common stock and warrants in the ordinary course of business, not for resale, and at the time of purchase, did not have any agreements or understandings, directly or indirectly, with any person to distribute the related common stock.

The following table sets forth the name of each selling stockholder, the nature of any position, office, or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by such stockholder before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

Beneficial ownership is calculated based on 24,842,040 shares of our common stock outstanding as of January 10, 2008. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. Shares of our common stock subject to options, warrants or other rights currently exercisable or exercisable within 60 days of January 14, 2008 are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Unless otherwise set forth below, to our knowledge the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, unless otherwise noted.

	Ownership Before Offering		After Offering(1)
Selling Stockholder	Number of shares of common stock beneficially owned	Number of shares of common stock being offered	Number of shares of common stock beneficially owned	Percentage of common stock outstanding beneficially owned
Scott and Suzanne Lefebvre	150,000(2)	150,000(2)	—	*
James R. Davis	150,000(2)	150,000(2)	—	*
John Landy	350,203(3)	350,203(3)	—	*
Brian W. Zernich	37,500(4)	37,500(3)	—	*
Fox Hollow Holdings, Inc.	75,000(5)	75,000(5)	—	*
Robert MacDonald	75,000(5)	75,000(5)	—	*
King Displays, Inc.	75,000(5)	75,000(5)	—	*
Michael Schilling	75,000(5)	75,000(5)	—	*
Larry Lowrance	175,101(6)	175,101(6)	—	*
Marital Trust – GST Subject U/W/O Leopold Salkind, Marilyn Salkind, Gene Salkind Trustees	750,000(7)	750,000(7)	—	*
Louis Jacobson	75,000(5)	75,000(5)	—	*
Leonard B. and Nancy P. Jacoby, Co-Trustees of the Jacoby Living Trust 10-10-96	37,500(4)	37,500(4)	—	*
Jeffrey A. Fromm	37,500(4)	37,500(4)	—	*
Iris and Luis Garcia	425,000(8)	375,000(8)	50,000	*
Joseph Schmidt	112,500(9)	112,500(9)	—	*
John Thomas Bridge and Opportunity Fund LP	420,000(10)	370,000(10)	50,000	*
Anthony Stepanski	75,000(5)	75,000(5)	—	*
Timothy Marks	374,940(11)	374,940(11)	—	*
T. Kendall Hunt Trust	367,645(12)	367,645(12)	—	*
Jeffrey Wolfson	73,525(28)	73,525(28)	—	*
Sam Sallerson	73,525(13)	73,525(13)	—	*
David Lies	100,000(14)	100,000(14)	—	*

Ronald Stone Insurance Trust	73,525(13)	73,525(13)	—	*
Crestview Capital Master, LLC	370,000(10)	370,000(10)	—	*
Calico Capital Management, LLC	486,365(15)	386,365(15)	100,000	*
Brax Capital Group, LLC	386,360(16)	386,360(16)	—	*
Kidron Opportunity Fund I, LLC	375,000(8)	375,000(8)	—	*
Iroquois Master Fund Ltd.	1,470,590(17)	1,470,590(17)	—	*
Rockmore Investment Master Fund Ltd.	147,055(18)	147,055(18)	—	*
Jeffrey W. Priest and Joan W. Priest	75,000(26)	75,000(26)	—	*
Blackmore Partners, LP	75,000(5)	75,000(5)	—	*
Cipher 06 LLC	300,000(19)	300,000(19)	—	*
Vicis Capital Master Fund	1,480,000(20)	1,480,000(20)	—	*
Richard Genovese	1,421,156(21)	1,421,156(21)	—	*
Suzanne Wood	101,511(22)	101,511(22)	—	*
George Reichhelm	100,101(27)	100,101(27)	—	*
Harold Burg	200,203(24)	200,203(24)	—	*
Mitchell Kersch	100,101(23)	100,101(23)	—	*
Neil Andreson	100,101(23)	100,101(23)	—	*
Nicholas Carosi	100,101(23)	100,101(23)	—	*
Paul Auersperg	100,101(23)	100,101(23)	—	*
Joseph Gunnar & Co., LLC	352,941(25)	352,941(25)	—	*

*	Less than 1%.
(1)
Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) that no other shares of our common stock are acquired or sold by the selling stockholders prior to completion of this offering. However, the selling stockholders may sell all, some or none of the shares offered pursuant to this prospectus and may sell other shares of our common stock that they may own pursuant to another registration statement under the Securities Act, or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.

(2)	Includes warrants to acquire 30,000 shares of common stock at an exercise price of $1.28 per share.
(3)	Includes warrants to acquire 70,041 shares of common stock at an exercise price of $1.28 per share.
(4)	Includes warrants to acquire 7,500 shares of common stock at an exercise price of $1.28 per share.
(5)	Includes warrants to acquire 15,000 shares of common stock at an exercise price of $1.28 per share.
(6)	Includes warrants to acquire 35,020 shares of common stock at an exercise price of $1.28 per share.
(7)	Includes warrants to acquire 150,000 shares of common stock at an exercise price of $1.28 per share.
(8)	Includes warrants to acquire 75,000 shares of common stock at an exercise price of $1.28 per share.
(9)	Includes warrants to acquire 22,500 shares of common stock at an exercise price of $1.28 per share.
(10)
Includes warrants to acquire 74,000 shares of common stock at an exercise price of $1.28 per share.  Stewart Fink, Robert Hoyt and Daniel Warsh have the power to vote and dispose of the shares being registered on behalf of Crestview Capital Master, LLC.  Messrs. Fink, Hoyt and Warsh disclaim beneficial ownership of these shares.

(11)	Includes warrants to acquire 74,988 shares of common stock at an exercise price of $1.28 per share.
(12)	Includes warrants to acquire 73,529 shares of common stock at an exercise price of $1.28 per share.
(13)	Includes warrants to acquire 14,705 shares of common stock at an exercise price of $1.28 per share.
(14)	Includes warrants to acquire 20,000 shares of common stock at an exercise price of $1.28 per share.
(15)	Includes warrants to acquire 77,273 shares of common stock at an exercise price of $1.28 per share. Michael Clofine has the power to vote and dispose of the shares being registered on behalf of Capital Management, LLC. Mr. Clofine disclaims beneficial ownership of these shares.
(16)	Includes warrants to acquire 77,272 shares of common stock at an exercise price of $1.28 per share.
(17)
Includes warrants to acquire 294,118 shares of common stock at an exercise price of $1.28 per share.  Joshua Silverman has the power to vote and dispose of the shares being registered on behalf of Iroquois Master Fund Ltd..  Mr. Silverman disclaims beneficial ownership of these shares.

(18)
Includes warrants to acquire 29,411 shares of common stock at an exercise price of $1.28 per share. Cipher 06 LLC is an affiliate of a broker-dealer. Jason Adelman and Michael Liss have the power to vote and dispose of the shares being registered on behalf of Cipher 06 LLC.

(19)	Includes warrants to acquire 60,000 shares of common stock at an exercise price of $1.28 per share.
(20)	Includes warrants to acquire 296,000 shares of common stock at an exercise price of $1.28 per share.
(21)	Includes warrants to acquire 284,231 shares of common stock at an exercise price of $1.28 per share.
(22)	Includes warrants to acquire 20,302 shares of common stock at an exercise price of $1.28 per share.
(23)	Includes warrants to acquire 20,020 shares of common stock at an exercise price of $1.28 per share.
(24)	Includes warrants to acquire 40,041 shares of common stock at an exercise price of $1.28 per share.
(25)	Includes warrants to acquire 352,941 shares of common stock at an exercise price of $1.28 per share. Joseph Gunnar & Co., LLC is a broker- dealer.
(26)
Includes warrants to acquire 15,000 shares of common stock at an exercise price of $1.28 per share.  Jeffrey Priest has the power to vote and dispose of the shares being registered on behalf of Blackmore Partners, LP.

(27)	Includes warrants to acquire 20,020 shares of common stock at an exercise price of $1.28 per share. Mr. Reichhelm is an affiliate of a broker-dealer.
(28)	Includes warrants to acquire 14,705 shares of common stock at an exercise price of $1.28 per share. Mr. Wolfson is an affiliate of a broker-dealer.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling stockholders of the common stock covered by this prospectus. However, we will receive the exercise price from the exercise of the warrants for which the underlying shares are being registered by the prospectus in the event the warrants are exercised for cash.

DETERMINATION OF OFFERING PRICE

The selling stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices, or at privately negotiated prices.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is currently available for trading on the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol “RROL.OB.” As of January 10, 2008, there were 24,842,040 shares of our common stock issued and outstanding.

As of January 10, 2008, there were approximately 177 holders of record of our shares of common stock.

To our knowledge, prior to the Merger there was no bid history for shares of our common stock.

The following table sets forth the high and low bid prices for our common stock for the periods indicated, as reported by the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Fiscal Year 2007	High	Low
Third Quarter (through September 30, 2007)	—	—
Fourth Quarter (through December, 31 2007)	$2.00	$0.72

The last reported sales price of our common stock on the OTC Bulletin Board on January 10, 2008, was $0.76 per share.

DIVIDEND POLICY

In the past, we have not declared or paid cash dividends on our common stock, and we do not intend to pay any cash dividends on our common stock in the foreseeable future. Rather, we intend to retain future earnings, if any, to fund the operation and expansion of our business and for general corporate purposes. The payment of dividends, if any, on shares of our common stock will rest solely within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The management’s discussion and analysis contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this prospectus. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

As the result of the Merger, the Private Placement and the Split-Off, and the change in our business to an Internet-based comparison pricing service for shipping packages, a discussion of our past financial results prior to the Merger is not pertinent, and the financial results of RedRoller, Inc., the accounting acquirer, are considered our financial results on a going-forward basis.

Introduction and Overview

We designed the RedRoller System to make shipping packages simple and to save users time and money. The RedRoller System brings package shipping pricing transparency to businesses and  provides functionality that is similar to familiar eTravel systems, such as Travelocity, Expedia and Orbitz where prices and various levels of available services from multiple vendors are displayed for selection. The RedRoller System is currently being redesigned to enhance its capabilities and support a monthly subscription fee from users.

Our on-demand software platform is accessed via the Internet and designed to allow customers to compare various carriers’ services and rates and select the best available value which meets their shipping needs, thereby saving money when shipping packages. Once registered with RedRoller and selected carriers, a user can complete a package or overnight letter shipment in just a few clicks of a mouse. The RedRoller System evaluates numerous shipping parameters and carrier service attributes and displays dynamic pricing, options for pickup, insurance costs and the availability (based on geography, time and other factors) of selected carriers’ shipping services. The RedRoller System then allows users to select a shipping carrier based on cost, balanced with the user’s required delivery day and time, arrange for package pickup or drop-off (with an optional location map available), and print authorized bar-coded shipping labels for each listed carrier, including legal postage for the USPS.  After preparing a package with the RedRoller System, a user simply attaches the authorized computerized shipping label to the package to be shipped. If a carrier pick-up was selected, the carrier will pick up the package from the user’s location or alternatively, the user drops the package at a local drop-off location for that carrier. The RedRoller System also provides various value-added functions for business users, including insurance options, package tracking and shipping reports.

The RedRoller System was released in ‘beta’ format in June 2006.  Based in part on feedback from such beta users, we are redesigning and intend to introduce,  after beta testing,  a version of the RedRoller System that is being enhanced to add additional capabilities and support monthly subscription and other fees from users. Our subscription model version will be introduced to users for a monthly subscription fee, which will give users unlimited access to the RedRoller System using their existing contract rates with carriers while also providing various value add functionality.

We also intend to expand our capabilities (and its market) in the future by integrating the RedRoller System inside third-party applications, such as small business accounting platforms, thereby allowing customers using those applications to transparently process shipping transactions using our proprietary technology. This integration into third-party applications will be offered to third party companies under a transaction or license-based model and is intended to generate customers by providing access to large, captive customer bases (that can use the RedRoller System’s shipping functionality) as an integral part of applications they already use day-to-day.

Our initial target customers in the U.S. are businesses, primarily the SME market, which, according to International Data Corporation, is comprised of more than 7.9 million businesses with less than 100 employees that do not have an in-house computerized shipping system and for which we believe shipping is a labor intensive, time consuming and inefficient process. We intend to subsequently focus our future product development on larger businesses and on the international market(s).  Domestically, we intend to address the needs of companies with shipping needs that extend beyond warehouse-based product distribution to mobile workforce and desktop or office-based package services. We believe these enterprise customers will be receptive to an economical, desktop based software platform for “front office” employees.

Excluding the majority of TSE’s business, our financial model is similar to other Internet-based businesses that introduced their basic product platform to users as a “free” sponsored service and later transitioned to a subscription-based model. We attribute much of the initial success of such companies to the fact they did not charge the user for their initial product platform during beta development.   Our beta stage revenues have been generated from www.redroller.com, our beta software platform, which has generated revenues through margin on certain carriers’ shipping charges, specifically DHL. Subsequent to the introduction of subscription services, we expect to generate revenues through subscription, transaction and/or other fees to third party companies and users. As usage and traffic on the www.redroller.com website expand, we anticipate the potential of other revenue generating opportunities including, but not limited to, advertising and sales agent commissions on products sold us and by other companies via “click-through” marketing.

In addition to USPS (via Endicia) and DHL, which currently interface into the RedRoller System , FedEx approved our application to become a Custom Solutions Provider (“CSP”) during June 2007. We were subsequently authorized as a CSP on September 28, 2007. Once a customer is registered with FedEx, the RedRoller System will compare their individual contract rates with other selected carriers.

Results of Operations

The following table sets forth items of operating results for the nine months ended September 30, 2007 and 2006 and the fiscal years ended December 31, 2006 and 2005:

	NINE MONTHS ENDED SEPTEMBER 30,		YEAR ENDED DECEMBER 31,

	2007	2006	2006	2005
NET SALES	$985,338	$499,149	$778,489	$7,117
Gross Profit	368,318	263,852	349,624	6,838

Salaries and Benefits Expense (including stock-based compensation expense of $807,592 and $2,395,997 for the nine months ended September 30, 2007 and 2006, respectively, and $3,213,615 and $0 for the years ended December 31, 2006 and 2005, respectively)	2,570,758	3,528,800	5,126,815	240,184
Research and Development Expenses	—	1,379,111	1,379,111	87,770
Selling; General and Administrative Expenses (including stock-based compensation expense of $668,821 and $198,768 for the nine months ended September 30, 2007 and 2006, respectively, and $314,637 and $2,264,985 for the years ended December 31, 2006 and 2005, respectively)	2,067,895	1,747,944	2,811,165	3,017,233

Loss from Operations	(4,270,335)	(6,392,003)	(8,967,467)	(3,338,349)

Other Income (Expense)	(141,392)	16,603	17,953	(16,192)

Net loss	(4,411,727)	(6,375,400)	(8,949,514)	(3,354,541)

Convertible Preferred Stock Deemed Dividends	(1,297,954)	—	—	—

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(5,709,681)	$(6,375,400)	$(8,949,514)	$(3,354,541)

Net loss per share: basic and diluted	$(1.26)	$(1.41)	$(1.98)	$(1.01)

Weighted average number of shares outstanding– basic and diluted	4,541,633	4,524,900	4,527,238	3,328,948

Nine Months Ended September 30, 2007 Compared to the Nine Months Ended September 30, 2006

Prior to June 2006, we had minimal operations and incurred substantial research and development expenses in the development of the RedRoller System.  Our results of operations reflect the release of the RedRoller System in ‘beta’ format in June 2006 and revenues attributable to TSE of $418,109 for the nine months ended September 30, 2006.

Net Sales.  Net sales for the nine months ended September 30, 2007 increased to $985,338 from $499,149 for the nine months ended September 30, 2006, an increase of $486,189, or 97%, primarily due to revenues generated by the introduction of the RedRoller System to ‘beta’ users in June 2006 and revenues earned from sales of software and maintenance contracts.  Sales from the introduction of the RedRoller System amounted to approximately $428,100 for the nine months ended September 30, 2007 compared to approximately $81,000 for the nine months September 30, 2006. Revenues from software and maintenance contracts amounted to approximately $227,800 for the nine months ended September 30, 2007 compared to approximately $94,300 for the nine months ended September 30, 2006.

Gross Profit.  Gross profit for the nine months ended September 30, 2007 increased to $368,318 from $263,852 for the nine months ended September 30, 2006, an increase of $104,466, or 40%. Our gross profit percentage decreased to 37% for the nine months ended September 30, 2007 from 53% for the nine months ended September 30, 2006. The change in our gross profit is primarily due to lower margin revenues generated by the introduction of the RedRoller System to ‘beta’ users in June 2006, as noted above.  Our cost of sales is mainly a function of the pricing to ship packages and varies depending on service levels. Each carrier can exhibit significant cost differentials as each carrier typically has a specific niche service in which it is more competitive. Depending on the specific size, weight, delivery region and desired service, any shipping carrier might have the best price. As such, the weighted mix of our cost of sales and the mark-up related to these cost components may vary significantly from service to service based on the type and scope of the service being provided.

Salaries and Benefits Expense. Salaries and benefits expense decreased from $3,528,800 for the nine months ended September 30, 2006 to $2,570,758 for the nine months ended September 30, 2007, a decrease of $958,042 or 27%, primarily due to a decrease in stock-based compensation expense attributable to employee stock options. Employee stock-based compensation expense decreased from $2,395,997 for the nine months ended September 30, 2006 to $807,592 for the nine months ended September 30, 2007, a decrease of $1,588,405, or 66%. Under applicable accounting literature, we are required to estimate and record the fair value of share based payments that we make to our employees by developing assumptions regarding expected holding terms of stock options, volatility rates, and expectation of forfeitures and future vesting that can significantly impact the amount of compensation cost that we recognize in each reporting period.

Offsetting the decrease in salaries and benefits was an increase in technical salaries of approximately $341,800, or 208%, from $164,700 for the nine months ended September 30, 2006 to $506,500 for the nine months ended September 30, 2007. During the planning and development phase of the RedRoller System, technical salaries of approximately $465,000, representing salaries for the six months ended June 30, 2006, were classified as research and development expenses. As a result of the RedRoller System achieving technological feasibility in June 2006, such expenses are no longer classified as research and development and are included in salaries and benefits for the nine months ended September 30, 2007.

In addition, salaries and benefits expense increased by approximately $100,000 during the nine months ended September 30, 2007 due to the hiring of additional personnel to support the current and anticipated increase in the level of operations to service our business activities and projected increase in sales.

Research and Development Expenses.  Research and development expenses for the nine months ended September 30, 2007 decreased to $-0- from $1,379,111 for the nine months ended September 30, 2006, a decrease of $1,379,111, or 100%. The nine months ended September 30, 2006 includes costs incurred during the planning and development phase of the RedRoller System that were charged to research and development which include  personnel expenses, outside services, production software licenses, production hardware and hosting costs. In June 2006, upon attainment of technological feasibility of the RedRoller System, such costs were no longer expensed as research and development expenses, but capitalized as part of direct costs incurred during the development phase of the RedRoller System.

Selling, General and Administrative Expenses.  Selling, general and administrative expenses for the nine months ended September 30, 2007 increased to $2,067,895 from $1,747,944 for the nine months ended September 30, 2006, an increase of $319,951, or 18%, as a result of an increase in stock-based compensation expense to non-employees, legal and other general and administrative expenses.

Stock-based compensation expense attributable to non-employee stock options increased by approximately $470,000, or 236%, to $668,800 for the nine months ended September 30, 2007 from $198,800 for the nine months ended September 30, 2006. As noted above, under applicable accounting literature, we are required to estimate and record the fair value of share based payments that we make to non-employees by developing assumptions regarding expected holding terms of stock options, volatility rates, and expectation of forfeitures and future vesting that can significantly impact the amount of consulting expense that we recognize in each reporting period.

Other general and administrative expenses increased by approximately $466,600 for the nine months ended September 30, 2007 compared to the nine months ended September 30, 2006. The increase was primarily attributable financial, legal and accounting expenses in relation to Merger, Private Placement and bridge financing transactions. In addition, the nine months ended September 30, 2007 include approximately $114,900 of expense related to the amortization of the direct costs incurred during the development phase of the RedRoller System. No amortization expense was recorded during the nine months ended September 30, 2006.

Offsetting such increases, were lower marketing expenditures of approximately $701,200. During the nine months ended September 30, 2006, we incurred significant marketing expenses in anticipation of the introduction of the RedRoller System to ‘beta’ users.

Loss from Operations.  Loss from operations for the nine months ended September 30, 2007 decreased to $4,270,335 from $6,392,003 for the nine months ended September 30, 2006, a decrease of $2,121,668, or 33%.

Other Income (Expense).  Other expense for the nine months ended September 30, 2007 amounted to $141,392 compared to other income of $16,603 for the nine months ended September 30, 2006. The nine months ended September 30, 2007 includes amortization of debt discount of $90,406 and financing expenses of $22,525 incurred in connection with the Company’s issuance of $1,250,000 of convertible bridge notes. In addition, the nine months ended September 30, 2007 includes $37,135 of interest expense related to the Company’s convertible bridge notes, convertible notes and note payable. The nine months ended September 30, 2007 also includes a gain on the extinguishment of debt related to a note payable of $8,674. In comparison, the nine months ended September 30, 2006 includes interest income of $16,603 earned mainly on our money market and investment accounts.

Convertible Preferred Stock Deemed Dividends.  Convertible preferred stock deemed dividends for the nine months ended September 30, 2007 of $1,297,954 represents the effect of a change in the conversion option prices embedded in RedRoller, Inc’s shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and Series B(1) Convertible Preferred Stock, par value $0.01 per share (the “Series B(1) Preferred Stock”), that were triggered under contractual anti-dilution provisions.

Net Loss Attributable to Common Stockholders.  As a result of the above, net loss for the nine months ended September 30, 2007 decreased to $5,709,681 from $6,375,400, for the nine months ended September 30, 2006, a decrease of $665,719, or 10%.

Year Ended December 31, 2006, Compared to the Year Ended December 31, 2005

Net Sales.  Net sales for the year ended December 31, 2006 increased to $778,489 compared to $7,117 for the year ended December 31, 2005, an increase of $771,372, primarily due to the acquisition of TSE and revenues generated by the introduction of the RedRoller System to ‘beta’ users in June 2006.  Revenues attributable to the operations of TSE amounted to approximately $562,300 for the year ended December 31, 2006.

Gross Profit.  Gross profit for the year ended December 31, 2006 increased to $349,624 from $6,838 for the year ended December 31, 2005, an increase of $342,786. Our gross profit percentage decreased to 45% for the year ended December 31, 2006 from 96% for the year ended December 31, 2005. The change in our gross profit is primarily due to the acquisition of TSE and revenues generated by the introduction of the RedRoller System to ‘beta’ users in June 2006, as noted above.  Our cost of sales is mainly a function of the pricing to ship packages and varies depending on service levels. Each carrier can exhibit significant cost differentials as each carrier typically has a specific niche service in which it is more competitive. Depending on the specific size, weight, delivery region and desired service, any shipping carrier might have the best price. As such, the weighted mix of our cost of sales and the mark-up related to these cost components may vary significantly from service to service based on the type and scope of the service being provided.

Salaries and Benefit Expense. Salaries and benefits expense increased to $5,126,815 for the year ended December 31, 2006 from $240,184 for the year ended December 31, 2005, an increase of $4,886,631. The increase was primarily due to stock-based compensation expense attributable to employee stock options of $3,213,615, salaries and benefits from the acquisition of TSE of approximately $348,700, as well as salaries and benefits from the addition of personnel and associated costs to support the introduction of the RedRoller System.

Selling, General and Administrative Expenses.  Selling, general and administrative expenses for the year ended December 31, 2006 decreased to $2,811,165 from $3,017,233 for the year ended December 31, 2005, an decrease of $206,068, or 7%. The decrease was mainly due to a decrease in stock-based compensation expense attributable to non-employee stock options of approximately $1,950,300. Partially offsetting such decrease, were increases in marketing expenses of $875,400, general and administrative expenses of $733,500, expenses related to TSE of $130,000 and technology expenses of $5,400. Such increases were the result of the promotion and introduction of the RedRoller System to ‘beta’ users in June 2006, as well as the acquisition of TSE.

Research and Development Expenses.  Research and development expenses for the year ended December 31, 2005 increased to $1,379,111 from $87,770 for the year ended December 31, 2005, an increase of $1,291,341.  Costs incurred during the planning and development phase of the RedRoller System are charged to research and development and primarily consist of personnel expenses, outside services, production software licenses, production hardware and hosting costs. In June 2006, upon attainment of technological feasibility of the RedRoller System, such costs were no longer expensed as research and development expenses, but capitalized as part of direct costs incurred during the development phase of the RedRoller System.

Loss from Operations.  Loss from operations for the year ended December 31, 2006 increased to $8,967,467 from $3,338,349 for the year ended December 31, 2005, an increase of $5,629,118, or 169%.

Other (Expense) Income.  Other income for the year ended December 31, 2006 amounted to $17,953 compared to other expense of $16,192 for the year ended December 31, 2005. The year ended December 31, 2006 includes interest income of $17,116 earned mainly on our money market and investment accounts. During the year ended December 31, 2005, we recorded interest expense in the amount of $16,715 in connection with the issuance of promissory notes convertible into Series A Preferred Stock.

Net Loss.  As a result of the above, net loss for the year ended December 31, 2006 increased to $8,949,514 from $3,354,541 for the year ended December 31, 2005, an increase of $5,594,973, or 167%.

Liquidity and Capital Resources

We incurred a net loss of $4,411,727 for the nine months ended September 30, 2007, which includes $1,476,413 of non-cash charges relating to stock-based compensation expense. We also incurred a net loss of $8,949,514 for the year ended December 31, 2006, which includes $3,528,252 of non-cash charges relating to stock-based compensation expense.  At September 30, 2007, our accumulated deficit amounted to $17,955,779. We also had cash and cash equivalents of $291,154 and a working capital deficiency of $2,109,480 at September 30, 2007.

We received total gross proceeds of $3,999,999 (net proceeds of $3,970,893 after payment of $29,106 in transaction expenses) in a private placement of 2,684,563 shares of Series A Preferred Stock completed during the year ended December 31, 2006.  Investors in this transaction deposited $465,000 of proceeds during the year ended December 31, 2005.  During the year ended December 31, 2006, RedRoller, Inc. also received gross proceeds of $1,603,621 (net proceeds of $1,574,334 after the payment of $29,287 in transaction expenses) in a private placement of 751,715 shares of Series B(1) Preferred Stock. During the year ended December 31, 2005, RedRoller, Inc. received $1,044,989 from the issuance of convertible notes that the holders exchanged for 923,221 shares of Series A Preferred Stock on December 15, 2005. The aforementioned proceeds of the equity and debt financing transactions have enabled RedRoller, Inc. to sustain operations while executing its business plan.

During May and June 2007, we completed a $500,000 convertible note offering convertible at $0.15 per share, representing approximately 15% of our voting interest on an if-converted basis at the time of the transaction.

In addition, during the nine months ended September 30, 2007, we received $1,750,000 from issuances of convertible bridge notes, $298,000 from issuances of notes and $596,379 from the sale of shares of Series B(1) Preferred Stock.

The realization of our business plan is dependent upon our ability to raise additional capital and generate revenue and operating cash flow as contemplated in our business model.  We currently have designed and intend to launch the subscription version of the RedRoller System in the first quarter of 2008.  Our subscription model version will be introduced to users for a monthly subscription fee, which will give users unlimited access to the RedRoller System and automatically use each business’s contract rates with each carrier.

In connection with the closing of the Merger on November 13, 2007, 100% of the shares of capital stock of RedRoller, Inc. were exchanged for 10,230,940 shares of our common stock. The Merger is being accounted for as a reverse merger and recapitalization of RedRoller, Inc. into the Company. Subsequent to the closing of the Merger, we will continue RedRoller, Inc’s operations. Simultaneously with the Merger, we sold 1,764,706 units in connection with the Private Placement for aggregate gross proceeds of $6,000,000.

Although management believes our current level of working capital, as well as the funds we expect to generate from operations, will enable us to sustain the business for the next twelve months, we may need to secure additional funding in order to meet our cash flow needs. There can be no assurance that funding will be available to us at the time it is needed or in the amount necessary to satisfy our needs, or that if funds are made available, that they will be available on terms that are favorable to us. If we are unable to secure financing when needed, our business may be materially and adversely affected, and we may be required to curtail our operations, suspend the pursuit of our business plan, reduce our workforce and/or cut overhead expenses. We cannot provide any assurance that we will raise additional capital through an alternative funding source.

Net cash flows used in operating activities for the nine months ended September 30, 2007 were $2,315,180, as compared to net cash used in operating activities of $3,147,253 for the nine months ended September 30, 2006. For the nine months ended September 30, 2007, RedRoller, Inc’s net loss amounted to $4,411,727, which included non-cash adjustments due to depreciation and amortization and stock-based compensation expense of $405,896 and $1,476,413, respectively. Changes in assets and liabilities provided $64,518 in cash. For the nine months ended September 30, 2006, RedRoller, Inc’s net loss amounted to $6,375,400, inclusive of non-cash adjustments due to depreciation and amortization and stock-based compensation expense of $147,069 and $2,594,765, respectively. Changes in assets and liabilities provided $538,118 in cash.

Net cash flows used in operating activities for the year ended December 31, 2006 were $4,458,810, as compared to net cash used in operating activities of $878,483 for the year ended December 31, 2005. For the year ended December 31, 2006, RedRoller, Inc’s net loss amounted to $8,949,514, which included non-cash adjustments due to depreciation and amortization and stock-based compensation expense of $241,661 and $3,528,252, respectively. For the year ended December 31, 2005, RedRoller’s net loss amounted to $3,354,541, inclusive of non-cash adjustments due to depreciation and amortization of $9,990, stock-based compensation expense of $2,264,985 common stock issued for consulting and compensation services of $139,200 and non-cash interest of $16,715.

Net cash flows used in investing activities for the nine months ended September 30, 2007 were $13,159, as compared to net cash used in investing activities of $1,006,690 for the nine months ended September 30, 2006. For the nine months ended September 30, 2007, RedRoller, Inc. invested $13,159 in the purchase of property and equipment. For the nine months ended September 30, 2006, RedRoller, Inc’s net cash used in investing activities was attributable to purchases of property and equipment of $547,219, and the capitalization of web site costs of $459,471.

Net cash flows used in investing activities for the year ended December 31, 2006 were $1,021,481, as compared to net cash used in investing activities for the year ended December 31, 2005 of $91,745. For the year ended December 31, 2006, RedRoller, Inc’s net cash used in investing activities was attributable to purchases of property and equipment of $562,010, and the capitalization of web site costs of $459,471. For the year ending December 31, 2005, RedRoller, Inc’s net cash used in investing activities was comprised of $73,178 for the purchase of property and equipment and $18,567 for the net payment of costs incurred to acquire TSE.

Net cash flows provided by financing activities amounted to $2,330,010 for the nine months ended September 30, 2007, as compared to net cash provided of $3,728,974 for the nine months ended September 30, 2006. For the nine months ended September 30, 2007, RedRoller, Inc. received proceeds of $596,379 from the sale of shares of Series B(1) Preferred Stock, a net $1,250,000 from the issuances of convertible bridge notes executed in July and August 2007, $500,000 from the issuances of convertible notes, and a net of $200,000 from the issuance of a note. During the nine months ended September 30, 2007, RedRoller, Inc. paid $69,611 in deferred financing fees related to the issuance of convertible bridge notes executed in July and August 2007. For the nine months ended September 30, 2006, RedRoller, Inc. received proceeds of $3,505,893 from the sale of shares of Series A Preferred Stock and $223,081 from the sale of shares of Series B(1) Preferred Stock.

Net cash flows provided by financing activities for the year ended December 31, 2006 was $5,080,227, as compared to net cash provided by financing activities of $1,609,989 for the six months ended December 31, 2005. For the year ended December 31, 2006, net cash provided by financing activities was attributable to the issuances of shares of Series B(1) Preferred Stock and Series A Preferred Stock of  $1,574,334 and $3,505,893, respectively. For the year ended December 31, 2005, net cash provided by financing activities was attributable to proceeds from the issuances of convertible notes of $1,044,989, proceeds from notes of $100,000 and investor deposits of $465,000 related to the issuance of shares of Series A Preferred Stock.

Summary of Critical Accounting Policies and Reliance on Estimates

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to exercise its judgment. We exercise considerable judgment with respect to establishing sound accounting polices and in making estimates and assumptions that affect the reported amounts of our assets and liabilities, our recognition of revenues and expenses, and disclosure of commitments and contingencies at the date of the financial statements.

On an ongoing basis, we evaluate our estimates and judgments. Areas in which we exercise significant judgment include, but are not necessarily limited to, our valuation of accounts receivable, the application of purchase accounting in business combinations, recoverability of long-lived assets, income taxes, equity transactions (compensatory and financing) and contingencies. We have also adopted certain polices with respect to our recognition of revenue that we believe are consistent with the guidance provided under SEC Staff Accounting Bulletin No. 104.

We base our estimates and judgments on a variety of factors including our historical experience, knowledge of our business and industry, current and expected economic conditions, the attributes of our services and products, the regulatory environment, and in certain cases, the results of outside appraisals.. We periodically re-evaluate our estimates and assumptions with respect to these judgments and modify our approach when circumstances indicate that modifications are necessary.

While we believe that the factors we evaluate provide us with a meaningful basis for establishing and applying sound accounting policies, we cannot guarantee that the results will always be accurate. Since the determination of these estimates requires the exercise of judgment, actual results could differ from such estimates.

A description of significant accounting polices that require us to make estimates and assumptions in the preparation of our consolidated financial statements is as follows:

Revenue Recognition and Accounts Receivable

We are a reseller of carrier based shipping services that uses a proprietary internet-based, multi-carrier, integrated pricing comparison and shipping services system that is available at no charge to the end-user. Through our basic software platform, customers can compare pricing established by us from multiple shipping carriers and purchase shipping services, which are then performed directly by the selected carrier following our transmittal of a shipping order to the carrier.

We also install shipping systems software that integrates customers systems with shipping carriers’ software and also provide maintenance of such software.

We apply the revenue recognition principles set forth in SEC Staff Accounting Bulletin, or SAB, 104 “Revenue Recognition,” with respect to all of our revenues. Accordingly, we record revenues when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability of the sale is reasonable assured.

We also evaluate the presentation of revenue on a gross versus net basis through the application of EITF No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent” (“EITF 99-19”). We offer shipping services whereby we act as a reseller in the transaction, passing shipping requests booked by the customer to the relevant carrier provider.  However, we report these revenues gross because, unlike a true agency relationship, we have substantial latitude in setting price, assume the credit risk for the entire amount of the sale, and are separately and solely responsible for the payment of all obligations incurred with the carriers.

We require all of our sales to be supported by evidence of a sale transaction that clearly indicates the selling price to the customer, shipping terms and payment terms. Evidence of an arrangement generally consists of a contract, purchase order or order confirmation approved by the customer.

Customers pay for shipping services prior to the actual shipment of goods, generally when the shipping services are booked.  Revenues resulting from shipping services are recognized at the time in which the transaction is no longer cancelable, which occurs when a computerized label has been ‘scanned’ by a carrier.

Our installation revenues are derived principally from contractual agreements with third parties that provide installation of shipping systems software.  Revenues from contractual arrangements with third parties are recognized as the contracted services are delivered to the end users.  We consider delivery to our customers to have occurred at the time in which installation work is completed and the customer acknowledges its acceptance of the work.

We also provide maintenance contracts on behalf of the manufacturers of the shipping systems software it sells. We offer these contracts as a separately priced product. Revenues from maintenance contracts are recognized ratably over the maintenance period in accordance with the provision of American Institute of Certified Public Accountants “AICPA” Statement of Position SOP 97-2, “Software Revenue Recognition.”

Revenues from the sales of shipping supplies are recognized upon delivery.

A considerable amount of judgment is required to assess the ultimate realization of receivables, including assessing the probability of collection and the current credit worthiness of our clients. Probability of collection is based upon the assessment of the client’s financial condition through the review of its current financial statements or credit reports.

Goodwill and Other Intangible Assets

Intangible assets consist of customer relationships and trade name, both of which are amortized straight-line over the estimated useful lives of the assets. We review the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. With respect to the valuation of our goodwill, we considered a variety of factors including a discounted cash flow forecast to determine the enterprise value of our business using the income approach. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

Income Taxes

We are required to determine the aggregate amount of income tax expense or loss based upon tax statutes in jurisdictions in which we conduct business. In making these estimates, we adjust our results determined in accordance with generally accepted accounting principles for items that are treated differently by the applicable taxing authorities. Deferred tax assets and liabilities, as a result of these differences, are reflected on our balance sheet for temporary differences in loss and credit carryforwards that will reverse in subsequent years. We also establish a valuation allowance against deferred tax assets when it is more likely than not that some or all of the deferred tax assets will not be realized. Valuation allowances are based, in part, on predictions that management must make as to our results in future periods. The outcome of events could differ over time which would require that we make changes in our valuation allowance.

Share Based Payments and Other Equity Transactions

We apply SFAS No. 123R “Share Based Payment.” This statement is a revision of SFAS Statement No. 123, and supersedes APB Opinion No. 25, and its related implementation guidance. SFAS 123R addresses all forms of share based payment (“SBP”) awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest. Under this method of accounting, we are required to estimate the fair value of share based payment that we make to our employees by developing assumptions regarding expected holding terms of stock options, volatility rates, and expectation of forfeitures and future vesting that can significantly impact the amount of compensation cost that we recognize in each reporting period.

We are also required to apply complex accounting principles with respect to accounting for financing transactions that we have consummated in order to finance the growth of our business. These transactions, which generally consist of convertible debt and equity instruments, require us to use significant judgment in order to assess the fair values of these instruments at their dates of issuance, which is critical to making a reasonable presentation of our financing costs and how we finance our business.

Formulating estimates in any of the above areas requires us to exercise significant judgment.  It is at least reasonably possible that the estimates of the effect on the financial statements of a condition, situation, or set of circumstances that existed at the date of the financial statements that we considered in formulating our estimates could change in the near term due to one or more future confirming events.  Accordingly, the actual results regarding estimates of any of the above items as they are presented in the financial statements could differ materially from our estimates.

Recently Issued Accounting Pronouncements

In September 2005, the Financial Accounting Standards Board (“FASB”) ratified EITF Issue No. 05-7, “Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues,” which addresses whether a modification to a conversion option that changes its fair value affects the recognition of interest expense for the associated debt instrument after the modification and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). This issue is effective for future modifications of debt instruments beginning in the first interim or annual reporting period beginning after December 15, 2005. The adoption of this pronouncement did not have a material impact on the accompanying consolidated financial statements.

In September 2005, the FASB also ratified EITF Issue No. 05-8, “Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature,” which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic value of the beneficial conversion feature on the commitment date (which is treated and recorded in stockholder’s equity for book purposes, but as a liability for income tax purposes) and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109, “Accounting for Income Taxes.” This Issue should be applied by retrospective application pursuant to SFAS 154 to all instruments with a beneficial conversion feature accounted for under EITF 00-27 included in financial statements for reporting periods beginning after December 15, 2005. The adoption of this pronouncement did not have a material impact on the accompanying consolidated financial statements because the only beneficial conversion features recorded by us were deemed dividends on preferred shares that are equity instruments for both book and tax purposes.

In June 2006, the EITF reached a consensus on Issue No. 06-3 (“EITF 06-3”), “Disclosure Requirements for Taxes Assessed by a Governmental Authority on Revenue-Producing Transactions.” The consensus allows companies to choose between two acceptable alternatives based on their accounting policies for transactions in which the company collects taxes on behalf of a governmental authority, such as sales taxes. Under the gross method, taxes collected are accounted for as a component of sales revenue with an offsetting expense. Conversely, the net method allows a reduction to sales revenue. If such taxes are reported gross and are significant, companies should disclose the amount of those taxes. The guidance should be applied to financial reports through retrospective application for all periods presented, if amounts are significant, for interim and annual reporting beginning after December 15, 2006. We adopted the provisions of this EITF and account for the collection of sales taxes using the net method. The implementation of EITF 06-3 did not have a material effect on our consolidated financial statements.

In September 2006, the staff of the SEC issued SAB 108 which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement.  SAB 108 became effective in fiscal 2007.  The adoption of this pronouncement did not have a material impact on the accompanying consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”).  SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements.  SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The adoption of SFAS 157 is not expected to have a material effect on our consolidated financial position, results of operations or cash flows.

In November 2006, the EITF reached a final consensus in EITF Issue 06-6 “Debtor’s Accounting for a Modification (or Exchange) of Convertible Debt Instruments” (“EITF 06-6”).  EITF 06-6 addresses the modification of a convertible debt instrument that changes the fair value of an embedded conversion option and the subsequent recognition of interest expense for the associated debt instrument when the modification does not result in a debt extinguishment pursuant to EITF 96-19, “Debtor’s Accounting for a Modification or Exchange of Debt Instruments.”  The consensus should be applied to modifications or exchanges of debt instruments occurring in interim or annual periods beginning after November 29, 2006.  The adoption of this pronouncement did not have an effect on the accompanying consolidated financial statements.

In November 2006, the FASB ratified EITF Issue No. 06-7, “Issuer’s Accounting for a Previously Bifurcated Conversion Option in a Convertible Debt Instrument When the Conversion Option No Longer Meets the Bifurcation Criteria in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities” (“EITF 06-7”). At the time of issuance, an embedded conversion option in a convertible debt instrument may be required to be bifurcated from the debt instrument and accounted for separately by the issuer as a derivative under SFAS 133, based on the application of EITF 00-19. Subsequent to the issuance of the convertible debt, facts may change and cause the embedded conversion option to no longer meet the conditions for separate accounting as a derivative instrument, such as when the bifurcated instrument meets the conditions of EITF 00-19 to be classified in stockholders’ equity. Under EITF 06-7, when an embedded conversion option previously accounted for as a derivative under SFAS 133 no longer meets the bifurcation criteria under that standard, an issuer shall disclose a description of the principal changes causing the embedded conversion option to no longer require bifurcation under SFAS 133 and the amount of the liability for the conversion option reclassified to stockholders’ equity. EITF 06-7 should be applied to all previously bifurcated conversion options in convertible debt instruments that no longer meet the bifurcation criteria in SFAS 133 in interim or annual periods beginning after December 15, 2006, regardless of whether the debt instrument was entered into prior or subsequent to the effective date of EITF 06-7. Earlier application of EITF 06-7 is permitted in periods for which financial statements have not yet been issued. The adoption of this pronouncement did not have an effect on the accompanying consolidated financial statements.

On February 15, 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”).  The guidance in SFAS 159 “allows” reporting entities to “choose” to measure many financial instruments and certain other items at fair value.  The objective underlying the development of this literature is to improve financial reporting by providing reporting entities with the opportunity to reduce volatility in reported earnings that results from measuring related assets and liabilities differently without having to apply complex hedge accounting provisions, using the guidance in SFAS 133, as amended. The provisions of SFAS 159 are applicable to all reporting entities and are effective as of the beginning of the first fiscal year that begins subsequent to November 15, 2007.  The adoption of SFAS 159 is not expected to have a material effect on our consolidated financial position, results of operations or cash flows.

In June 2007, the EITF reached a consensus on EITF Issue No. 06-11, “Accounting for Income Tax Benefits on Dividends on Share-Based Payment Awards” (“EITF 06-11”). EITF 06-11 addresses share-based payment arrangements with dividend protection features that entitle employees to receive (a) dividends on equity-classified nonvested shares, (b) dividend equivalents on equity-classified nonvested share units, or (c) payments equal to the dividends paid on the underlying shares while an equity-classified share option is outstanding, when those dividends or dividend equivalents are charged to retained earnings under SFAS 123R and result in an income tax deduction for the employer. A realized income tax benefit from dividends or dividend equivalents that are charged to retained earnings are paid to employees for equity-classified nonvested shares, nonvested equity share units, and outstanding equity share options should be recognized as an increase in additional paid in capital. The amount recognized in additional paid-in capital for the realized income tax benefit from dividends on those awards should be included in the pool of excess tax benefits available to absorb potential future tax deficiencies on share-based payments. We do not expect the adoption of this pronouncement to have a material impact on our financial position or results of operation.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our consolidated financial statements upon adoption.

DESCRIPTION OF BUSINESS

Overview

We have developed and are a provider of an Internet-based, multi-carrier, integrated  shipping services and pricing comparison system, in beta version, that gives its users the ability to compare shipping services and pricing from multiple parcel carriers and purchase such services over the Internet.  The RedRoller System then communicates a user’s selected service to the carrier electronically, which is then performed directly by the selected carrier.  The RedRoller System is currently being redesigned to enhance its capabilities and support a monthly subscription fee from users.

We believe that the RedRoller System is unique as no web-based, low-cost multi-carrier computerized shipping system like it currently exists that communicates with carriers’ computer systems and completes a full transaction with carriers automatically, prints carrier authorized labels, including legal postage from the United States Postal Service (“USPS”), and actually deploys carrier’s vehicles (when requested by a user) for package pick-up.

Our initial software was released in beta format at no charge to users via www.redroller.com in June 2006. Based in part on feedback from beta customers, the RedRoller System is being substantially redesigned and enhanced to support monthly subscriptions fees from users. We expect to generate revenue from subscription, transaction and/or other fees to users and third-party companies, including the possible sale of supplies and advertising and/or commissions on any associated sales made via click-through marketing.

The RedRoller System

The RedRoller System is designed to allow customers to input as little information as necessary yet receive the maximum number of shipping options and related services available per carrier. In essence, the RedRoller System is intended to provide a fully transparent pricing service with demonstrable cost versus benefits value, and is designed to be both highly usable and, importantly, to save our customers time and money.   Since the RedRoller System is provided under a subscription fee to its customers, we believe that its primary competition is the ostensibly “free” systems provided by the major carriers to their respective customers. While each carrier’s software system provides the ability to order the sponsoring carrier’s shipping services, management believes they were designed to eliminate the possibility of any competitive pricing comparisons and make it difficult for the carrier to be held accountable for shipping performance.

In addition to price comparison functionality, the RedRoller System is designed to incorporate similar functionality to the major carriers’ software platforms, including customer account billing, reporting, carrier performance analysis, spend by type of shipment and other value-added functions.  Once a user enters his/her existing account number of a specific carrier, that contract rate will be displayed alongside other service levels.  For customers without any contract rates, we expect to be able to easily allow customers to set up new contracts with carriers of their choice.  Although we designed the RedRoller System primarily for the Small and Medium Enterprises (“SME”) market and other businesses, our management expects that the RedRoller System can be used by individual users and companies of all sizes.

Traditional multi-carrier computerized shipping systems were developed for large companies to save money and increase efficiency by automatically selecting the best carrier for each shipment.  These enterprise systems are targeted outside of the SME sector and we believe they are cost justified only through the demonstrable return on investment they deliver when installed as integral systems to existing enterprise warehouse and distribution environments. The RedRoller System is designed to provide similar capabilities to users and businesses of all sizes by providing many of the value benefits associated with multi-carrier, behind–the-firewall enterprise computerized shipping systems.

Package Delivery Market Overview

According to the 15th Annual State of Logistics Report, which was sponsored by the Council of Logistics Management, “logistics costs accounted for 8.5% of the gross domestic product in 2004.”1 Companies and consumers in the U.S. spent more than $53 billion shipping parcels in 2004, a category defined by packages weighing between 2 and 70 pounds.2 The Package Delivery Market is largely serviced by four (4) national competitors: United Parcel Service of America, Inc. (“UPS”); FedEx; the USPS; and, over the past several years, DHL. In addition to these four carriers, there are numerous lesser known carriers offering regional and coast-to-coast services at highly competitive prices.

1 The Journal of Commerce, June 14-20, 2004.
2 Direct Communications Group, Alan Robinson, “Competition Within the United States Parcel Delivery Market,” 2003.

The ground parcel sector grew more competitive in the mid-1990’s following FedEx’s entry into this marketplace. FedEx changed its rate structure from a single nationwide rate to a zone rate to better compete with UPS for shorter-distance ground deliveries. UPS, in turn, marketed its next-day service to target FedEx’s core strength. FedEx continues to pursue UPS’s ground shipping business (as evidenced through the purchases of RPS, Inc. and Roberts Express, Inc.). In addition, DHL continues to aggressively target all sectors of its competitors’ package delivery services business since its entry into the U.S. market in 2003 via the acquisition of Airborne Express.

Recently, in an effort to increase revenue from small businesses and consumers, FedEx, UPS and DHL have offered branded retail packaging centers. DHL has retail counters in Office Max stores; FedEx has its own storefronts, as well ones located within their recently acquired Kinko’s locations; and UPS has acquired and re-branded Mail Boxes Etc. stores into UPS stores. These branded locations are part of an increasing effort by the major carriers to capture higher-profit SME customers without having to offer discounts.

DHL is owned by Deutsche Post World Net, which has committed $1.2 billion to its North American operations3, which amount includes a $150 million advertising campaign to further establish its presence in North America.

No private provider of package delivery services provides “universal”, all-encompassing service. Only the USPS delivers parcels everywhere, everyday, with published and uniform tariffs. But the USPS does not have the commercial flexibility of its competitors, as its rates and services are set by the US Postal Rate Commission.

Due to operating differences, private carriers provide varying service and price levels for areas where they maintain a strategic presence. For example, DHL’s ground service commits itself to faster transit times to many points in the Midwest from Chicago than UPS or FedEx but offers lower commitments out of Dallas, where its ground transportation network is limited. This is the reason that a regional shipping company/carrier can provide very competitive rates in certain areas versus others. For example, California Overnight charges $24.47 for delivery of an overnight 10-pound box within California before 10:30 a.m. the next day. For the same package, in the same geographic location, a national carrier’s rates start at $60.99.4 In the aforementioned example, a customer using the RedRoller System would save $25.07, or 53%, on a single transaction.

Internet Comparison Pricing

We believe that the eTravel and eFinance industries have spent substantial amounts educating the public on a common theme: “When businesses compete, you win.” We intend to modify this message to our particular application by conveying a similar notion that competing shipping carriers benefit consumers. We believe that continually increasing competition among shipping carriers will ultimately yield cost savings. Indeed, discount airlines, such as JetBlue and America West, were spawned by the application of new technology (by eTravel Sponsored Services, such as Orbitz and Travelocity) to the airline industry in the late 1990s.

We believe that the Internet allows consumers to reduce inefficiencies in markets that have traditionally been characterized by the presence of large numbers of geographically dispersed buyers and sellers in purchasing decisions that involve information that is not readily available or that change dynamically from day-to-day. We believe that the parcel shipping industry is a textbook example of a concentrated market sector that exhibits such characteristics, especially for SMEs.

Internet and commercial on-line services continue to emerge as significant ways for millions of businesses and individuals to share information and conduct business electronically. We believe a number of important factors have contributed to the growth of the on-line market and the available services that operate using the Internet, including:

▪	the proliferation and declining cost of personal computers;
▪	access to high speed broadband making commercial applications faster, easier and cheaper;
▪	the increased acceptance of the Internet as a means of selling on-line services;
▪	the adoption of on-demand, also referred to as hosted or remotely-hosted, software which can be utilized via the Internet becoming more and more widespread; and
▪	consumers and small businesses becoming comfortable with on-line credit card transactions.

3 Patrick Danner, The Miami Herald, Knight Ridder/Tribune Business News, June 26, 2004.
4 Overnight 10-pound box shipped from Los Angeles (90210) to San Francisco (94080).

Market Opportunity

SMEs spend $39.4 billion per year shipping parcels and mailing letters.5 We believe that businesses that sell products online are those most likely to utilize an on-line shipping system. According to the International Data Center, the number of small businesses that utilize eCommerce has been steadily increasing, and, as a group, they tend to spend more, in general.6 Currently, 22% of small businesses sell products via the Internet, an increase of 14% in the last 18 months. By comparison, SMEs that maintain an e-commerce presence spend an average of $724 per month on shipping, as opposed to a traditional SME that spends only about $407 per month. We estimate that the average SME could save thousands of dollars annually by using the RedRoller System. Given the economies of scale associated therewith, we expect that larger businesses could save even more.

Generally, pricing to ship packages varies depending on service levels. We believe that this variance in pricing and service levels creates a major market opportunity for us, as we display the variances in costs and value for all carriers on one screen. We believe that most businesses simply do not have an easy and efficient way to compare pricing for shipping packages, especially on one screen, and are therefore unaware of the potential savings. For example, depending on the service selected, a shipper can overpay anywhere from $2.56 to $15.01 to ship the same 10-pound package from Stamford, Connecticut, to Boston, Massachusetts, as shown below:

Service Modes and Rates for a 10 Pound Box Sent From Stamford, CT to Boston, MA Residential Delivery.
	Overnight	Overnight	Overnight
Carrier	Morning	By Noon	Afternoon	2 Days	1 - 5 Days
FedEx [1]	$34.51	—	$31.44	$19.75	$7.52

UPS [1]	$34.81	—	$31.72	$19.75	$10.08

DHL	$33.74	$30.24	$25.84	$15.15	$7.73

USPS	—	$45.25	—	$8.50

Eastern Connection	$27.34	—	—	—	—

Maximum Difference	$7.47	$15.01	$5.88	$11.25	$2.56
% Savings	22%	33%	19%	57%	25%
Source: Carriers. Medium Box: 13” x 11” x 2 1/2”. Shipped September 11, 2007.
Note 1: FedEx and UPS are included here as examples of savings and are not currently carriers that are displayed on www.redroller.com.

In the above example, the lowest rates are well distributed across the carriers depending on the service selected. Eastern Connection, a regional carrier, clearly has the best price for “Overnight Morning” service (by 9:00 am), and DHL wins on “Overnight by Noon.” Further, DHL is the lowest-price-provider for “Overnight Afternoon,” but USPS is the cheapest option for “2 Day” delivery.  FedEx provides the best value for “Ground.” Due to geographic proximity, the 1-5 day options above for FedEx, UPS and DHL are all guaranteed to arrive by the end of the next day. This creates an even greater savings opportunity among the next day delivery options. Users can save as much as $27.29 ($7.52 vs. $34.81) if the package can arrive by the next afternoon, rather than before 10:30 a.m.

The above table cannot quantify the value-added aspect of “convenience” to the user of the RedRoller System, and does not include the time and effort saved using the RedRoller System where all of the needed information to select the best value and complete a transaction is available on a single screen and transacted automatically.

Technology Evolution and Enablement

XML (Extensible Markup Language), an Internet-based communications technology standard, has come of age over the last two years and allows inter-operability between computer systems. XML effectively allows disparate computer systems to communicate with each other easily and automatically. As with many proposed “new standards,” XML took many years to become accepted and only over the past year or so have companies started embracing it as the methodology to inter-communicate with systems that interact with their customers. Indeed, the RedRoller System could not have been viable until recently because the carriers themselves did not yet have the expertise (via XML) to connect efficiently to systems such as the RedRoller System. We believe that

5 IDC, “Shipping and Mailing in U.S. Small Businesses,” October 2003.
6 IDC, “Shipping and Mailing in U.S. Small Businesses,” October 2003.

this evolution and recent maturity of the XML technology and serendipitous timing with DHL’s new competitiveness in the U.S. market have combined to make our business opportunity more attractive.

Services-Oriented Architecture

A Services-Oriented Architecture offers the ability to allow authorized third-party companies’ programs or applications to use the RedRoller System’s functionality as part of their own programs or applications. When functionality from a separate program is accessed via a web services protocol, authorized companies will be able to access and use the RedRoller System’s carrier pricing comparison engine and other shipping-oriented functionality. We believe that this development is material for us as it will potentially enable us to:  (i) license to other companies with other types of online applications that involve shipping products; and (ii) license our shipping pricing and services “engine” to online retailers as part of their online sales checkout process to allow customers to select their desired shipping method (and know their cost) and allow retailers/sellers to select a specific mark-up on shipping to reduce the number of ‘shopping cart abandonments’ (typically due to over-inflated shipping charges displayed at the very end of an online sales process). We believe that allowing users to select exactly the carrier and delivery dates desired would also decrease the amount of product support calls and related returns due to shipping issues.

Computerized Shipping Systems

Integrated computerized shipping systems exist for larger businesses with Enterprise Resource Planning (“ERP”) back-end systems and Warehouse Management Systems (“WMS”). These shipping systems integrate with a company’s ERP or WMS system and operate on a customer’s computer system, behind their ‘firewalls.’ Such systems generally range in price from $15,000 to hundreds of thousands of dollars. The only “free” computerized shipping systems available today are offered by the major carriers, such as FedEx and DHL, on their own sites, and those sites only display their owner’s respective rates. These “free” computerized shipping systems are offered by major carriers for their own services and often bear considerable hidden costs, commonly referred to as “accessorial” charges. Importantly, a “free” website made available by a major carrier typically takes away freedom of choice by providing only rates and services provided by the major carrier that provided the software system itself. While web-based rate comparison systems exist, they do not: (i) integrate with major carriers; (ii) have the ability to enable actual package shipping, as they are not designed for that purpose; or (iii) allow the user to print authorized computerized bar coded package labels directly from their desktop or work area.

As would be expected, small businesses and consumers will typically purchase shipping services directly from a major carrier using their ostensibly “free” systems. The trade-off, however, is that pricing comparisons are not possible from any “free” carrier-based system. With the explosion of eCommerce and the reliance on just-in-time delivery of goods, we believe there is a significant need for an easy-to-use, multi-carrier integrated pricing comparison shipping system made available with no upfront costs and a very low monthly subscription fee.

Value Proposition

We aim to provide value to our customers through user convenience and a reduction in shipping costs by providing comparison of a selection of various carriers’ parcel shipping services and pricing. A poll conducted by the Forrester Group of almost 6,000 on-line shoppers revealed that 82% of respondents view “shipping costs” as important to their buying decision.7 Individual carrier software systems do not provide multi-carrier capabilities and commercial, third-party computerized shipping systems are, our management believes, too expensive for SMEs to be utilized in a typical SME environment. The RedRoller System is designed for businesses as an on-demand service and only requires a web-browser and printer to utilize, yet provides many of the value benefits associated with expensive computerized shipping systems.

We aim to provide added value through:

Competitive Services and Pricing Comparisons.  Using the RedRoller System, customers can select and search multiple carriers while the RedRoller System automatically evaluates, compares and displays the customer’s pricing (for that carrier), specifies service levels, and enables users to select the best “value,” based upon the user’s delivery time versus cost requirements. We believe that these comparisons can exhibit significant cost differentials as each carrier typically has a specific niche service in which it is more competitive. UPS is known to be competitive on ground shipments, while the USPS is more competitive on lighter weight and residential packages. FedEx, on the other hand, is usually more competitive on national overnight shipments, while DHL offers significant discounts to acquire customers. Depending on the specific size, weight, delivery region and desired service, any one of the major carriers or even a regional carrier might have the best price. In Computerized Shipping Systems: Increasing Profit and Productivity Through Technology, the author (Mark Taylor, our

7 Internetnews.com, Jupitermedia Corp., “Free Delivery Here to Stay, Research Firm Says,” January 4, 2000.

Chief Logistics Officer), states that “in fact, more than 70% of shippers overpay anywhere from 20% to 80% by not comparing services and rates.”8

Competitive Service Shopping.  Carriers have developed company specific, often confusing “jargon” that leads the customer to sometimes select an unnecessary service associated with the actual service level required. We believe that the RedRoller System will save its customers money through its method of evaluating and comparing various carriers’ service offerings. Major carriers’ shipping terms, such as “Next Day,” “Next Day Early Morning,” “Standard Overnight,” “Priority Overnight,” “First Overnight,” “Next Day Air Saver,” refer to various carrier services that will generally have a package delivered within the same small hourly window, if not earlier than a premium priced service. We believe that this carrier jargon often causes confusion, and the customer may make a buying decision based upon the term itself, not necessarily the required level of delivery “urgency.”  We believe that the RedRoller System will enable customers to price and compare a carrier’s service based on a wide range of parameters, including the day and time of delivery. These choices include delivery time, day of week and cost – all in common language that is easy to understand. As a quick comparison, a 15 pound package shipped from New York City to Los Angeles will display a price range between $62.04 and $117.81,9 all of which are next day services. An unaware customer looking for overnight service could easily have chosen the premium choice and paid in excess of $50.00 more for a service level that was unnecessary.

Reporting.  We provide a consolidated reporting module for retrieval of historical customer shipment archives, profiles and tracking information, regardless of which carrier was selected at the time of shipment. This reporting functionality provides specific information as to type of service selected, time of delivery, cost of shipment and size and quantity of packages. We believe that this functionality, which we expect to enhance continuously, is valuable for users to improve service levels to their customers and provide the basis for carrier performance auditing.

Reduction of Carrier Accessorial Charges.  A significant portion of package shipping costs for businesses, especially SMEs, is what is known in the industry as “accessorial charges,” which represent an increasing source of revenue for the carriers but increase costs for businesses. These charges are billed to the customer for “accessories,” of which the customer may not be aware. We believe that charges for address corrections, residential deliveries, deliveries to remote and rural areas, invalid account numbers, and other charges, can add substantially to the price initially quoted. Management believes that many carriers purposefully hide surcharges, which are added to the total invoice after the fact but are not included in the base price that was quoted.

We expect to address this problem by substantially reducing input errors and notifying consumers of accessorial fees before they commit to the charges. We believe that this value-added benefit, inherent in the RedRoller System, will significantly reduce accessorial charges that might otherwise have been unknowingly incurred by the user.

Sales and Marketing Overview and Methodology

SMEs, our primary target market, comprise almost half of the total package delivery market. There are approximately 7.9 million small businesses that spend approximately $24 billion on overnight and ground delivery services.10  According to International Data Corp. (“IDC”), each SME spends about $407 per month, of which $240 is ground delivery and $170 is overnight delivery. SMEs engaged in e-commerce tend to spend considerably more on shipping. Small firms selling on-line spend an average of $724 per month on shipping, of which $394 is ground delivery and $330 is overnight.

Our secondary business market is larger companies (defined as all businesses that do not have an ‘enterprise’ computerized shipping system), of which we estimate there are more than one million in the U.S.

The size of the major international markets (U.S. to the European Union (“EU”), intra-EU, EU to Asia and intra-Asia) is substantial and we intend, as soon as is practicable commencing in 2008, to establish ourself in one or more of these markets, through strategic partners or directly as necessary, which we believe will minimize the potential emergence of international competitors.

Our marketing strategy is focused on building awareness and interest in our company and the RedRoller System through multi-channel marketing programs targeting SMEs beginning in the first quarter of 2008. We expect that marketing programs will include public relations outreach, paid search engine marketing (SEM) with companies such as Google, Yahoo!, MSN and other

8 Mark A. Taylor, Computerized Shipping Systems: Increasing Profit and Productivity Through Technology, Michigan: Angelico and Taylor, Inc., 2000, p.86.
9 15 pound package shipped from New York City (10028) to Los Angeles (90012).
10 IDC, “Shipping and Mailing in U.S. Small Businesses,” October 2003.

search engines, natural search optimization (SEO) and co-marketing alliances with companies that can extend our reach into the SME markets. We intend to offer a ‘free trial’ subscription offer for site visitors and will seek to convert trial customers to paid customers during the free trial period.  Conversion marketing (visitor-to-trial customer and trial customer-to-paying customer conversion) will also play an important role in our customer acquisition strategy.  We also intend to test direct marketing, print advertising and telemarketing programs.

We also intend to actively pursue the formation of strategic partnerships to begin positioning our services to companies that may benefit from adding value by allowing their customers to select a desired shipping carrier (and related cost) directly in real time as part of the online checkout process and to other companies with other types of online applications that involve shipping products.

With the introduction of international shipping functionality in 2008, we intend to begin to expand our activities internationally, either through partnerships and/or joint ventures or directly by international representatives.

Barriers to Entry

We believe that the introduction of our subscription based model will create a “first mover” advantage with substantial competitive barriers to entry for anyone attempting to provide a similar service.

The RedRoller System. We believe that, in order for a competitor to emerge, it must develop a competitive model and build a complex system based upon underlying middleware software systems obtained through in-house development, acquisition, or source code license (of an existing computerized shipping system). Based on the time, money, experience and effort required, we estimate that it would take an experienced and focused software team approximately one to two years to build a multi-carrier software system (obviously excluding any single carrier system), that prints bar-coded authorized carrier labels. This also assumes a company could gain approval to print legal postage from the USPS via one of the three entities authorized by the USPS.  We believe that the barrier to acquisition of a similar technology would also include the time and expense of purchasing a computerized shipping system company with a behind–the-firewall system, converting it to a web-based system and then offering it for far less than their existing system.

USPS and PSI Systems, Inc., providers of Endicia® Internet Postage. The USPS is one of four major competitors in the Package Delivery Market. Only three companies are authorized to legally print USPS postage labels: Pitney Bowes, PSI Systems, Inc., providers of Endicia® Internet Postage which was recently acquired by Newell Rubbermaid Inc. (which also owns DYMO Corporation), and Stamps.com. We have a relationship with Endicia dating from our beginnings, and, under a renewable three-year agreement, Endicia’s system provides us with USPS shipping labels. In addition, we have met with the Postmaster General and are engaged in preliminary discussions with the USPS regarding its support for our website.

Competition

We believe that our main competition at this time is multi-carrier shipping software that is available for sale by large companies, which typically requires consultants to integrate a computerized shipping system with a company’s back-end computer system.

The major carriers offer their own free Internet systems that display only their pricing. We believe that few customers realize that these carrier-specific systems inhibit an individual’s ability to compare rate pricing and service levels. We believe that virtually all Internet carrier-based ordering systems are designed to entangle the customer electronically to generate additional margin for the carrier and promote fees that maximize revenues to the carrier instead of the customer. We believe that these systems also lack any pricing or value comparison to other carriers’ systems. Based on our feedback from beta customers, we believe that SMEs are price sensitive and typically do not have the technical expertise to set up a computerized shipping system that integrates with their back-end computer system.

The two largest companies offering computerized shipping systems are Pitney Bowes (NYSE: PBI) and Kewill (London: KWL). Both companies claim to be market leaders, and we currently anticipate that  neither company would likely change its business model from selling large software licenses with recurring annual support fees to offering a free Internet-based solution like the RedRoller System.

Intellectual Property

We have no issued patents.  As of the date of this prospectus, we have filed for one patent and we intend to periodically review the RedRoller System and may apply for additional patents as appropriate.  We have registered trademarks for “RedRoller”, “Compare, Ship and Save” (pending, published for opposition), and “Shipping 2.0” (pending, published for opposition).

We rely upon copyrights, trademarks, trade secrets, confidentiality agreements, proprietary know-how and continuing technological innovation to remain competitive. We require all employees and consultants to execute a non-disclosure, non-compete and technology transfer agreement upon hire.

Employees

We have 19 full-time employees. None of our employees are represented by a labor union and we believe that our relations with our employees are good. We also utilize a number of consultants to assist with research and development and commercialization activities. We believe that our future success will depend in part on our continued ability to attract, hire and retain qualified personnel.

Facilities

Our headquarters, located in Stamford, Connecticut, consists of approximately 6,400 square feet of office space that we lease at the current rate of $111,000 per annum under a three-year lease agreement that currently runs through October of 2010.

TSE’s headquarters, located in Plymouth, Michigan, consists of approximately 1,368 square feet of office space that TSE leases at the current rate of $12,000 per annum under a one-year lease agreement that currently runs through July of 2008.

Legal Proceedings

From time to time we may be named in claims arising in the ordinary course of business. Currently, no legal proceedings, government actions, administrative actions, investigations or claims are pending against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.

We anticipate that we will expend significant financial and managerial resources to the defense of our intellectual property rights in the future if we believe that our rights have been violated.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Name	Age	Position
William J. Van Wyck	41	President, Chief Executive Officer and Director
Robert J. Crowell	56	Chairman of the Board of Directors
Terrance Quinn	50	Director
Ronald V. Rose	56	Director
T. Kendall Hunt	64	Director
John P. Pavia	44	Director
Jason T. Ordway	33	Chief Information Officer and Secretary
Richard Turcott, Jr.	40	Chief Marketing Officer
Mark A. Taylor	51	Chief Logistics Officer
C. Andrew Brooks	34	Executive Vice President, Assistant Secretary and Treasurer

Our directors hold office for one-year terms and until their successors have been elected and qualified. Our officers are elected by the board of directors and serve at the discretion of the board.

Biographies

William J. Van Wyck, President, Chief Executive Officer, Director.  Mr. Van Wyck has served as the President, Chief, Executive Officer and Director of RedRoller, Inc. since its inception and was appointed as our President, Chief Executive Officer and Director in connection with the closing of the Merger. Prior to founding RedRoller, Inc., Mr. Van Wyck co-founded in 1990 Computer Specialties, Inc. (“CSI”), a Northeast-based computer and network systems integrator. CSI was profitable from inception through the time it was acquired by Elcom International, Inc. (“Elcom”) in October 1994. Mr. Van Wyck retired from Elcom in 1996 to complete the first global circumnavigation to be tracked virtually over the Internet via www.outofbounds.com, a companion website implemented by Mr. Van Wyck.  From 1999 through spring of 2003, Mr. Van Wyck was President and CEO of the Hearth Kitchen Company (“HKC”), where he introduced a patented kitchen oven device in the kitchen products industry. Mr. Van Wyck expanded HKC from concept through several financing rounds and implemented national marketing and distribution. During 2003, Mr. Van Wyck positioned new management and resigned to develop the RedRoller System.

Robert J. Crowell, Chairman of the Board of Directors.  Mr. Crowell has served as Chairman of the Board Directors of RedRoller, Inc. since March 2005, and was appointed as the Chairman of our Board of Directors in connection with the closing of the Merger. Mr. Crowell is also the founder of Elcom International, Inc., a Massachusetts-based eCommerce company which became publicly held in 1995. He served as the Chairman of the Board of Directors and Chief Executive Officer of Elcom since its inception in 1992. Mr. Crowell stepped down as CEO on December 20, 2005 and resigned as Chairman in April 2006, which allowed him to devote significantly more of his time to RedRoller, Inc. Since 1977 prior to Elcom, Mr. Crowell founded and managed several companies in the PC and technology industries. From May 1990 to April 1992, Mr. Crowell was the Chairman, and, from May 1990 to January 1992, he was also Chief Executive Officer of JWP Information Services, Inc., a subsidiary of JWP INC. (“JWP”), which, with three foreign subsidiaries, generated approximately $1.4 billion in 1992 revenues.  From 1983 to 1990, Mr. Crowell was the Chairman and Chief Executive Officer of NEECO, Inc. (“NEECO”), a publicly held national PC remarketer, which was acquired by JWP (forming JWP Information Services, Inc.) in May 1990 for approximately $100 million.  From 1977 to 1983, Mr. Crowell founded and managed New England Electronics Co., Inc. (which was renamed NEECO and became a public company in 1986) and Microamerica Distributing Co., Inc. (“Microamerica”), a PC products distributor which Mr. Crowell founded in 1979 as a subsidiary of NEECO. Microamerica was sold to AGS Software, which in turn was purchased by NYNEX. Microamerica was spun off and subsequently merged with Softsel to form Merisel, a PC products distributor. Mr. Crowell also founded Professional Software, Inc. in 1980, a PC-based word processing and database software company which was sold in 1986.  Mr. Crowell holds a Magna Cum Laude Bachelor of Science degree in Accounting from the University of Massachusetts and is a Vietnam veteran.

Jason T. Ordway, Chief Information Officer and Secretary.  Mr. Ordway has served as the Chief Information Officer and Secretary of RedRoller, Inc. since March, 2005 and was appointed as our Chief Information Officer and Secretary in connection with the closing of the Merger.  Mr. Ordway previously worked for JPMorgan Chase & Co., where he managed the merger integration technology team. Mr. Ordway was also previously the Vice President of Technology for Weightwatchers.com, where he built a global weight loss program online for the Weight Watchers brand. During his tenure, Mr. Ordway created and operated the premier destination for a subscription-based weight loss site, including management responsibility for a staff of 42 technology resources for building and supporting the effort. Mr. Ordway also built the website and IT infrastructure for Outpost.com. Other technology management positions held by Mr. Ordway include CNN Financial News (cnnfn.com), Outpost.com, and Y&R New York, where Mr. Ordway consulted for 7up.com, Dr. Pepper.com, CBS.com, Healthfront.net and GoArmy.com. Mr. Ordway holds a Bachelor of Arts degree in Communications from Loyola College in Baltimore, MD.

Richard Turcott, Chief Marketing Officer. Mr. Turcott  has served as the Chief Marketing Officer of RedRoller, Inc. since August, 2007 and was appointed as our Chief Marketing Officer in connection with the closing of the Merger.  Mr. Turcott is responsible for the Company’s overall marketing strategy including customer acquisition, customer retention and brand development.  Mr. Turcott’s last major position was as the Chief Marketing Officer of Constant Contact, the world’s leading e-mail marketing company. In this position, he created the marketing strategy, programs and team that grew the company from 25,000 to 95,000 small business customers in less than two years. In 1997, Mr. Turcott was hired as an original member of the Lycos, Inc. product marketing team, and later became Director of Direct Marketing, Loyalty & Retention Programs.  He designed and launched the "Lycos Rewards" program that attracted over 40,000 subscribers in 12 months. Mr. Turcott has also held Vice President of Marketing positions at Genesys Conferencing and M/C Communications, LLC. Mr. Turcott holds a Bachelor of Arts degree in Business Management from Assumption College and an MBA from Northeastern University.

Mark A. Taylor, Chief Logistics Officer. Mr. Taylor has served as the Chief Logistics Officer for RedRoller, Inc. since 2005 and was appointed as our Chief Logistics Officer in connection with the closing of the Merger.  Mr. Taylor is one of the nation’s leading authorities on utilizing technology to increase productivity in shipping and mailroom operations, with three decades of experience consulting for hundreds of organizations. Mr. Taylor is the founder of Taylor Systems Engineering Corporation and the author of two books on the subject of computerized shipping systems. Mr. Taylor is also a frequent contributor to numerous industry publications. Mr. Taylor is often a speaker at major industry events, including Frontline Solutions, Parcel Shipping and Distribution Expo, the National Conference on Operations & Fulfillment, the National Postal Forum, Council of Logistics Management and the Parcel Logistics Expo. Mr. Taylor writes a monthly column for Parcel Shipping & Distribution magazine and has input to certain news media vehicles, including the New York Times and ABC News, where he was featured as a ‘shipping authority’ informing viewers on the best way to ship packages. In December 2005, Mr. Taylor was named a Distinguished Logistics Professional by the American Society of Transportation and Logistics. Mr. Taylor is a member of the International Council on Systems Engineering, the Council of Logistics Management and The Executive Committee. Mr. Taylor holds a Bachelor of Science degree in Management and Computers from William James College and received his MBA from the University of Phoenix. Mr. Taylor is also a part-time professor at Rushmore University.

C. Andrew Brooks, Executive Vice President, Treasurer, Assistant Secretary. Mr. Brooks has served as the Executive Vice President, Assistant Secretary and Treasurer of RedRoller, Inc. since October, 2005 and was appointed as our Executive Vice President and Treasurer in connection with the closing of the Merger. Mr. Brooks is responsible for operations and strategic and affiliate partner relationships for our business. Mr. Brooks joined the Company from The Nasdaq Stock Market, Inc., where he worked as a Managing Director in the business development group and built NASDAQ’s program for outreach to the venture capital and private equity investment communities. Prior to NASDAQ, Mr. Brooks spent five years as an Associate with Crescendo Venture Management, LLC in Palo Alto, CA. Mr. Brooks began his career as a financial reporter for Bloomberg News and later as a research associate on J.P. Morgan’s communications equipment equity research team. Mr. Brooks holds a Bachelor of Arts degree in English literature from Columbia University.

Terrance Quinn, Director. Mr. Quinn has served as a Director of RedRoller, Inc. since August, 2005 and was appointed as a member of our Board of Directors in connection with the closing of the Merger.  Mr. Quinn has more than 25 years of experience in developing operations and sales capabilities for companies. Mr. Quinn is a partner with F&S Oil Company where he has overseen operations and sales since 2004.  In February 2007, Mr. Quinn co-founded CT Bio Energy a producer of Biodiesel, a renewable fuel.  In 1990, Mr. Quinn founded CSI with Mr. Van Wyck. From 1990 to 1994 and from 1994 to 1998, he managed direct sales of over $1 billion of personal computers and related services for CSI and then Elcom.  After retiring from Elcom in 1998 he co-founded Connecticut Sports Institute, LLC, a baseball training facility and in 2000 founded QS Consulting, Inc., a business consulting firm.  Mr. Quinn holds a Bachelor of Economics Degree from Eastern Connecticut State University.

Ronald Rose, Director. Mr. Rose was appointed as a member of our Board of Directors in connection with the closing of the Merger.  Mr. Rose serves as the Chief Information Officer of priceline.com. Prior to joining priceline.com in March of 1999, he was Chief Technology Officer for Standard & Poor’s (“S&P”) Retail Markets and led the development of many of that company’s Internet initiatives, including Xpresso, which is the leading JAVA financial desktop application. Before joining S&P, Mr. Rose led two successful technology startups that focused on telecommunications and technology consulting. Mr. Rose has also been a technology consultant and began his career with Delta Air Lines focusing on transaction systems. Mr. Rose holds a Bachelor of Science degree from Tulane University and the University of Aberdeen Scotland. He received a Masters of Science in Information Technology from the Georgia Institute of Technology.

T. Kendall Hunt, Director. Mr. Hunt was appointed to our Board of Directors in December 2007. Ken is Founder, Chairman of the Board and Chief Executive Officer of VASCO Data Security International, Inc. (Nasdaq: vdsi).   VASCO is an international organization, doing business in over 110 countries that develops and sells strong authentication products used to protect users doing on-line transactions over the Internet.  VASCO’s most significant market is banking and finance with over 950 of the world’s leading financial institutions as customers.  Total customer count, including healthcare, businesses of all types, government, Internet commerce and others, exceeds 6,000.  He is also affiliated with several high-tech early-stage companies, serving as a member of their Board of Directors.  Ken is President of the Belgian Business Club of Chicago, and a member of The Economic Club of Chicago.  Additionally, he is on the Advisory Board for the Posse Foundation, an organization dedicated to providing full college scholarships to urban minority youth leaders through its partnerships with elite universities across the U. S.  He holds an MBA from Pepperdine University, Malibu, California, and a BBA from the University of Miami, Florida.

John P. Pavia, Director.  Mr. Pavia was appointed to our Board of Directors in December 2007. Mr. Pavia most recently was Vice President, Deputy General Counsel and Assistant Secretary for R.R. Donnelley & Sons Company.  Prior to that position he was the Senior Vice President of The Innovation Group/Huon Corporation where he served as the senior executive for operations and chief legal officer.  Before that assignment, Mr. Pavia was a principal with Levy & Droney, P.C., a legal firm focusing on mid-sized businesses where he was responsible for providing clients with legal advocacy on corporate and commercial matters. Prior to that position, he was the Assistant District Attorney for the King’s County District Attorney’s office in Brooklyn, New York.  Before that position, Mr. Pavia was an associate with Kelley Drye & Warren, where he provided legal services to the firm’s clients. Mr. Pavia is an Adjunct Professor of Law at Quinnipiac University School of Law and holds Juris Doctor Degree from the American University School of Law in Washington D.C. and a Bachelor’s Degree in history from Duquesne University.

There are no family relationships among our directors and executive officers.

Board Committees

Audit Committee

We have established an audit committee of the board of directors which consists of Messrs. Quinn (Chairman), Pavia and Crowell.  Each of Messrs. Crowell, Quinn and Pavia qualify as a qualified financial expert as defined in Item 407(d)(5)(ii) of Regulation S-B. The audit committee’s duties are to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by our internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee shall at all times be composed exclusively of directors who are, in the opinion of our board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee

We have established a compensation committee of the board of directors which consists of Messrs. Rose (Chairman) and Quinn. The compensation committee reviews and approves our salary and benefits policies, including compensation of executive officers. The compensation committee also administers our stock option plans and recommends and approves grants of stock options under such plans.

Nominating and Governance Committee

We have established a nominating and governance committee of the board of directors which consists of Messrs. Crowell (Chairman), Quinn and Rose. The nominating and governance committee identifies individuals and recommends nominees qualified to become members of our board of directors and its various committees.  The nominating and governance committee also develops and assists in the implementation of corporate governance principles applicable to our company and oversees matters of corporate governance, including an annual evaluation of our board of directors’ performance and assignment and rotation of board committee members.

Board Independence

We are not currently listed on any national securities exchange or in an inter-dealer quotation system that has a requirement that the Board of Directors be independent. However, in evaluating the independence of its members and the composition of the committees of the Board of Directors, the Board utilizes the definition of “independence” as that term is defined by applicable listing standards of the Nasdaq Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

The Board of Directors expects to continue to evaluate its independence standards and whether and to what extent the composition of the Board and its committees meets those standards. We intend to appoint such persons to the Board and committees of the Board as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange. Therefore, we intend that a majority of our directors will be independent directors of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-B, as promulgated by the SEC.

We believe that Messrs. Rose, Quinn, Hunt, Pavia each qualifies as an “independent” director as that term is defined by applicable listing standards of the NASDAQ Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.  The Board has determined Messrs. Van Wyck and Crowell are not independent as a result of their employment relationship with the Company.

Board Observers

In connection with the closing of the Private Placement, Joseph Gunnar & Go. LLC (“JGUN”), the placement agent for the Private Placement, was given the right to appoint one observer to our Board of Directors.  JGUN’s board observer rights terminate on November 13, 2009. At present, Stephan Stein, the Chief Operating Officer of JGUN, serves as JGUN’s appointed observer to our Board of Directors.  Both JGUN and Mr. Stein have executed a confidentiality agreement in favor of the Company in connection with Mr. Stein’s role as observer.

Code of Ethics

In connection with the closing of the Merger, we adopted a code of ethics that applies to our officers, directors and employees, including our Chief Executive Officer.  We believe that the code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Director Compensation

We do not currently compensate our directors for acting as such, although we may do so in the future, including with cash or equity. We reimburse our directors for reasonable expenses incurred in connection with their service as directors. During 2006, none of our directors received any compensation from the Company for acting as such.

EXECUTIVE COMPENSATION

Summary Compensation table

The table below sets forth, for 2005 and 2006, certain information about the compensation paid, earned or accrued by our Chief Executive Officer and all other executive officers who received annual remuneration in excess of $100,000 during the fiscal year ended December 31, 2006 (the “Named Executive Officers”).  Each of the Named Executive Officers is entitled to certain payments in connection with resignation, retirement or other termination, or a change in control as described more fully under the heading “Employment Agreements with Executive Officers.”
Name and Principal Position	Year	Annual Salary ($)	Bonus ($)	Option Awards ($)	Other Compensation ($)	Total ($)
William Van Wyck President; Chief Executive Officer	2005 2006	$112,000 $253,710(1)	— —	— —	— —	$112,000 $253,710(1)
Robert J. Crowell Chairman of the Board of Directors	2005 2006	$0 $147,000	— —	$1,541,096 —	— —	$1,541,096 $147,000
Mark Taylor Chief Logistics Officer	2005 2006	$0 $248,797	— —	$114,224 $8,327	— —	$114,224 $257,124
C. Andrew Brooks Executive Vice President, Assistant Secretary and Treasurer	2005 2006	$10,000 $157,753	— —	— $433,460	— —	$10,000 $591,213
Jason Ordway Chief Information Officer	2005 2006	$10,000 $152,100	— —	— $705,650	— —	$10,000 $857,750

(a)
The Company accounts for its issuances of stock-based compensation to non-employees for services using the measurement date guidelines enumerated in SFAS 123R and EITF 96-18. Accordingly, the value of any awards that were vested and non forfeitable at their date of issuance were measured based on the fair value of the equity instruments at the date of issuance. The non-vested portion of awards that are subject to the future performance of the counterparty are adjusted at each reporting date to their fair values based upon the then current market value of the Company’s stock and other assumptions that management believes are reasonable. The Company believes that the fair value of the stock options issued to non-employees is more reliably measurable than the fair value of the services rendered. The fair value of the stock options granted was calculated using the Black-Scholes option pricing model as prescribed by SFAS 123R.

(1)	Includes $60,000 payment for accrued salary balance as of December 31, 2005.

Outstanding Equity Awards at Fiscal Year-End (1)

As of December 31, 2006, the following outstanding equity awards were held by the following Named Executive Officers:

Name	Number of Securities Subject to Unexercised Options (Vested)	Number of Securities Subject to Unexercised Options (Unvested)	Option Exercise Price ($)	Option Expiration Date
William Van Wyck President; Chief Executive Officer	—	—	—	—
Robert J. Crowell Chairman of the Board of Directors	1,585,000	0	$0.15	March 30, 2015
Mark Taylor Chief Logistics Officer	78,972 33,500 4,600	0 0 0	$0.15	June 30, 2015 December 15, 2015 November 22, 2016

C. Andrew Brooks Executive Vice President, Assistant Secretary and Treasurer	325,000	0	$0.15	April 7, 2016
Jason Ordway Chief Information Officer	550,000	0	$0.15	April 7, 2016

(1)
Option numbers and exercise prices are presented as of December 31, 2006 and, accordingly, do not reflect the effect of the Merger.  In connection with the Merger, the options set forth on this table were converted into options to purchase shares of our common stock using the same exchange ratio applied to convert the shares of common stock of RedRoller, Inc. into shares of our common stock in the Merger.

2007 Stock Option and Stock Incentive Plan

We have adopted a 2007 Stock Option and Stock Incentive Plan (the “2007 Plan”) that provides for the grant of stock options to purchase up to 5,698,823 shares of our common stock to directors, officers, consultants, advisors and employees who are in a position to make a significant contribution to the Company. Under the 2007 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code and non-qualified stock options and restricted stock. The 2007 Plan is administered by our Board of Directors. As of January 10, 2008, there were outstanding options to purchase 3,311,310 shares of our common stock under the 2007 Plan.

Stock Options Issued Outside of 2007 Stock Option and Stock Incentive Plan

As of January 10, 2008, there were outstanding options to purchase 5,216,121 shares of our common stock issued outside of the 2007 Plan.

Employment Agreements with Executive Officers

We have entered into employment agreements with Messrs. Van Wyck, Crowell, Turcott, Brooks, Ordway and Taylor.

We are party to an employment agreement, dated July 11, 2007, with William Van Wyck to serve as our President and Chief Executive Officer, pursuant to which Mr. Van Wyck is entitled to receive an annual base salary of $220,000.  The agreement’s initial term expires on July 11, 2010 and shall then automatically renew for additional two-year periods unless we notify Mr. Van Wyck in writing within 30 days after the date which is one year prior to the then current employment period that we do not wish to renew Mr. Van Wyck’s contract.  On an annual basis, during the first 120 days of the fiscal year (following the preparation of our annual financial statements), our board of directors (with Mr. Van Wyck abstaining) will review and may increase, but not decrease, Mr. Van Wyck’s base salary and benefits based upon Mr. Van Wyck’s performance, the results of our operations and other relevant or associated factors.  The agreement contains covenants not to compete during the term of Mr. Van Wyck’s employment and generally for five years thereafter.  The agreement also provides for a quarterly bonus of $15,000 based on written performance objectives defined by our board of directors or a committee thereof.  In the event that Mr. Van Wyck’s employment is terminated by us without cause (as defined in the agreement) or Mr. Van Wyck resigns his employment for good reason upon a change of control (as such terms are defined in the agreement), (i) Mr. Van Wyck will receive a severance payment equal to three times his then annual base salary with 50% of such severance payment being paid promptly in a lump sum and the remaining 50% of such severance payment being payable in 12 equal monthly installments, without interest, (ii) all stock options to purchase shares of our common stock owned by Mr. Van Wyck shall become immediately vested and exercisable for up to the longer of five years after the termination of Mr. Van Wyck’s employment or the remainder of the stock option period provided for in the 2007 Plan, and (iii) for a five year period after the termination of Mr. Van Wyck’s employment, Mr. Van Wyck shall be entitled to insurance benefits continuation.

We are a party to an employment agreement, dated July 11, 2007, with Robert J. Crowell to serve as the Chairman of our board of directors, pursuant to which Mr. Crowell is entitled to receive an annual salary of $140,000.  The agreement’s initial term expires on July 11, 2010 and shall then automatically renew for additional two-year periods unless we notify Mr. Crowell in writing within 30 days after the date which is one year prior to the then current employment period that we do not wish to renew Mr. Crowell’s contract.  On an annual basis, during the first 120 days of the fiscal year (following the preparation of our annual financial statements), our board of directors (with Mr. Crowell abstaining) will review and may increase, but not decrease, Mr. Crowell’s base salary and benefits based upon Mr. Crowell’s performance, the results of our operations and other relevant or associated factors.  The agreement contains covenants not to compete during the term of Mr. Crowell’s employment and generally for five years thereafter.  In the event that Mr. Crowell’s employment is terminated by us without cause (as defined in the agreement) or Mr. Crowell resigns his employment for good reason upon a change of control (as such terms are defined in the agreement), (i) Mr. Crowell will receive a severance payment equal to three times (with such multiple increasing by 50% for each year of Mr. Crowell’s service under the agreement) his then annual base salary with 50% of such severance payment being paid promptly in a lump sum and the remaining 50% of such severance payment being payable in 12 equal monthly installments, without interest, (ii) all stock options to purchase shares of our common stock owned by Mr. Crowell shall become immediately vested and exercisable for up to the longer of five years after the termination of Mr. Crowell’s employment or the remainder of the stock option period provided for in the 2007 Plan, and (iii) for a five year period after the termination of Mr. Crowell’s employment, Mr. Crowell shall be entitled to insurance benefits continuation.

We are a party to an employment agreement, dated August 1, 2007, with C. Andrew Brooks to serve as our Executive Vice President, pursuant to which Mr. Brooks is entitled to receive an annual salary of $180,000.  The agreement’s initial term expires on August 1, 2010 and shall then automatically renew for additional one-year periods unless we notify Mr. Brooks in writing within 30 days after the date which is one year prior to the then current employment period that we do not wish to renew Mr. Brooks’s contract.  On an annual basis, during the first 120 days of the fiscal year (following the preparation of our annual financial statements), our board of directors will review and may increase, but not decrease, Mr. Brooks’s base salary and benefits based upon Mr. Brooks’s performance, the results of our operations and other relevant or associated factors.  The agreement contains covenants not to compete during the term of Mr. Brooks’s employment and generally for two years thereafter.  The agreement also provides for a minimum quarterly bonus of $10,000 based on written performance objectives defined by our Board of Directors or a committee thereof.  In the event that Mr. Brooks’s employment is terminated by us without cause (as defined in the agreement) or Mr. Brooks resigns his employment for good reason upon a change of control (as such terms are defined in the agreement), (i) Mr. Brooks will receive a severance payment equal to two times (with such multiple increasing by 50% for each year of Mr. Brooks’s service under the agreement) his then annual base salary with 50% of such severance payment being paid promptly in a lump sum and the remaining 50% of such severance payment being payable in 12 equal monthly installments, without interest, (ii) all stock options to purchase shares of our common stock owned by Mr. Brooks shall become immediately vested and exercisable for up to the longer of five years after the termination of Mr. Brooks’s employment or the remainder of the stock option period provided for in the 2007 Plan, and (iii) for a five year period after the termination of Mr. Brooks’s employment, Mr. Brooks shall be entitled to insurance benefits continuation.

We are a party to an employment agreement, dated July 11, 2007, with Jason Ordway to serve as our Chief Information Officer, pursuant to which Mr. Ordway is entitled to receive an annual salary of $180,000.  The agreement’s initial term expires on July 11, 2010 and shall then automatically renew for additional one-year periods unless we notify Mr. Ordway in writing within 30 days after the date which is one year prior to the then current employment period that we do not wish to renew Mr. Ordway’s contract.  On an annual basis, during the first 120 days of the fiscal year (following the preparation of our annual financial statements), our board of directors will review and may increase, but not decrease, Mr. Ordway’s base salary and benefits based upon Mr. Ordway’s performance, the results of our operations and other relevant or associated factors.  The agreement contains covenants not to compete during the term of Mr. Ordway’s employment and generally for three years thereafter.  The agreement also provides for a quarterly bonus of $10,000 based on written performance objectives defined by our board of directors or a committee thereof.  In the event that Mr. Ordway’s employment is terminated by us without cause (as defined in the agreement) or Mr. Ordway resigns his employment for good reason upon a change of control (as such terms are defined in the agreement), (i) Mr. Ordway will receive a severance payment equal to two times (with such multiple increasing by 50% for each year of Mr. Ordway’s service under the agreement) his then annual base salary with 50% of such severance payment being paid promptly in a lump sum and the remaining 50% of such severance payment being payable in 12 equal monthly installments, without interest, (ii) all stock options to purchase shares of our common stock owned by Mr. Ordway shall become immediately vested and exercisable for up to the longer of five years after the termination of Mr. Ordway’s employment or the remainder of the stock option period provided for in the 2007 Plan, and (iii) for a five year period after the termination of Mr. Ordway’s employment, Mr. Ordway shall be entitled to insurance benefits continuation.

We are a party to an employment agreement, dated August 29, 2007, with Richard Turcott to serve as our Chief Marketing Officer, pursuant to which Mr. Turcott is entitled to receive an annual salary of $165,000.  The agreement’s initial term expires on August 29, 2010 and shall then automatically renew for additional one-year periods unless we notify Mr. Turcott in writing within 30 days after the date which is one year prior to the then current employment period that we do not wish to renew Mr. Turcott’s contract.  On an annual basis, during the first 120 days of the fiscal year (following the preparation of our annual financial statements), our board of directors will review and may increase, but not decrease, Mr. Turcott’s base salary and benefits based upon Mr. Turcott’s performance, the results of our operations and other relevant or associated factors.  The agreement contains covenants not to compete during the term of Mr. Turcott’s employment and generally for five years thereafter.  The agreement also provides for a quarterly bonus of $18,750 based on written performance objectives defined by our board of directors or a committee thereof.  In the event that

Mr. Turcott’s employment is terminated by us without cause (as defined in the agreement) or Mr. Turcott resigns his employment for good reason upon a change of control (as such terms are defined in the agreement), (i) Mr. Turcott will receive a severance payment equal to four months of his then annual base salary in a lump sum, (ii) all stock options to purchase shares of our common stock owned by Mr. Turcott shall become immediately vested and exercisable for up to the longer of five years after the termination of Mr. Turcott’s employment or the remainder of the stock option period provided for in the 2007 Plan, and (iii) for a five year period after the termination of Mr. Turcott’s employment, Mr. Turcott shall be entitled to insurance benefits continuation.

We are a party to an employment agreement, dated December 31, 2005, with Mark Taylor to serve as our Chief Logistics Officer and as President of TSE, pursuant to which Mr. Taylor is entitled to receive an annual salary of $250,000.  The agreement’s initial term expires on December 31, 2008.  On an annual basis, during the first 120 days of the fiscal year, our board of directors will review and may increase, but not decrease, Mr. Taylor’s base salary and benefits based upon Mr. Taylor’s performance, the results of our operations and other relevant or associated factors.  The agreement contains covenants not to compete during the term of Mr. Taylor’s employment and generally for 18 months thereafter.  In the event that Mr. Taylor’s employment is terminated by us without cause (as defined in the agreement), (i) Mr. Taylor will receive a severance payment equal to the greater of (A) one year’s base salary or (B) the amount of base salary then yet to be paid to Mr. Taylor for the remainder of the term of his employment agreement, provided that in no event shall the amount of such severance payment exceed an amount equal to two years’ base salary, (ii) all stock options to purchase shares of our common stock owned by Mr. Taylor shall become immediately vested and exercisable for up to the longer of three years after the termination of Mr. Taylor’s employment or the remainder of the stock option period provided for in the 2007 Plan, and (iii) for a one year period after the termination of Mr. Taylor’s employment, Mr. Taylor shall be entitled to insurance benefits continuation.  In the event that Mr. Taylor resigns his employment for good reason upon a change of control (as such terms are defined in the agreement), (i) Mr. Taylor will receive a severance payment equal to two times his annual base salary with 50% of such severance payment being paid promptly in a lump sum and the remaining 50% of such severance payment being payable in 12 equal monthly installments, without interest, (ii) all stock options to purchase shares of our common stock owned by Mr. Taylor shall become immediately vested and exercisable for up to the longer of three years after the termination of Mr. Taylor’s employment or the remainder of the stock option period provided for in the 2007 Plan, and (iii) for a two year period after the termination of Mr. Taylor’s employment, Mr. Taylor shall be entitled to insurance benefits continuation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Officers, Directors and Stockholders

We have issued stock options to purchase shares of our common stock to the following officers and directors of the Company on the following terms:

Name	# of shares subject to Option	Exercise Price	Vesting Schedule	Expiration Date
William J. Van Wyck	560,061	$0.23	50% - August 1, 2008 50% - August 1, 2009	August 1, 2017
Mark A. Taylor	3,031 52,034 22,073 164,724	$0.23 $0.23 $0.23 $0.23	Fully vested. Fully vested. Fully vested. 25% - August 4, 2008 25% - August 4, 2009 25% - August 4, 2010 25% - August 4, 2011	November 22, 2016 June 30, 2015 December 15, 2015 August 4, 2017
Robert J. Crowell	1,044,348 280,030	$0.23 $0.23	Fully vested. 50% - August 1, 2008 50% - August 1, 2009	March 28, 2015 August 1, 2017
Jason T. Ordway	362,392 296,503	$0.23 $0.23	Fully vested. 98,833 – August 1, 2008 65,890 – August 1, 2009 65,890 – August 1, 2010 65,890 – August 1, 2011	April 7, 2016 August 1, 2017
C. Andrew Brooks	214,141 444,754	$0.23 $0.23	Fully vested. 115,307 – August 1, 2008 115,207 – August 1, 2009 115,307 – August 1, 2010 98,833 – August 1, 2011	April 7, 2016 August 1, 2017
Richard Turcott	370,628	$0.76	92,656 – August 29, 2008 138,986 – August 29, 2009 138,986 – August 29, 2010	August 29, 2017
Ronald V. Rose	296,503	$0.76	50% - September 5, 2008 50% - September 5, 2009	September 5, 2017

T. Kendall Hunt	296,503	$1.09	50% - December 5, 2008 50% - December 5, 2009	December 5, 2017
John P. Pavia	100,000	$0.79	50% - December 30, 2008 50% - December 30, 2009	December 30, 2017

In May 2007, RedRoller borrowed $200,000 from Michael Polizzi, a stockholder of the Company, by issuing Mr. Polizzi a promissory note which accrued interest at the rate of 7% per annum and was convertible into shares of RedRoller’s Series B(2) Convertible Preferred Stock at the election of Mr. Polizzi.  In June 2007, this note was amended, reducing the interest payable thereon to 3% per annum and removing the conversion feature thereof.   The principal amount of the note and all accrued interest thereon is due and payable in one installment on September 30, 2008.

In June 2007, RedRoller, Inc. borrowed an aggregate of $500,000 from various holders of RedRoller, Inc. capital stock by issuing promissory notes convertible into shares of RedRoller, Inc’s Series B(2) Convertible Preferred Stock, $0.01 par value per share (the “Series B(2) Preferred Stock”), at a price of $0.15 per share to such stockholders.  These promissory notes bore interest at 7% per annum, which such accrued interest was also convertible into shares of Series B(2) Preferred Stock.  Prior to the Merger, all holders of such notes agreed to convert the aggregate principal amount of such notes and all accrued interest thereon into shares of RedRoller Common Stock at a price of $0.15 per share.  As of the date of this prospectus, no such notes remain outstanding.

We have entered into employment agreements with Messrs. Van Wyck, Crowell, Turcott, Brooks, Ordway and Taylor.  Summaries of the terms of these agreements may be found in the section of this prospectus entitled “Executive Compensation” beginning on page 38.

Transactions with Advisors

In connection with the closing of the Private Placement, we paid cash commissions totaling $291,891 and granted five-year redeemable warrants to purchase an aggregate of 352,942 shares of our common stock to JGUN.  Each of the warrants are exercisable at a purchase price of $1.28 per share of common stock.

Pursuant to a letter agreement with JGUN dated November 21, 2007, we are obligated to pay JGUN a fee equal to (i) 2% of the gross proceeds raised by the Company in equity or equity linked financings and (ii) 1% of gross proceeds raised by the Company in non-convertible debt financings.  This obligation terminates on November 13, 2008.

Pursuant to a letter agreement dated November 28, 2007, we engaged Burnham Hill Partners (“BHP”), a division of Pali Capital, Inc., to act (i) as our exclusive financial advisor in connection with a strategic transaction involving the Company, which may include a merger or acquisition, partnership or strategic alliance (a “Strategic Transaction”), and (ii) as our exclusive placement agent in connection with any equity or debt financing transaction, or a registered direct offering pursuant to an effective registration statement filed with the SEC (each, a “Financing Transaction”).  In connection with our engagement of BHP, we are obligated to pay BHP (i) a transaction fee based upon a percentage of the total aggregate consideration paid to us in connection with a Strategic Transaction as follows: (A) three percent (3%) of up to $50,000,000 of aggregate consideration, (B) two percent (2%) of between $50,000,000 and $100,000,000 of aggregate consideration and (C) one and one-half percent (1.5%) of aggregate consideration in excess of $100,000,000; (ii) seven percent (7.0%) of the gross proceeds paid to us in an equity or equity linked financing; and (iii) four and one half percent (4.5%) of the gross proceeds paid to us in any non-convertible debt financing.  In connection with the closing of a Financing Transaction, we are also obligated to issue BHP five-year warrants to purchase the number of shares of our common stock equal to seven percent (7%) of the number of shares issued by us in such Financing Transaction, which such warrants shall be exercisable at 110% of the purchase price of the common stock issued in such Financing Transaction, or, in the case of convertible securities being issued, 110% of the conversion price of the securities issued in such Financing Transaction.  In addition, in connection with our engagement of BHP, we issued BHP a five-year warrant to purchase 75,000 shares of our common stock at an exercise price of $1.27 which is equal to 110% of the closing price of our common stock on November 27, 2007.  The term of our engagement with BHP is 18 months (the “Term”).  During the 12 months following the expiration of our engagement with BHP, BHP shall continue to be entitled to receive the fees provided for in the letter agreement in the event that we enter into a Strategic Transaction or a Financing Transaction with a party with whom BHP had significant discussions regarding a Strategic Transaction or a Financing Transaction during the Term.

Split-Off Agreement

Immediately prior to the closing of the Merger, we transferred all of our operating assets and liabilities to our wholly-owned subsidiary, AWS.  Thereafter, in connection with the closing of the Merger, we transferred all of the issued and outstanding shares of capital stock of AWS to a stockholder of the Company pursuant to a split-off agreement in exchange for the cancellation of 8,000,000 shares of our common stock held of record by such stockholder.  In addition, in connection with the Merger, 326,667 shares of our common stock held of record by Calico Capital Management, LLC were cancelled.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of January 8, 2008 by:

•	each person or entity known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of the Named Executive Officers; and

•	all of our directors and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Except as otherwise indicated, the address of each of the stockholders listed below is: c/o RedRoller Holdings, Inc., Soundview Plaza 1266 East Main Street, Stamford, Connecticut 06902-3546. Shares of common stock subject to options, warrants or other rights currently exercisable or exercisable within 60 days of January 14, 2008, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options and warrants, but are not deemed outstanding for computing the percentage of any other stockholder.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	% of Common Stock Outstanding(a)
C. Andrew Brooks(1)	241,771	1%
Robert J. Crowell(2)	1,132,952	4.56%
Haywood Securities Inc. (3)	1,594,444	6.42%
T. Kendall Hunt	—	—
Jason Ordway(4)	452,599	1.82%
John Pavia	—	—
Ronald Rose	—	—
Mark A. Taylor(5)	1,152,533	4.64%
Richard Turcott	—	—
William Van Wyck(6)	2,171,354	8.74%
Directors and Executive Officers as a Group(7)	5,151,209	20.74%

(a)	Based on 24,842,040 issued and outstanding shares of common stock.

(1)	Includes 214,141 shares eligible to be acquired within 60 days through the exercise of stock options.
(2)	Includes 1,044,348 shares eligible to be acquired within 60 days through the exercise of stock options.
(3)	Address of record is: Suite 2000 - Commerce Place 400 Burrard Street Vancouver, BC V6C3A6 Canada
(4)	Includes 362,392 shares eligible to be acquired within 60 days through the exercise of stock options.
(5)	Includes 1,075,395 shares eligible to be acquired within 60 days through the exercise of stock options.
(6)	Includes 560,061 shares eligible to be acquired within 60 days through the exercise of stock options.
(7)	Footnotes (1), (2) and (4) through (6) are incorporated herein.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

We are authorized to issue 225,000,000 shares of capital stock of which 200,000,000 are shares of common stock, par value $0.001 per share, and 25,000,000 are shares of “blank-check” preferred stock, par value $0.001 per share.

Capital Stock Issued and Outstanding

As of January 10, 2008, there were issued and outstanding:

•	24,842,041 shares of our common stock;

•	0 shares of our preferred stock;

•	Options to purchase 3,311,310 shares of our common stock granted under the 2007 Plan;

•	Options to purchase 5,216,121 shares of our common stock granted outside of the 2007 Plan;

•	Five-year redeemable warrants to purchase 2,622,382 shares of our common stock that were issued to investors in connection with the Private Placement;

•	Five-year redeemable warrants to purchase 352,941 shares of our common stock that was issued to JGUN in connection with the Private Placement; and

•	A five-year redeemable warrant to purchase 75,000 shares of our common stock that was issued to BHP in connection with BHP’s engagement as the Company’s financial advisor.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Except as otherwise provided by law, and subject to any voting rights granted to holders of any preferred stock, amendments to our Certificate of Incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of common stock. Our Certificate of Incorporation does not provide for cumulative voting. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Stock Options

As of January 10, 2008, there were (i) options to purchase an aggregate of 3,311,310 shares of our common stock with exercise prices ranging from $0.23 to $1.09 per share issued and outstanding pursuant to the 2007 Plan, and (ii) outstanding options to purchase an aggregate of 5,216,121 shares of our common stock with exercise prices ranging from $0.23 to $0.76 per share issued and outstanding outside of the 2007 Plan.

Warrants

We issued warrants to purchase an aggregate of 2,269,441 shares of our common stock to investors who purchased units in the private placement offering. The warrants provide for the purchase of shares of our common stock for five years at an exercise price of $1.28 per share.

The warrants, at the option of the holder, may be exercised by cash payment of the exercise price or by “cashless exercise.” A “cashless exercise” means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the warrants in cash, the holder will forfeit a number of shares underlying the warrants with a “fair market value” equal to such aggregate exercise price. We will not receive additional proceeds to the extent that warrants are exercised by cashless exercise.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number, the number of shares of common stock to be issued to the warrant holder.

Broker-dealers who introduced investors to the private placement offering were entitled to warrants to purchase shares of common stock based on the number of units sold to investors introduced by them in the offering. As a result of the foregoing arrangement, we issued warrants to purchase an aggregate of 352,941 shares of our common stock to JGUN. The warrants issued to JGUN are substantially identical to the terms of the warrants issued to the investors in the private placement offering.

We have also issued a warrant to purchase 75,000 shares of our common stock at an exercise price of $1.27 per share to BHP in connection with BHP’s engagement as our financial advisor. Aside from the difference in exercise price, the terms of this warrant are substantially identical to the terms of the warrants described above.

Lock-up Agreements

All shares of our common stock held by our officers and directors are subject to lock-up agreements. These lock-up agreements provide that such stockholders may not sell or transfer any of their shares for a period of 180 days following the closing of the Private Placement without the consent of the holders of a majority of the shares purchased in the Private Placement.

Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

Certain provisions of our By-laws are intended to strengthen our board of director’s position in the event of a hostile takeover attempt. These provisions have the following effects:

•
they provide that only business brought before an annual meeting by our board of directors or by a stockholder who complies with the procedures set forth in the By-laws may be transacted at an annual meeting of stockholders; and

•	they provide for advance notice of certain stockholder actions, such as the nomination of directors and stockholder proposals.

We are also subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock of the Delaware corporation.

Transfer Agent

The transfer agent for our common stock is Empire Stock Transfer Inc., 2470 St. Rose Pkwy, Suite 304, Henderson, NV 89074. We serve as warrant agent for the outstanding warrants.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors, officers and persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144 under the Securities Act;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. These discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved. In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers who may, in turn, engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered by the registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act of 1934, as amended, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement that we entered into with the selling stockholders; however, the selling stockholders will pay all underwriting discounts and selling commissions, if any.

We will indemnify and we may be indemnified by the selling stockholders against liabilities, including liabilities under the Securities Act, in accordance with the subscription agreement.

LEGAL MATTERS

DLA Piper US LLP, Boston, Massachusetts, will pass upon the validity of the shares of our common stock offered by the selling stockholders under this prospectus.  A copy of DLA Piper’s letter in this regard will be filed as an amendment to this prospectus.

EXPERTS

The financial statements as of December 31, 2006 and for each of the years ended December 31, 2006 and 2005, included in this prospectus have been audited by Marcum & Kliegman LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that the selling stockholders are offering in this prospectus.

We file annual, quarterly and current reports and other information with the SEC under the Securities Exchange Act of 1934, as amended. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Access to those electronic filings is available as soon as practicable after filing with the SEC. You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: Soundview Plaza, 1266 East Main Street, Stamford, Connecticut 06902-3456, Attention: William Van Wyck, Chief Executive Officer.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Effective as of November 13, 2007 we dismissed Fazzari + Partners LLP (“Fazzari”) as our independent accountants. Fazzari had previously been engaged as the principal accountant to audit our financial statements. The reason for the dismissal of Fazzari is that, following the consummation of the Merger on November 13, 2007, (i) the former stockholders of RedRoller, Inc. owned a significant amount of the outstanding shares of our common stock and (ii) our primary business became the business previously conducted by RedRoller, Inc.. The independent registered public accountant of RedRoller, Inc. was the firm of Marcum & Kliegman LLP (“M&K”). We believed that it was in our best interest to have M&K continue to work with our business, and we therefore retained M&K as our new independent registered accounting firm, effective as of November 13, 2007. M&K is located at 10 Melville Park Road Melville, NY 11747-3146.

The report of Fazzari on our financial statements for the fiscal year ended February 28, 2007 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the report was qualified as to our ability to continue as a going concern without additional funding.

During the Company’s most recent fiscal year, there were no disagreements with Fazzari on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Fazzari, would have caused it to make reference to the matter in connection with its reports.

At our request, Fazzari furnished us with a letter stating whether it agrees with the statements made in our Current Report on Form 8-K filed with respect to their dismissal. A copy of this letter was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on November 19, 2007, and is incorporated herein by reference.

INDEX TO FINANCIAL STATEMENTS
OF
REDROLLER HOLDINGS, INC.

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Financial Statements:
Balance Sheets as of September 30, 2007 (unaudited) and
December 31, 2006 (audited)	F-3
Statements of Operations for the nine months ended September 30, 2007 and 2006 (unaudited) and the years ended December 31, 2006 and
2005 (audited)	F-4
Statement of Stockholders’ Equity for the nine months ended
September 30, 2007 and 2006 (unaudited) and the years ended
December 31, 2006 and 2005 (audited)	F-5
Statements of Cash Flows for the nine months ended September 30, 2007 and 2006 (unaudited) and the years ended December 31, 2006
and 2005 (audited)	F-7

Notes to Consolidated Financial Statements	F-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the
Board of Directors and Shareholders
  of RedRoller, Inc.

We have audited the accompanying consolidated balance sheet of RedRoller, Inc. and Subsidiary (the “Company”) as of December 31, 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2006.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of RedRoller, Inc. and Subsidiary as of December 31, 2006, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2006 in conformity with United States generally accepted accounting principles.

/s/ Marcum & Kliegman LLP

New York, New York
October 26, 2007, except for the sub-heading “Completion of Merger
And Private Placement” of footnote 17 as to which the date is
November 13, 2007

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30, 2007	December 31, 2006
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$291,154	$289,483
Accounts receivable	231,175	128,987
Prepaid expenses and other current assets	90,302	124,986
Total current assets	612,631	543,456

Goodwill	1,769,611	1,769,611
Property and equipment, net	307,877	460,040
Deferred offering costs	146,758	—
Web site development costs, net	306,314	421,182
Deferred financing costs, net	47,086	—
Intangible asset, net	55,361	68,136
Other assets	44,669	56,305

TOTAL ASSETS	$3,290,307	$3,318,730

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Convertible bridge notes payable (net of unamortized discount of $137,763)	$1,112,237	$—
Convertible notes payable	347,544	—
Accounts payable	597,576	651,009
Accrued expenses and other current liabilities	446,281	106,534
Deferred revenue	212,775	220,309
Derivative liability	152,456	—
Total current liabilities	2,868,869	977,852

Note payable	191,326	—

TOTAL LIABILITIES	3,060,195	977,852

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, 25,000,000 shares authorized; 3,036,045 and 2,872,451 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively, as follows:
Series A convertible preferred stock, $.001 par value; 2,377,150 shares authorized; 2,377,150 shares issued and outstanding at September 30, 2007 and December 31, 2006 (Liquidation preference of $4,597,496)	2,377	2,377
Series B(1) convertible preferred stock, $.001 par value; 658,895 shares authorized; 658,895 and 495,301 shares issued and outstanding at September 30, 2007 and December 31, 2006, respectively (Liquidation preference of $1,870,052)	659	495
Common stock, $.001 par value; 200,000,000 shares authorized; 4,541,633 shares issued and outstanding at September 30, 2007 and December 31, 2006	4,542	4,542
Stock subscription receivable	—	(50,152)
Additional paid in capital	18,178,313	14,629,714
Accumulated deficit	(17,955,779)	(12,246,098)

TOTAL STOCKHOLDERS’ EQUITY	230,112	2,340,878

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,290,307	$3,318,730

The accompanying notes are an integral part of these consolidated financial statements.

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005
	(unaudited)

Net sales	$985,338	$499,149	$778,489	$7,117

Cost of sales	617,020	235,297	428,865	279

GROSS PROFIT	368,318	263,852	349,624	6,838

OPERATING EXPENSES
Salaries and benefits	2,570,758	3,528,800	5,126,815	240,184
Research and development	—	1,379,111	1,379,111	87,770
Selling, general and administrative	2,067,895	1,747,944	2,811,165	3,017,233
TOTAL OPERATING EXPENSES	4,638,653	6,655,855	9,317,091	3,345,187

LOSS FROM OPERATIONS	(4,270,335)	(6,392,003)	(8,967,467)	(3,338,349)

OTHER INCOME (EXPENSE)
Interest income	5,505	16,603	17,953	523
Interest expense	(155,571)	—	—	(16,715)
Gain on extinguishment of debt	8,674	—	—	—
TOTAL OTHER INCOME (EXPENSE)	(141,392)	16,603	17,953	(16,192)

NET LOSS	(4,411,727)	(6,375,400)	(8,949,514)	(3,354,541)

Convertible preferred stock deemed dividends	(1,297,954)	—	—	—

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(5,709,681)	$(6,375,400)	$(8,949,514)	$(3,354,541)

Net loss per share: basic and diluted	$(1.26)	$(1.41)	$(1.98)	$(1.01)

Weighted average number of shares outstanding – basic and diluted	4,541,633	4,524,900	4,527,238	3,328,948

The accompanying notes are an integral part of these consolidated financial statements.

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

	Series A		Series B(1)
	Preferred Stock		Preferred Stock
	Shares	Amount	Shares	Amount
Balance – January 1, 2005	—	$—	—	$—

Recapitalization of net loss for the period of January 1, 2005 through February 22, 2005	—	—	—	—

Sale of common stock	—	—	—	—

Issuance of common stock for services provided	—	—	—	—

Issuance of common stock to seller of acquired business	—	—	—	—

Issuance of Series A convertible preferred stock in connection with conversion of notes	608,305	608	—	—

Stock-based compensation cost	—	—	—	—

Net loss	—	—	—	—

Balance – December 31, 2005	608,305	608	—	—

Issuance of common stock in settlement of accounts payable	—	—	—	—

Sale of Series A convertible preferred stock, net of offering costs	1,768,845	1,769	—	—

Sale of Series B(1) convertible preferred stock, net of offering costs	—	—	495,301	495

Stock-based compensation cost	—	—	—	—

Net loss	—	—	—	—

Balance – December 31, 2006	2,377,150	2,377	495,301	495

Sale of Series B(1) convertible preferred stock	—	—	163,594	164

Warrants issued in connection with convertible bridge notes	—	—	—	—

Deemed dividends – beneficial conversion feature related to Series A and B(1) convertible preferred stock	—	—	—	—

Stock-based compensation cost	—	—	—	—

Net loss	—	—	—	—

Balance – September 30, 2007 (unaudited)	2,377,150	$2,377	658,895	$659

The accompanying notes are an integral part of these consolidated financial statements.

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

			Stock	Additional		Total
	Common Stock		Subscription	Paid in	Accumulated	Stockholders'
	Shares	Amount	Receivable	Capital	Deficit	Equity
Balance – January 1, 2005	3,291,400	$3,292	$—	$32,716	$—	$36,008

Recapitalization of net loss for the period of January 1, 2005 through February 22, 2005	—	—	—	(57,957)	57,957	—

Sale of common stock	65,890	66	—	114,934	—	115,000

Issuance of common stock for services provided	71,160	71	—	124,129	—	124,200

Issuance of common stock to seller of acquired business	1,096,450	1,096	—	1,912,589	—	1,913,685

Issuance of Series A convertible preferred stock in connection with conversion of notes	—	—	—	1,061,096	—	1,061,704

Stock-based compensation cost	—	—	—	2,264,985	—	2,264,985

Net loss	—	—	—	—	(3,354,541)	(3,354,541)

Balance – December 31, 2005	4,524,900	4,525	—	5,452,492	(3,296,584)	2,161,041

Issuance of common stock in settlement of accounts payable	16,733	17	—	55,855	—	55,872

Sale of Series A convertible preferred stock, net of offering costs	—	—	—	3,969,124	—	3,970,893

Sale of Series B(1) convertible preferred stock, net of offering costs	—	—	(50,152)	1,623,991	—	1,574,334

Stock-based compensation cost	—	—	—	3,528,252	—	3,528,252

Net loss	—	—	—	—	(8,949,514)	(8,949,514)

Balance – December 31, 2006	4,541,633	4,542	(50,152)	14,629,714	(12,246,098)	2,340,878

Sale of Series B(1) convertible preferred stock	—	—	50,152	546,063	—	596,379

Warrants issued in connection with convertible bridge notes	—	—	—	228,169	—	228,169

Deemed dividends – beneficial conversion feature related to Series A and B(1) convertible preferred stock	—	—	—	1,297,954	(1,297,954)	—

Stock-based compensation cost	—	—	—	1,476,413	—	1,476,413

Net loss	—	—	—	—	(4,411,727)	(4,411,727)

Balance – September 30, 2007 (unaudited)	4,541,633	$4,542	$—	$18,178,313	$(17,955,779)	$230,112

The accompanying notes are an integral part of these consolidated financial statements

REDROLLER HOLDINGS, INC. AND SUBSIDIAIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,411,727)	$(6,375,400)	$(8,949,514)	$(3,354,541)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	292,965	147,069	241,661	9,990
Provision for bad debt	1,095	—	—	—
Stock-based compensation expense	1,476,413	2,594,765	3,528,252	2,264,985
Gain on extinguishment of debt	(8,674)	—	—	—
Common stock issued for consulting and compensation services	—	—	—	139,200
Non-cash interest	112,931	—	—	16,715
Changes in operating assets and liabilities:
Accounts receivable	(103,283)	(47,432)	29,524	24,412
Prepaid expenses and other current assets	34,684	7,406	56,563	(180,979)
Security deposits	11,636	(51,805)	(51,805)	—
Accounts payable	(53,433)	422,851	503,659	182,890
Accrued expenses and other current liabilities	339,747	61,320	43,886	18,845
Deferred revenue	(7,534)	93,973	146,964	—

NET CASH USED IN OPERATING ACTIVITIES	(2,315,180)	(3,147,253)	(4,450,810)	(878,483)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(13,159)	(547,219)	(562,010)	(73,178)
Capitalization of web site costs	—	(459,471)	(459,471)	—
Purchase of subsidiary, net of cash acquired	—	—	—	(18,567)

NET CASH USED IN INVESTING ACTIVITIES	(13,159)	(1,006,690)	(1,021,481)	(91,745)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the sale of Series B(1) convertible preferred stock, net of offering costs	596,379	223,081	1,574,334	—
Proceeds from the sale of Series A convertible preferred stock, net of offering costs	—	3,505,893	3,505,893	—
Proceeds from issuances of convertible bridge notes	1,750,000	—	—	—
Proceeds from issuances of convertible notes	500,000	—	—	1,044,989
Proceeds from issuances of notes	298,000	—	—	—
Proceeds from sale of common stock	—	—	—	100,000
Payments of convertible bridge notes	(500,000)	—	—	—
Payment of note	(98,000)	—	—	—
Deferred offering costs	(146,758)	—	—	—
Proceeds from investor deposits	—	—	—	465,000
Deferred financing costs	(69,611)	—	—	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,330,010	3,728,974	5,080,227	1,609,989

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005
	(unaudited)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,671	(424,969)	(392,064)	639,761

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	289,483	681,547	681,547	41,786
CASH AND CASH EQUIVALENTS - END OF PERIOD	$291,154	$256,578	$289,483	$681,547

NON-CASH INVESTING AND FINANCING ACTIVITIES
Debt discount in connection with convertible bridge notes	$228,169	$—	$—	$—
Issuance of Series A convertible preferred stock sold in 2005	$—	$465,000	$465,000	$—
Issuance of common stock in settlement of accounts payable	$—	$—	$55,872	$—
Issuance of Series A convertible preferred stock in connection with conversion of debt	$—	$—	$—	$1,061,704
Acquisition of business:
Current tangible assets (excluding cash of $13,248)				$183,493
Non current tangible assets				4,500
Current liabilities assumed				(110,522)
Intangible assets acquired				85,170
Goodwill recognized				1,769,611
Less: Stock based purchase consideration				(1,913,685)
Net cash paid for acquisition of business, net of cash received				$18,567

The accompanying notes are an integral part of these consolidated financial statements.

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

NOTE 1 – THE COMPANY

Organization and Nature of Business
RedRoller, Inc. (“RedRoller”) is an authorized reseller of carrier based shipping services that uses a proprietary internet-based, multi-carrier, integrated pricing comparison and shipping services system that is available at no charge to the end-user. Through RedRoller’s basic software platform, customers can compare pricing established by RedRoller from multiple shipping carriers and purchase shipping services, which are then performed directly by the selected carrier following RedRoller’s transmittal of a shipping order to the carrier.

Through its subsidiary, Taylor Systems Engineering Corporation (“TSE”), RedRoller also installs shipping systems software that integrates customers systems with shipping carriers’ software and also provides maintenance of such software (Note 4).

RedRoller was originally formed on August 30, 2004 as a limited liability company under the name nFront, LLC (“nFront”) in the State of Delaware. On February 23, 2005, nFront was converted to a corporation in the State of Delaware and concurrently changed its name to RedRoller, Inc. The conversion was accounted for as a recapitalization transaction. Accordingly, the accompanying consolidated financial statements present the historical financial position, results of operations and cash flows of RedRoller, adjusted to give retroactive effect to the recapitalization of nFront into RedRoller. The consolidated statement of stockholders’ equity reflects the recapitalization of the results of operations prior to the reformation for the period from January 1, 2005 through February 22, 2005.

On December 31, 2005, RedRoller acquired the net assets and business of TSE as more fully described in Note 4.

The consolidated financial statements are those of RedRoller Holdings, Inc. and its wholly-owned subsidiaries, RedRoller and TSE.  Collectively, they are referred to as the “Company.”

As described in Note 17, RedRoller completed a share exchange transaction in which it became the accounting acquirer of a publicly traded company with no operations and a series of financing transactions for aggregate net proceeds amounting to $5,171,916. As a result of the merger, RedRoller and TSE became wholly-owned subsidiaries of the publicly traded company, RedRoller Holdings, Inc. (“Pubco”). The merger is being accounted for as a reverse merger and recapitalization of Red Roller. Accordingly, all common and convertible preferred shares and per share amounts have been retroactively restated in the accompanying consolidated financial statements and notes to give effect to the recapitalization for all periods presented.

NOTE 2 – LIQUIDITY AND FINANCIAL CONDITION

The Company incurred a net loss of $4,411,727 for the nine months ended September 30, 2007, which includes $1,476,413 of non-cash charges relating to stock-based compensation expense. The Company incurred a net loss of $8,949,514 for the year ended December 31, 2006, which includes $3,528,252 of non-cash charges relating to stock-based compensation expense.  At September 30, 2007, the Company’s accumulated deficit amounted to $17,955,779. The Company had cash and cash equivalents of $291,154 and a working capital deficiency of $2,256,238 at September 30, 2007.

As more fully described in Note 12, the Company received total gross proceeds of $3,999,999 (net proceeds of $3,970,893 after payment of $29,106 in transaction expenses) in a private placement of 1,768,845 shares of Series A Convertible Preferred Stock (“Series A Preferred”) completed during the year ended December 31, 2006.  Investors in this transaction deposited $465,000 of proceeds with the

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Company during the year ended December 31, 2005.  During the year ended December 31, 2006, the Company also received gross proceeds of $1,603,621 (net proceeds of $1,574,334 after the payment of $29,287 in transaction expenses) in a private placement of 495,301 shares of Series B(1) Convertible Preferred Stock (“Series B(1) Preferred”). During the year ended December 31, 2005, the Company received $1,044,989 from the issuance of convertible notes that the holders exchanged for 608,305 shares of Series A Preferred on December 15, 2005. The aforementioned proceeds of the equity and debt financing transactions have enabled the Company to sustain operations while executing its business plan.

During May and June 2007, the Company completed a $500,000 convertible note offering at $.23 per share, representing approximately 15% of the voting interest of the Company on an if-converted basis at the time of the transaction.

In addition, during the nine months ended September 30, 2007, the Company received $1,750,000 from issuances of convertible bridge notes, $298,000 from issuances of notes and $596,379 from the sale of Series B(1) Preferred.

The Company’s ability to continue its operations is dependent upon its ability to raise additional capital and generate revenue and operating cash flow through the execution of its business plan.  The Company currently has designed and intends to launch the subscription version of its system in the first quarter of 2008.  The Company’s subscription model version will be introduced to users for a monthly subscription fee, which will give users unlimited access to the Company’s system and automatically use each business’s contract rates with each carrier.

On November 13, 2007, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with RedRoller Holdings, Inc. (formerly known as Aslahan Enterprises Ltd.), a Delaware corporation (“Pubco”) pursuant to which Pubco acquired all of the issued and outstanding shares of capital stock of the Company and, simultaneously therewith, RedRoller Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Acquisition Sub”), merged (the “Merger”) with and into the Company with the Company as the surviving entity to the Merger and the Company’s shareholders and holders of non-qualified stock options owning a majority of the issued and outstanding common stock of Pubco. The Merger will be accounted for as a reverse merger and recapitalization of the Company into Pubco. Subsequent to the closing of the Merger, Pubco will continue the Company’s operations. Simultaneously with the Merger, the Company completed a private placement offering (“Private Placement”) pursuant to which the Company sold 7,058,824 shares of Pubco common stock, par value $0.001 per share, and five-year redeemable warrants to purchase 1,764,706 shares of Pubco common stock for aggregate gross proceeds of $6,000,000 (net proceeds of $5,171,916) (see Note 17).

Management believes the Company’s current level of working capital, as well as the funds it expects to generate from operations will enable it to sustain the business for the next twelve months.  The Company is taking various measures to conserve liquidity and minimize non essential costs while it continues to develop its business plan.  The realization of the Company’s business plan is also dependent upon its ability to raise capital as necessary in future periods.  If the Company is unable to raise additional capital or encounters unforeseen circumstances, it will be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing its operations, suspending the pursuit of its business plan, reducing its workforce and cutting overhead expenses.  The Company cannot provide any assurance that it will raise additional capital if necessary.  The Company has not secured any commitments for new financing at this time nor can it provide any assurance that new financing will be available to it on acceptable terms, if at all.

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
The consolidated financial statements include the accounts of RedRoller Holdings, Inc. and its wholly-owned subsidiaries, RedRoller and TSE.  All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates
The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ materially from those estimates.  These estimates and assumptions include revenue recognition, reserves and write-downs related to accounts receivable, the application of purchase accounting in business combinations, the recoverability of long-term assets, deferred taxes and related valuation allowances and the valuation of equity instruments.

Basis of Interim Financial Statements
The accompanying consolidated balance sheet as of September 30, 2007, consolidated statement of stockholders’ equity for the nine months ended September 30, 2007, and the consolidated statements of operations and cash flows for the nine months ended September 30, 2007 and 2006 are unaudited. The unaudited interim consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position and results of operations and cash flows for the nine months ended September 30, 2007 and 2006. The results for the nine months ended September 30, 2007 are not necessarily indicative of the results to be expected for the year ending December 31, 2007 or for any other interim period or for any future year.

Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity date of three months or less to be cash equivalents.  Due to their short-term nature, cash equivalents are carried at cost, which approximates fair value.

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.  The Company maintains its cash accounts at high quality financial institutions with balances, at times, in excess of federally insured limits. As of September 30, 2007 and December 31, 2006, the Company had cash balances in excess of federally insured limits of $173,142 and $106,751, respectively. Management believes that the financial institutions that hold the Company’s deposits are financially sound and therefore pose minimal credit risk.

The Company grants credit to its business customers, which are primarily located in the United States.  Collateral is generally not required for trade receivables.  The Company maintains allowances for potential credit losses.

Accounts Receivable
Accounts receivable are recorded net of allowances for doubtful accounts.  The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments.  If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required, which would increase the Company’s expenses during the periods in which any such allowances were made.  The amount recorded as an allowance for doubtful accounts in each period is based upon an assessment of the

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

likelihood that the Company will be paid for outstanding accounts receivable, based on customer-specific as well as general considerations.  To the extent that the Company’s estimates prove to be too high, and the Company ultimately collects a receivable previously determined to be impaired, the Company may record a reversal of the provision in the period of such determination.  At September 30, 2007 the allowance for doubtful accounts amounted to $1,095. Substantially all of the Company’s accounts receivable balances were collected subsequent to December 31, 2006. Accordingly, the Company deemed it unnecessary to establish an allowance for doubtful accounts at December 31, 2006 based on its historical collection rates and low occurrence of credit losses.

Goodwill and Intangible Assets
The Company accounts for goodwill and intangible assets in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” (“SASF 142”). SFAS 142 requires that goodwill and other intangibles with indefinite lives be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value.

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in the TSE business combination (Note 4). SFAS 142 requires that goodwill be tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis and between annual tests when circumstances indicate that the recoverability of the carrying amount of goodwill may be in doubt. Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value. The Company operates two reporting units. Significant judgments required to estimate the fair value of reporting units include estimating future cash flows, determining appropriate discount rates and other assumptions. Changes in these estimates and assumptions or the occurrence of one or more confirming events in future periods could cause the actual results or outcomes to materially differ from such estimates and could also affect the determination of fair value and/or goodwill impairment at future reporting dates.

The Company’s amortizable intangible assets include customer relationships and its trade name. These costs are being amortized using the straight-line method over their estimated useful life of five years.

In accordance with SFAS No. 144, “Long-Lived Assets” (“SFAS 144”), the Company reviews the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

Property and Equipment
Property and equipment are stated at cost less accumulated depreciation.  The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed in the period incurred.  When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.  Depreciation is provided for under the straight-line method based upon the estimated useful lives of the respective assets.  Leasehold improvements are depreciated under the straight-line method over the lesser of the term of the related lease or the estimated useful lives of the assets. Estimated useful lives by classification are as follows:

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Years
Furniture and fixtures	7
Machinery and equipment	5
Computer equipment	3
Leasehold improvements	Shorter of 1 year or life of asset

Web Site Development Costs
Costs related to the planning and post implementation phases of the Company’s web site development efforts are recorded as an operating expense.  Direct costs incurred in the development phase are capitalized and amortized over the web site’s estimated useful life of three years as charges to operating expense.

Deferred Financing Costs
The Company incurred $69,611 in financing costs, which includes placement fees and professional fees, in connection with its entering into convertible bridge notes during the nine months ended September 30, 2007. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 91, “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases”, the Company is amortizing these financing costs over the life of the loans.  Any unamortized balance will be written-off in the event that the loans are repaid or converted prior to maturity.  For the nine months ended September 30, 2007, the Company amortized $22,525 of deferred financing fees and had a remaining unamortized balance of $47,086.

Convertible Instruments
The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) and EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”).

SFAS 133 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments in accordance with EITF 00-19. These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not remeasured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirements of SFAS 133. SFAS 133 and EITF 00-19 also provide an exception to this rule when the host instrument is deemed to be conventional (as that term is described in the implementation guidance to SFAS 133 and further clarified in EITF 05-2, “The Meaning of “Conventional Convertible Debt Instrument” in Issue No. 00-19”).

The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with the provisions of EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features” (“EITF 98-5”) and EITF 00-27, “Application of EITF 98-5 to Certain Convertible Instruments” (“EITF 00-27”). Accordingly, the Company records when necessary discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.  Debt discounts under these arrangements are amortized

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

over the term of the related debt to their earliest date of redemption.  The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.

The Company evaluated the conversion options embedded in its convertible instruments during each of the reporting periods presented.

The characteristics of common stock that are issuable upon a holder’s exercise of conversion options embedded in the Company’s preferred shares are considered clearly and closely related to the characteristics of the preferred shares (as that term is clarified in paragraph 61(l) of the implementation guidance included in Appendix A of SFAS 133). Accordingly, the Company has determined that the conversion options embedded in its preferred shares do not require bifurcation and are therefore being accounted for as embedded derivatives in accordance with EITF 98-5 and EITF 00-27.  Additionally, EITF 98-5 states that if a conversion feature is reset upon the occurrence of a future event based upon a contractual provision existing at the commitment date of the financing transaction, that the conversion option should be evaluated on the date of the reset and measured using the commitment date fair value of the stock as the basis for computing intrinsic value at the date of the reset.  The convertible preferred shares feature standard anti-dilution provisions to adjust the number of shares issuable upon conversion in the event of a stock spilt, stock dividend or similar recapitalization event or to reduce the exercise price of the conversion option in the event of a subsequent sale of equity securities or convertible instruments at a price or conversion prices more favorable than those in effect in the outstanding preferred shares. As described in Notes 10 and 12, the Company issued convertible notes with a conversion that featured an exercise price lower than the exercise price featured in the Company’s outstanding preferred shares. Accordingly, the Company recorded $1,297,954 of deemed dividends during the nine months ended September 30, 2007 as a result of a change in the conversion option prices embedded in its shares of Series A Preferred and Series B(1) Preferred that were triggered under contractual anti-dilution provisions.

The conversion option included in the Company’s Series B(2) Convertible Notes (the “B(2) Notes”) that were issued during the nine months ended September 30, 2007, features certain characteristics in which it is assumed that a cash settlement of the conversion option is within the control of the note holders as of September 30, 2007 (Note 10). Accordingly, the B(2) Notes are not considered a conventional instrument as defined in EITF 05-2 and therefore do meet the scope exception under SFAS 133 that would permit the Company to account for these conversion options as embedded derivatives.  As a result, the Company has accounted for the conversion options included in the B(2) Notes as free standing derivative financial instruments in accordance with SFAS 133 and EITF 00-19 as of September 30, 2007.

Preferred Stock
The Company applies the guidance enumerated in SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS 150”), and EITF Topic D-98, “Classification and Measurement of Redeemable Securities” (“Topic D-98”), when determining the classification and measurement of preferred stock. Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value in accordance with SFAS 150.  All other issuances of preferred stock are subject to the classification and measurement principles of Topic D-98.  Accordingly, the Company classifies conditionally redeemable preferred shares (if any), which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control, as temporary equity.  At all other times, the Company classifies its preferred stock in stockholders’ equity.

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

The Company’s preferred shares do not feature any redemption rights within the holders control or conditional redemption features not solely within the Company’s control as of September 30, 2007 or December 31, 2006.  Accordingly, all issuances of preferred stock are presented as a component of stockholders’ equity.

Common Stock Purchase Warrants and Derivative Financial Instruments
The Company accounts for the issuance of common stock purchase warrants and other free standing derivative financial instruments in accordance with the provisions of EITF 00-19. Based on the provisions of EITF 00-19, the Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) gives the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement). The Company assesses classification of its common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required.

The Company’s free standing derivatives consist of warrants to purchase common stock in connection with the convertible bridge notes described in Note 10, fully vested stock options issued to non-employees for services and conversion options that have been bifurcated from its B(2) Notes that the Company issued during the nine months ended September 30, 2007.  The Company evaluated these free standing derivatives to assess their proper classification in the consolidated balance sheets as of September 30, 2007 and December 31, 2006 using the applicable classification criteria enumerated in EITF 00-19. The Company determined that common stock purchase warrants and the fully vested stock options issued to non-employees for services do not feature any characteristics permitting net cash settlement by the holders. Accordingly, these instruments have been classified in stockholders’ equity in the accompanying consolidated balance sheets as of September 30, 2007 and December 31, 2006.  The conversion options featured in the B(2) Notes have an assumed cash settlement feature that is deemed to be in the control of the holders. Accordingly, these derivatives are classified as liability instruments stated at fair value in the accompanying consolidated balance sheet as of September 30, 2007.

Revenue Recognition
The Company follows the guidance of the Securities and Exchange Commission’s (“SEC”) Staff Accounting Bulletin (“SAB”) 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the selling price to the customer is fixed or determinable, and collectibility is reasonably assured.

The Company also evaluates the presentation of revenue on a gross versus net basis through the application of EITF No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent” (“EITF 99-19”).  The Company offers shipping services whereby it acts as a reseller in the transaction, passing shipping requests booked by the customer to the relevant carrier provider.  However, the Company reports these revenues gross because, unlike a true agency relationship, the Company maintains responsibility for the fulfillment of the services to the customer, has substantial latitude in setting price, assumes the credit risk for the entire amount of the sale, and is separately and solely responsible for the payment of all obligations incurred with the carriers.

The Company requires all of its sales to be supported by evidence of a sale transaction that clearly indicates the selling price to the customer, shipping terms and payment terms. Evidence of an

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

arrangement generally consists of a contract, purchase order or order confirmation approved by the customer.

Customers pay for shipping services prior to the actual shipment of goods, generally when the shipping services are booked.  Customers have twenty four hours from the point of reservation to cancel a shipment.  Revenues resulting from shipping services are recognized at the time in which the transaction is no longer cancelable.

The Company’s installation revenues are derived principally from contractual agreements with third parties that provide installation of shipping systems software.  Revenues from contractual arrangements with third parties are recognized as the contracted services are delivered to the end users.  The Company considers delivery to its customers to have occurred at the time in which installation work is completed and the customer acknowledges its acceptance of the work.

The Company also provides maintenance contracts on behalf of the manufacturers of the shipping systems software it sells. The Company offers these contracts as a separately priced product. Revenues from maintenance contracts are recognized ratably over the maintenance period in accordance with the provision of American Institute of Certified Public Accountants “AICPA” Statement of Position SOP 97-2, “Software Revenue Recognition.”

Revenues from the sales of shipping supplies are recognized upon delivery.

A summary of the Company’s revenue by category is as follows:

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005
Shipping services	$428,127	$81,040	$214,360	$7,117
Installation	315,124	292,948	363,231	—
Maintenance	227,769	94,381	162,359	—
Supply	11,954	18,513	25,484	—
Other	2,364	12,267	13,055	—
Total	$985,338	$499,149	$778,489	$7,117

The Company currently provides substantially all shipping services to its customers as an authorized reseller under a Domestic and International Shipping Services Agreement it has with DHL Worldwide Express, Inc. (“DHL”).  As described in Note 11, the Company’s agreement with DHL expires on February 1, 2008.  There is no assurance that this agreement will be renewed and that the historical revenue presented above will recur in future periods.

Net Loss Per Share
The Company computes net loss per share in accordance with SFAS No. 128 “Earnings Per Share” and has applied the guidance enumerated in Staff Accounting Bulletin No. 98 (“SAB Topic 4D”) with respect to evaluating its issuances of equity securities during all periods presented.

Under SFAS No. 128, basic net loss per share is computed by dividing net loss per share available to common stockholders by the weighted average number of shares outstanding for the period and excludes the effects of any potentially dilutive securities.  Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable.  The computation

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

of basic loss per share for the nine months ended September 30, 2007 and 2006 and the years ended December 31, 2006 and 2005, excludes potentially dilutive securities because their inclusion would be anti-dilutive. Anti-dilutive securities excluded from the computation of basic and diluted net loss per share are as follows:

	Nine Months Ended		Year Ended
	September 30,		December 31,
	2007	2006	2006	2005

Options to purchase common stock	7,957,099	3,802,462	3,924,663	1,480,846
Convertible bridge notes	2,018,944	—	—	—
Convertible notes	2,258,415	—	—	—
Convertible preferred stock (as if converted)	3,430,892	2,377,150	2,872,451	608,305
Warrants to purchase common stock	504,735	—	—	—
	16,170,085	6,179,612	6,797,114	2,089,151

Stock-Based Compensation
Effective January 1, 2006, the Company adopted SFAS 123R, “Share-Based Payments” (“SFAS 123R”). This statement is a revision of SFAS 123, and supersedes APB Opinion No. 25, and its related implementation guidance. SFAS 123R addresses all forms of share-based payment (“SBP”) awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations. As the Company did not issue any employee share-based payments prior to January 1, 2006, there was no unrecognized compensation costs in any prior periods.

Non-Employee Stock-Based Compensation
The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS 123R and EITF Issue No. 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods, or Services,” (“EITF 96-18”) which requires that such equity instruments are recorded at their fair value on the measurement date.  The measurement of stock-based compensation is subject to periodic adjustment as the underlying equity instruments vest.  Non-employee stock-based compensation charges are being amortized over their respective vesting periods.

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

A summary of employee and non-employee stock based compensation expense is as follows:

	Nine Months Ended September 30,		Year Ended December 31,
	2007	2006	2006	2005
Employee	$807,592	$2,395,997	$3,213,615	$—
Non-employee	668,821	198,768	314,637	2,264,985
Total	$1,476,413	$2,594,765	$3,528,252	$2,264,985

Research and Development
Research and development expense is charged to operations as incurred and consists primarily of personnel expenses, outside services, production software licenses, production hardware and hosting costs. The Company incurred research and development costs during the planning and development phase of its web site, which was completed as of June 30, 2006. For the nine months ended September 30, 2007 and 2006, research and development expense amounted to $0 and $1,379,111, respectively. For the years ended December 31, 2006 and 2005, research and development expense amounted to $1,379,111 and $87,770, respectively.

Advertising Costs
Costs related to advertising, promotions of products and services and participation in trade shows and other marketing events are expensed as incurred. Advertising expense amounted to $73,354 and $773,971 for the nine months ended September 30, 2007 and 2006, respectively, and $885,425 and $3,516 for the years ended December 31, 2006 and 2005, respectively. These expenses are included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

Income Taxes
The Company accounts for income taxes under SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. SFAS 109 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. Furthermore, SFAS 109 provides that it is difficult to conclude that a valuation allowance is not needed when there is negative evidence such as cumulative losses in recent years. Therefore, cumulative losses weigh heavily in the overall assessment. Accordingly the Company has recorded a full valuation allowance against its net deferred tax assets. In addition, the Company expects to provide a full valuation allowance on future tax benefits until it can sustain a level of profitability that demonstrates its ability to utilize the assets, or other significant positive evidence arises that suggests its ability to utilize such assets. The future realization of a portion of the reserved deferred tax assets related to tax benefits associated with the exercise of stock options, if and when realized, will not result in a tax benefit in the consolidated statement of operations, but rather will result in an increase in additional paid in capital. The Company will continue to re-assess its reserves on deferred income tax assets in future periods on a quarterly basis.

Effective January 1, 2007, the Company adopted Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”) – an interpretation of FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under FIN 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. At the date of adoption, and as of September 30, 2007, the Company does not have a liability for unrecognized tax benefits.

The Company files income tax returns in the U.S. federal jurisdiction and various states. The Company is subject to U.S. federal or state income tax examinations by tax authorities for years after 2002. During the periods open to examination, the Company has net operating losses (“NOLs”) and tax credit carry forwards for U.S. federal and state tax purposes that have attributes from closed periods. Since these NOLs and tax credit carry forwards may be utilized in future periods, they remain subject to examination.

The Company’s policy is to record interest and penalties on uncertain tax provisions as income tax expense. As of September 30, 2007, the Company has no accrued interest or penalties related to uncertain tax positions.

Fair Value of Financial Instruments
The carrying amounts reported in the consolidated financial statements for cash, accounts receivable, prepaid expenses and other current assets, accounts payable and accrued expenses and other current liabilities approximate fair value based on the short-term maturity of these instruments. The carrying amounts of the Company’s convertible bridge notes payable, convertible notes payable and note payable approximate fair value because the effective yields of such instruments, which includes the effects of contractual interest rates taken together with any discounts, are consistent with current market rates of interest for instruments of comparable credit risk.

Registration Rights Agreements
The Company accounts for registration rights agreements in accordance with FSP EITF 00-19-2 “Accounting for Registration Payment Arrangements” (“FSP EITF 00-19-2”). FSP EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument, should be separately recognized and accounted for as a contingency in accordance with SFAS No. 5 “Accounting for Contingencies.”

Recent Accounting Pronouncements
In September 2005, the FASB ratified EITF Issue No. 05-7, “Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues,” which addresses whether a modification to a conversion option that changes its fair value affects the recognition of interest expense for the associated debt instrument after the modification and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). This issue is effective for future modifications of debt instruments beginning in the first interim or annual reporting period beginning after December 15, 2005. The adoption of this pronouncement did not have a material impact on the accompanying consolidated financial statements.

In September 2005, the FASB also ratified EITF Issue No. 05-8, “Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature,” which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

value of the beneficial conversion feature on the commitment date (which is treated and recorded in stockholders’ equity for book purposes, but as a liability for income tax purposes) and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109, “Accounting for Income Taxes.” This Issue should be applied by retrospective application pursuant to SFAS 154 to all instruments with a beneficial conversion feature accounted for under EITF 00-27 included in financial statements for reporting periods beginning after December 15, 2005. The adoption of this pronouncement did not have a material impact on the accompanying consolidated financial statements because the only beneficial conversion features recorded by the Company were deemed dividends on preferred shares that are equity instruments for both book and tax purposes.

In June 2006, the EITF reached a consensus on Issue No. 06-3 (“EITF 06-3”), “Disclosure Requirements for Taxes Assessed by a Governmental Authority on Revenue-Producing Transactions.” The consensus allows companies to choose between two acceptable alternatives based on their accounting policies for transactions in which the company collects taxes on behalf of a governmental authority, such as sales taxes. Under the gross method, taxes collected are accounted for as a component of sales revenue with an offsetting expense. Conversely, the net method allows a reduction to sales revenue. If such taxes are reported gross and are significant, companies should disclose the amount of those taxes. The guidance should be applied to financial reports through retrospective application for all periods presented, if amounts are significant, for interim and annual reporting beginning after December 15, 2006. The Company adopted the provisions of this EITF and accounts for the collection of sales taxes using the net method. The implementation of EITF 06-3 did not have a material effect on the Company’s consolidated financial statements.

In September 2006, the staff of the SEC issued SAB 108 which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement.  SAB 108 became effective in fiscal 2007.  The adoption of this pronouncement did not have a material impact on the accompanying consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”).  SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements.  SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The adoption of SFAS 157 is not expected to have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

In November 2006, the EITF reached a final consensus in EITF Issue 06-6 “Debtor’s Accounting for a Modification (or Exchange) of Convertible Debt Instruments” (“EITF 06-6”).  EITF 06-6 addresses the modification of a convertible debt instrument that changes the fair value of an embedded conversion option and the subsequent recognition of interest expense for the associated debt instrument when the modification does not result in a debt extinguishment pursuant to EITF 96-19, “Debtor’s Accounting for a Modification or Exchange of Debt Instruments.” The consensus should be applied to modifications or exchanges of debt instruments occurring in interim or annual periods beginning after November 29, 2006. The adoption of this pronouncement did not have a material effect on the accompanying consolidated financial statements.

In November 2006, the FASB ratified EITF Issue No. 06-7, “Issuer’s Accounting for a Previously Bifurcated Conversion Option in a Convertible Debt Instrument When the Conversion Option No Longer Meets the Bifurcation Criteria in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities” (“EITF 06-7”). At the time of issuance, an embedded conversion option in a convertible debt instrument may be required to be bifurcated from the debt instrument and accounted for

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

separately by the issuer as a derivative under SFAS 133, based on the application of EITF 00-19. Subsequent to the issuance of the convertible debt, facts may change and cause the embedded conversion option to no longer meet the conditions for separate accounting as a derivative instrument, such as when the bifurcated instrument meets the conditions of EITF 00-19 to be classified in stockholders’ equity. Under EITF 06-7, when an embedded conversion option previously accounted for as a derivative under SFAS 133 no longer meets the bifurcation criteria under that standard, an issuer shall disclose a description of the principal changes causing the embedded conversion option to no longer require bifurcation under SFAS 133 and the amount of the liability for the conversion option reclassified to stockholders’ equity. EITF 06-7 should be applied to all previously bifurcated conversion options in convertible debt instruments that no longer meet the bifurcation criteria in SFAS 133 in interim or annual periods beginning after December 15, 2006, regardless of whether the debt instrument was entered into prior or subsequent to the effective date of EITF 06-7. Earlier application of EITF 06-7 is permitted in periods for which financial statements have not yet been issued. The adoption of this pronouncement did not have an effect on the accompanying consolidated financial statements.

On February 15, 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”).  The guidance in SFAS 159 “allows” reporting entities to “choose” to measure many financial instruments and certain other items at fair value.  The objective underlying the development of this literature is to improve financial reporting by providing reporting entities with the opportunity to reduce volatility in reported earnings that results from measuring related assets and liabilities differently without having to apply complex hedge accounting provisions, using the guidance in SFAS 133, as amended. The provisions of SFAS 159 are applicable to all reporting entities and are effective as of the beginning of the first fiscal year that begins subsequent to November 15, 2007.  The adoption of SFAS 159 is not expected to have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

In June 2007, the EITF reached a consensus on EITF Issue No. 06-11, “Accounting for Income Tax Benefits on Dividends on Share-Based Payment Awards” (“EITF 06-11”). EITF 06-11 addresses share-based payment arrangements with dividend protection features that entitle employees to receive (a) dividends on equity-classified nonvested shares, (b) dividend equivalents on equity-classified nonvested share units, or (c) payments equal to the dividends paid on the underlying shares while an equity-classified share option is outstanding, when those dividends or dividend equivalents are charged to retained earnings under SFAS 123R and result in an income tax deduction for the employer. A realized income tax benefit from dividends or dividend equivalents that are charged to retained earnings are paid to employees for equity-classified nonvested shares, nonvested equity share units, and outstanding equity share options should be recognized as an increase in additional paid in capital. The amount recognized in additional paid-in capital for the realized income tax benefit from dividends on those awards should be included in the pool of excess tax benefits available to absorb potential future tax deficiencies on share-based payments. The Company does not expect the adoption of this pronouncement to have a material impact on its financial position or results of operation.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial statements upon adoption.

NOTE 4 – ACQUISITION OF SUBSIDIARY

On March 11, 2005, RedRoller entered into a Merger Agreement, as amended on December 15, 2005, with TSE. The Merger Agreement provided for RedRoller to purchase, through its wholly-owned subsidiary, RedRoller Merger Sub, Inc. (“RRMS”), the business and assets of TSE (the “Asset Purchase”). RedRoller formed RRMS solely to purchase the business and assets of TSE.

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Upon completion of the merger, RRMS was merged with and into TSE, the separate corporate existence of RRMS ceased, and TSE continued as the surviving corporation and subsidiary of RedRoller. The Merger was completed on December 31, 2005, whereby RedRoller issued 1,096,450 shares of common stock in exchange for all of the issued and outstanding common stock of TSE. In addition, on December 31, 2005, as of the closing date of the merger, Mark Taylor, former President of TSE, became the Chief Logistics Officer (“CLO”) of RedRoller and a director of the Company.  Mr. Taylor continues to serve as President of TSE, which operates as a wholly-owned subsidiary of RedRoller.

The purchase consideration and a breakdown of the excess of the purchase price over the net assets acquired as of such date are as follows:

Common stock	$1,913,685
Transaction expenses	31,815
Total purchase cost	$1,945,500

Assets acquired (fair value)
Cash	$13,248
Accounts receivable	182,923
Other assets	5,070
Tangible assets acquired	201,241
Liabilities assumed (fair value)
Accounts payable	14,984
Accrued expenses	22,193
Deferred revenue	73,345
Liabilities assumed	110,522
Net assets acquired	90,719

Purchase price in excess of net assets acquired	1,854,781
Allocated to:
Customer relationships	80,000
Trade name	5,170
Goodwill	$1,769,611

The fair value of the common stock on the date of acquisition amounted to $1.75 per share based upon the conversion price of the Company’s common stock in the issuance of Series A Preferred completed on December 15, 2005. An independent third-party appraiser was used to assess and value the Company’s purchase price allocation. The valuation of the customer relationships and trade name was based upon the income approach and the market approach. As a result of the study, the Company allocated $80,000 of the excess to customer relationships and $5,170 of the excess to trade name.

The Company acquired TSE for the purpose of penetrating additional markets for its services by having the ability to offer software products that are used to interface on-line shipping access with a wide variety of business enterprise systems.  Subsequent to the acquisition, the former sole stockholder of TSE played a critical role in helping the Company obtain the approval by FedEx Corp. (“FedEx”) to become a certified and authorized Custom Solutions Provider for FedEx (Note 17).

The following unaudited pro-forma information reflects the results of operations of the Company, as if the acquisition had been consummated on January 1, 2005.

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

For the year ended December 31, 2005:
Net sales	$893,395
Net loss	(3,241,212)

The pro-forma results are presented for illustration purposes only and are not necessarily indicative of the results that the Company would have achieved or could potentially achieve in future periods had it completed this transaction as of the date indicated.

NOTE 5 – PREPAID EXPENSES

Prepaid expenses consist of the following as of September 30, 2007 and December 31, 2006:

	September 30, 2007	December 31, 2006
	(unaudited)

Software and other licenses	$67,950	$100,145
Maintenance agreements, insurance and other	13,121	11,890
Prepaid rent	9,231	12,951
	$90,302	$124,986

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of September 30, 2007 and December 31, 2006:

	September 30, 2007	December 31, 2006
	(unaudited)

Computer equipment	$622,810	$609,651
Machinery and equipment	30,466	30,466
Leasehold improvements	13,000	13,000
Furniture and fixtures	5,945	5,945
	672,221	659,062
Less: accumulated depreciation	(364,344)	(199,022)
Property and equipment, net	$307,877	$460,040

Depreciation expense for the nine months ended September 30, 2007 and 2006 amounted to $165,322 and $134,294, respectively, and $186,338 and $9,990, respectively, for the years ended December 31, 2006 and 2005.

NOTE 7 – WEB SITE DEVELOPMENT COSTS

Web site development costs consist of the following as of September 30, 2007 and December 31, 2006:

	September 30, 2007	December 31, 2006
	(unaudited)

Consulting fees	$252,215	$252,215
Salaries	207,256	207,256
	459,471	459,471
Less: accumulated amortization	(153,157)	(38,289)
Web site development costs, net	$306,314	$421,182

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Amortization expense for the nine months ended September 30, 2007 and 2006 amounted to $114,868 and $0, respectively. Amortization expense for the years ended December 31, 2006 and 2005 amounted to $38,289 and $0, respectively. Amortization expense subsequent to the nine months ended September 30, 2007 is as follows:

Years ending December 31,
2007 (three months)	$38,289
2008	153,157
2009	114,868
$306,314

NOTE 8– GOODWILL AND AMORTIZABLE INTANGIBLE ASSETS

At September 30, 2007 and December 31, 2006, goodwill and other intangible assets consist of the following:

	September 30, 2007	December 31, 2006
	(unaudited)

Goodwill	$1,769,611	$1,769,611
Amortizable intangible assets:
Customer relationships	$80,000	$80,000
Trade name	5,170	5,170
Less: accumulated amortization	(29,809)	(17,034)
Intangible assets, net	$55,361	$68,136

The Company, as of December 31, 2006, evaluated the carrying amount of its goodwill in accordance with SFAS 142 to determine whether circumstances indicate that the carrying amount of the goodwill exceeds its net realizable value. The Company performed its evaluation with the assistance of a study performed by an outside specialist in which the Company determined that the fair value of the reporting unit exceeds its net carrying amount as of December 31, 2006 and that no impairment charge is necessary for the year ended December 31, 2006. In performing this evaluation, the Company considered a variety of factors including a discounted cash flow forecast to determine the enterprise value of the business using the income approach. Making estimates about the carrying values of intangible assets requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect on the financial statements of a condition, situation, or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results regarding estimates of the carrying value of these intangibles could differ materially from the Company’s estimates.

The Company also evaluated the carrying amounts of its other intangible assets in accordance with SFAS 144. Under SFAS 144, a long-lived asset is deemed to have been impaired when the carrying amount of the asset exceeds its undiscounted future cash flows and the fair value of the asset is less than

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

the carrying amount. The Company, in performing its evaluation of the carrying amounts of these assets included all future cash inflows less those cash outflows specifically related to the use of the asset over the remaining useful lives of the assets. The Company, based on this evaluation determined that the net future cash flows over the remaining useful lives of these assets exceed their carrying amounts at December 31, 2006. Accordingly, no impairment charge is considered necessary for the year ended December 31, 2006.

In addition, during the nine months ended September 30, 2007, the Company has not identified any conditions that would indicate that an impairment of its goodwill, intangible assets or long-lived assets has occurred.

Amortization expense with respect to the customer relationships and trade name amounted to $12,775 for both the nine months ended September 30, 2007 and 2006 and $17,034 for the year ended December 31, 2006, respectively. Amortization expense subsequent to the nine months ended September 30, 2007 is as follows:

Years ending December 31,
2007 (three months)	$4,259
2008	17,034
2009	17,034
2010	17,034
$55,361

NOTE 9 – ACCURED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following as September 30, 2007 and December 31, 2006.

	September 30,	December 31,
	2007	2006
	(unaudited)

Professional and consulting fees	$198,764	$51,774
Payroll and payroll taxes	96,384	—
Cost of sales	66,913	11,085
401(k) payable	41,950	—
Interest payable	33,668	—
Property and equipment purchases	—	39,335
Other	8,602	4,340
	$446,281	$106,534

NOTE 10– NOTES PAYABLE

Series A Convertible Notes Payable
In November 2005, the Company issued to various investors, $1,044,989 of convertible notes (the “Series A Notes”) bearing interest at the rate of 10% per annum, maturing on the first anniversary of their dates of issuance. The Series A Notes included $330,000 of such notes issued to certain stockholders and employees of the Company. The Series A Notes were automatically convertible following the completion of a subsequent financing transaction at a conversion price equal to $1.75 per share, which was deemed to

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

be equal to the fair market value of the Company’s common stock upon the closing of this transaction. If the subsequent financing did not occur by the maturity date, then the Series A Notes were contingently convertible at the option of the holders at a conversion price of $1.15 per share.

The Company evaluated the conversion feature embedded in the Series A Notes to determine whether under SFAS 133, such conversion feature should be bifurcated from its host instrument and accounted for as a free standing derivative in accordance with EITF 00-19. In performing this analysis, the Company determined that the Series A Notes met the definition of a conventional debt instrument as that term is described in the implementation guidance to SFAS 133 and further clarified in EITF 05-2. Accordingly, the notes and related conversion option were accounted for in accordance with the provisions of EITF 98-5 and EITF 00-27 and therefore, no bifurcation of the conversion feature was required to be recorded by the Company for the intrinsic value of a beneficial conversion feature.

 The principal balance of the Series A Notes, along with accrued interest payable of $16,715, was converted into 608,305 shares of Series A Preferred on December 15, 2005.

Aggregate contractual interest expense under the Series A Notes amounted to $16,715 for the year ended December 31, 2005.

Series B(2) Convertible Notes Payable
In May and June 2007, the Company issued $500,000 of convertible notes (the “B(2) Notes”) to various investors bearing interest at the rate of 7% per annum, maturing on the first anniversary of their dates of issuance. The Company’s issuance of the B(2) Notes represented approximately 15% of the voting interest of the Company on an if-converted basis at the time of the transaction. The B(2) Notes include $27,866 of such notes issued to certain stockholders and employees of the Company.

The B(2) Notes are automatically convertible following the completion of a subsequent financing transaction at a conversion price equal to $.23 per share, which has been determined to be equal to the fair market value of the Company’s common stock at the time of this financing transaction. If the subsequent financing does not occur by the maturity date, then the B(2) Notes are convertible at the option of the holders at a conversion price of $.23 per share. The Company deemed the optional conversion right to be in effect at all times because the completion of a subsequent financing transaction was not deemed to be within its control.

At the time the B(2) Notes were issued, the Board of Directors authorized the Company to proceed with filing the appropriate certificates of designation to memorialize a new class of Series B(2) Convertible Preferred Stock (“Series B(2) Preferred”). The Series B(2) Preferred was intended to be convertible into common stock on a 1 for 1 basis. The Company was unable to complete this action by September 30, 2007 and therefore did not have the authorized share capital available to satisfy either the mandatory conversion or optional conversion rights described above. Accordingly, the Company determined, in accordance with EITF 00-19, paragraphs 19 through 23, that it would be appropriate to assume that cash settlement of the conversion option was in the control of the note holders as of September 30, 2007 and bifurcate the conversion option from the notes to account for them as a free standing derivative.  The fair value of the conversion option was calculated using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 4.92%; expected dividend yield of zero percent; expected option life of one year; and current volatility of 111.86%.  The aggregate commitment date fair value of the conversion option amounted to $152,456.  The change in fair value of conversion option as of September 30, 2007 was insignificant to the Company’s financial position and results of operations.

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

As described in Note 17, the B(2) noteholders waived their rights to the conversion to Series B(2) Preferred shares and agreed to convert them directly into common shares in anticipation of the Merger described in Note 2.

The issuance of the B(2) Notes also required the Company to reevaluate the conversion features embedded in the Series A Preferred and Series B(1) Preferred shares using the re-measurement principles enumerated in EITF 98-5 and EITF 00-27 due to anti-dilution provisions that trigger reductions in conversion prices for subsequent dilutive issuances. Accordingly, the Company recorded $1,297,954 of deemed preferred dividends during the nine months ended September 30, 2007 as a result of the adjustment to the conversion option prices of its Series A and Series B(1) Preferred shares (see Note 12).

At September 30, 2007, the Company has accrued unpaid interest of $10,912 which is included in accrued expenses and other current liabilities in the accompanying consolidated balance sheet. Interest expense related to the B(2) Notes amounted to $10,912 for the nine months ended September 30, 2007.

Convertible Bridge Notes Payable
On July 5, 2007, the Company issued $750,000 of convertible notes to two investors bearing interest at the rate of .83% per month.

On August 1, 2007, the Company issued $500,000 of convertible notes to two investors bearing interest at .83% per month. The notes were fully paid on August 28, 2007, including accrued interest of $4,150.

On August 27, 2007, the Company issued $500,000 of convertible notes to various investors bearing interest at .83% per month.

The $1,250,000 remaining convertible notes (the “Convertible Notes”) mature on December 31, 2007. The Convertible Notes are contingently convertible following the completion of a subsequent financing transaction at a conversion price equal to 75% of the per share price offered in such a transaction, if consummated.

The Convertible Notes are subject to automatic conversion upon the occurrence of certain events as defined, including (i) prior to any consolidation or merger of the Company with or into any public company (as that term is defined in the Convertible Notes), at a price per share equal to a 25% discount to the offering price of such common stock offered by the Company in conjunction with the merger or consolidation with the Company; (ii) in the event that the Convertible Notes are not paid in full within 90 days following the maturity date, the principal and accrued interest will convert into common stock of the Company as determined by multiplying (a) the number of shares of capital stock of the Company that is equal to 50.1% of the total number of issued and outstanding shares of capital stock of the Company as of the maturity date by the result of (b) the principal amount of the individual notes divided by the principal amount of all Convertible Notes.

In connection with the issuance of the Convertible Notes, the Company issued warrants to purchase shares of its common stock (the “Warrants”). The Warrants allow the holders to purchase up to 504,735 shares of the Company’s common stock at an exercise price of $1.28 per share. The Warrants expire on November 13, 2012.

In accordance with APB 14, the Company allocated $1,021,831 of the proceeds to the Convertible Notes and $228,169 of the proceeds to the Warrants based on the relative fair values of these financial instruments. The fair value of the Warrants was calculated using the Black-Scholes option pricing model with the following assumptions: fair value of common stock of $.85; risk-free interest rate of 4.92%;

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

expected dividend yield of zero percent; expected life of five years; and current volatility of 89.50%.  The difference between the carrying amount of the Convertible Notes and their contractual redemption amount is being accreted as interest expense through December 31, 2007, their maturity date. Accretion of the aforementioned discount amounted to $90,406 for the nine months ended September 30, 2007 and is included in interest expense in the accompanying statements of operations.

As described in Note 17, on November 13, 2007, the Company completed the merger with Acquisition Sub. As a result, the Convertible Notes, which were contingently convertible upon the merger of the Company into a public company, became convertible.

At September 30, 2007, the Company has accrued unpaid interest of $22,756 which is included in accrued expenses and other current liabilities in the accompanying consolidated balance sheet. Interest expense related to the Convertible Notes amounted to $26,906 for the nine months ended September 30, 2007.

Note Payable
On March 30, 2007, the Company issued a $200,000 convertible note (the “Original Note”) to an investor bearing interest at 7% per annum, maturing on March 30, 2008.  The Original Note was automatically convertible into 527,116 shares of the Company’s Series B(2) Convertible Preferred stock upon maturity at $0.38.

On June 18, 2007, the Company and the noteholder agreed to amend the Original Note (the “Amended Note”) to bear interest at 3% per annum and extend the maturity of the note to September 30, 2008. In addition, the conversion feature of the Original Note was eliminated and all principal and accrued interest is payable solely in cash on the maturity date of the Amended Note. The Company accounted for the amendment to the Original Note in accordance with the guidelines enumerated in EITF Issue No. 96-19 “Debtor’s Accounting for a Modification or Exchange of Debt Instruments” (“EITF 96-19”) and EITF 06-6. EITF 96-19 provides that a substantial modification of terms in an existing debt instrument should be accounted for like, and reported in the same manner as, an extinguishment of debt. EITF 96-19 further provides that the modification of a debt instrument by a debtor and a creditor in a non-troubled debt situation is deemed to have been accomplished with debt instruments that are substantially different if (a) the present value of the cash flows under the terms of the new debt instrument is at least ten percent different from the present value of the remaining cash flows under the terms of the original instrument at the date of the modification or (b) a modification or an exchange of debt instruments adds a substantive conversion option or eliminates a conversion option that was substantive at the date of the modification or exchange.  EITF 06-6 generally provides that the elimination of a substantive conversion feature in connection with the modification of a debt instrument under EITF 96-19 results in a substantial modification that extinguishes the previous debt instrument.

The Company evaluated its issuance of the Amended Note to determine whether the modification in the conversion feature, change in the interest rate and change in the maturity date resulted in the issuance of a substantially different debt instrument. The Company determined after giving effect to the changes in these features, including the elimination of the conversion feature of the instrument that the Company had issued a substantially different debt instrument, which resulted in a constructive extinguishment of the original debt instrument. Accordingly, the Company recorded the Amended Note at fair value and used that amount to determine the debt extinguishment gain to be recognized and the effective rate of the new instrument.

The Company computed the fair value of the Amended Note of $191,326 by discounting all future cash flows under such note at the rate of 26.76%. The Company believes that the discount rate of 26.76% results in a fair and reasonable estimation of the fair value of the Amended Note in the circumstances.

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

The gain on extinguishment of $8,674 resulting from the modification includes the effects of derecognizing the carrying value of the Original Note prior to its modification and establishing the fair value of the Amended Note at its modification date. The gain on extinguishment is included in the accompanying statement of operations for the nine months ended September 30, 2007.

During the nine months ended September 30, 2007, the Company made $7,500 of interest payments to the note holder of which $2,678 is included in prepaid expenses and other current assets in the accompanying consolidated balance sheet as of September 30, 2007 and $4,822 is included in interest expense in the accompanying consolidated statements of operations for the nine months ended September 30, 2007.

On April 6, 2007, the Company issued a note payable (the “Note”) to an investor in the amount of $98,000 bearing interest at 10% annum. The Note was collateralized by the total assets of the Company. The Company repaid the Note on May 21, 2007, including $1,808 of accrued interest.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Operating Leases
The Company has non-cancelable operating leases for its office spaces in Plymouth, Michigan and Stamford, Connecticut. Future non-cancelable minimum lease payments as of September 30, 2007 are as follows:

Year ending December 31,
2007 (three months)	$30,692
2008	145,110
2009	152,835
2010	141,090

Total minimum lease payments	$469,727

Rent expense for the nine months ended September 30, 2007 and 2006 amounted to $117,002 and $54,177, respectively, and amounted to $97,819 and $20,110 for the years ended December 31, 2006 and 2005, respectively.

In August 2007, the Company extended the operating lease on its Plymouth, MI facility. This lease was extended through July 2008 with rental payments of $1,000 per month. In addition, in August 2007, the Company entered into an operating lease in connection with the move of its headquarters to Stamford, CT. The lease commenced on October 1, 2007 and has a three year term with escalating rental payments beginning at $9,231 per month. In October 2007, the Company amended its Stamford lease for additional office space (see Note 17).

Employment Agreements
On December 31, 2005 and in July and August 2007, the Company entered into employment agreements with six of its executives for initial terms of three years, which will be renewed for an additional one to two years thereafter, unless written notice is provided by the respective parties. The agreements provide, among other things, for the payment of aggregate annual base salaries of approximately $1,135,000, as well as such incentive compensation and discretionary bonuses as the Board of Directors may determine and to which they may become entitled to pursuant to a bonus program. In addition, the employment agreements provide for up to thirty nine months of severance compensation for terminations under certain circumstances. Aggregate potential severance compensation amounted to $2,167,500 at September 30, 2007.

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Domestic and International Transportation Services Agreement
On March 7, 2005, the Company entered into a Domestic and International Transportation  Services Agreement with DHL in which DHL has agreed to provide the Company (as an authorized reseller of such services), with certain wholesale transportation services for a period of two years. This agreement has been extended to February 1, 2008.

Pursuant to the terms of the agreement, DHL is providing the Company with certain discounted prices on domestic and international shipments with respect to shipping orders forwarded to DHL by the Company which the Company originates from customers visiting its website.  The prices specified in the contract are subject to periodic review by DHL and may be changed by DHL, in their sole discretion, under certain circumstances including (but not necessarily limited to) the Company’s inability to maintain a minimum order volume of at least $1,000,000 annually during the term of the agreement.  The Company has not yet attained this level of volume since the origination of the agreement in March 2005 and cannot provide any assurance that DHL will not materially increase prices or that any price increases will not have a material effect on the Company’s operations.  The agreement may also be cancelled by either the Company or DHL upon 30 days written notice or by DHL in its sole discretion in the event of the Company’s inability to maintain a minimum order volume of at least $1,000,000 annually during the term of the agreement.

Federal Express Compatible Solutions Program
On September 28, 2007, the Company was approved by FedEx Corporate Services, Inc. (“FedEx”) to be a certified and authorized Custom Solutions Provider (“CSP”) for FedEx. Pursuant to the terms of the agreement, FedEx is granting the Company a non-exclusive, non-transferable, royalty-free, revocable, limited license to use the FedEx software (the “Application”), within the United States, for the purposes of (i) integrating the Application with the Company’s shipping related system and services; (ii) hosting and maintaining the product; and (iii) allowing end users to access remotely, through a web browser and via the Company’s web site, the product in order to request FedEx services. The initial term of the agreement expires on May 10, 2008. Thereafter, the agreement will automatically renew for successive one year terms unless either party provides 90 day written notice.  Upon termination or expiration of the agreement, all licenses granted will terminate.

Consulting Agreement
On September 10, 2007, the Company entered into a consulting agreement with ADA Software Group, Inc. (“ADA”), whereby ADA is assisting the Company in developing its subscription services model by providing technology and quality assurance services. ADA is developing certain software code related to the Company’s subscription services model and enhancing the Company’s existing system functionality, related materials application and documentation. The term of the agreement is for 36 months requiring the following monthly payments:

September 2007 – August 2008                                                             $27,500
September 2008 – August 2009                                                             $30,000
September 2009 – August 2010                                                             $32,500

Either party may terminate the agreement if the other (a) breaches any material provision of the agreement and fails to cure the same; (b) files or has filed against it a petition in bankruptcy; (c) has a receiver appointed to handle its assets or affairs; (d) makes or attempts to make an assignment for benefit of creditors. In the event that the Company terminates the agreement for any reason other than cause, as that term is defined in the agreement, then the Company must pay ADA an early termination fee equal to four times the then effective monthly payment.

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

NOTE 12 – STOCKHOLDERS’ EQUITY

Recapitalization of nFront
RedRoller was originally formed on August 30, 2004 as a limited liability company under the name nFront, LLC in the State of Delaware. At the time of its formation, nFront was capitalized with $250,000 of contributions from its members. Through December 31, 2004, nFront had minimal operations and had incurred start-up expenses of approximately $214,000 for the period of August 30, 2004 through December 31, 2004. At December 31, 2004, members’ equity amounted to $36,008. On February 23, 2005, nFront reincorporated in the State of Delaware and concurrently changed its name to RedRoller, Inc. At the date of conversion, the members of nFront exchanged their current percentage membership interests for a corresponding similar percentage ownership in RedRoller through the issuance of 3,291,400 shares of the Company’s common stock. The conversion was accounted for as a recapitalization transaction. Accordingly, the accompanying consolidated financial statements present the historical financial position, results of operations and cash flows of RedRoller, adjusted to give retroactive effect to the recapitalization of nFront into RedRoller. The consolidated statement of stockholders’ equity reflects the recapitalization of the results of operations for the period from January 1, 2005 through February 22, 2005 from the Company’s accumulated deficit into additional paid in capital.

Common Stock
The Company is authorized to issue up to 200,000,000 shares of common stock, par value $.001.  Each share of common stock has the right to one vote.  The holders of common stock are entitled to dividends when declared by the Board of Directors, subject to the prior rights and preferences of the preferred stock shareholders.  In addition, in the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up of the Company, after distribution in full of preferential amounts to be distributed to the holders of the preferred stock, the holders of the common stock will be entitled to the remaining assets of the Company.

On October 1, 2005, the Company received proceeds of $100,000 in connection with the sale of 32,945 shares of common stock to the former sole shareholder of TSE and 32,945 shares of common stock to the Company’s Chairman of the Board. The Company valued these shares at $1.75 per share based upon the conversion price embedded in convertible notes that the Company issued from June 2005 through November 2005.  Accordingly, the Company determined the value of the common stock issued on October 1, 2005 to be $115,000 and recorded compensation expense of $15,000 for the difference between the fair value of the common stock issued and the cash proceeds received.

On October 1, 2005, the Company issued 32,945 shares of common stock to the Company’s Chairman of the Board, 21,743 shares of common stock to a consultant and 16,472 shares of common stock to an employee. The Company valued these shares at $1.75 per share as described above. Accordingly, the Company determined the value of the common stock issued on October 1, 2005 to be $124,200 and recorded compensation expense of $86,250 and consulting expense of $37,950 during the year ended December 31, 2005.

On December 15, 2005, the Company issued 608,305 shares of Series A Preferred at a conversion price of $1.75 per share, or $1,061,704, based on the conversion of Series A Notes and related accrued interest (see Note 10).

On December 31, 2005, as consideration for the purchase of TSE, the Company issued 1,096,450 shares of common stock to the selling stockholder of TSE.  In connection with the purchase, such stockholder became RedRoller’s Chief Logistics Officer (“CLO”), a director of the Company and TSE’s President (see Note 4).  The Company valued these shares at $1.75 per share based upon the conversion price of its Series A Preferred issued in a private placement transaction during December 2005 through

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

June 2006. Accordingly, the Company recorded the value of the common stock issued on December 31, 2005 at $1,913,685.

On November 11, 2006, the Company issued 16,733 shares of common stock to certain consultants in settlement of a $55,872 liability for services provided to the Company previous to the settlement of this debt.

Convertible Preferred Stock
As described in Note 17, the Company completed a share exchange transaction whereby 100% of the shares of capital stock of RedRoller were exchanged for 10,230,940 shares of common stock of Pubco.  In order to facilitate the share exchange transaction, the preferred stock shareholders voluntarily converted their shares of preferred stock into shares of common stock immediately prior to the merger. Immediately following the conversion, the outstanding shares of common stock issued to the preferred stock shareholders were exchanged for shares of common stock of Pubco. As such, as of the effective date of the merger, all shares of Preferred Stock were converted into shares of common stock.

The Company has authorized 25,000,000 shares of Preferred Stock (“Preferred Stock”), par value $.001 per share.  The Company is authorized, subject to any limitations prescribed by law, without further vote or action by the Company’s stockholders, to issue from time to tome such shares of Preferred Stock in one or more series.  Each series of Preferred Stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.  Prior to the recapitalization, the Company’s Preferred Stock was designated into the following various classifications, as specified in the Certificates of Designation (the “Certificates”):

Type	Authorized
Series A	2,377,150
Series B(1)	658,895

Issuances of Convertible Preferred Stock
On December 15, 2005, the Company issued 608,305 shares of Series A Preferred at a conversion price of $1.75 per share, or $1,061,704, based on the conversion of the Series A Notes and related accrued interest (see Note 10).

During the period of January 4, 2006 through June 20, 2006, the Company issued 1,768,845 shares of its Series A Preferred at a price of $2.26 per share for net proceeds of $3,970,893 (gross proceeds of $3,999,999 less offering costs of $29,106). The Company issued 205,629 shares of the Series A Preferred to unrelated investors on January 4, 2006 for which the proceeds of $465,000 were remitted to the Company in December 2005. Accordingly, the Company recorded investor deposits in the amount of $465,000 at December 31, 2005.

The Company also issued an aggregate of 658,895 shares of its Series B(1) Preferred at a price of $3.34 per share for net proceeds of $2,170,713 (gross proceeds of $2,200,000 less offering costs of $29,287), including (i) 495,301 shares issued during the period of October 12, 2006 through December 18, 2006 for net proceeds of $1,574,334 and (ii) 163,594 shares issued during February 2007 for net proceeds of $596,379.

The Series A Preferred and Series B(1) Preferred were convertible into common stock at any time, at the option of the holder at an adjusted conversion rate of 1.13 per share.  The adjusted conversion price gives effect to a contractual antidilution adjustment made on April 11, 2007 which is more fully described below.

Each share of Preferred Stock was convertible at the option of the holder and automatically upon the occurrence of certain events, as defined in the Certificates, into shares of the Company’s common stock at

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

the specified conversion rate and had a liquidation preference.  The conversion rate and the liquidation preference were subject to adjustment as specified in the Certificates.  Each share of Preferred Stock was entitled to votes equal to the number of shares of common stock into which it was convertible at the time of the voting.

The conversion rates of the Preferred Stock were subject to adjustment for stock splits, stock dividends, recapitalizations, dilutive issuances and other anti-dilution provisions, including instances in which the Company, at its discretion, issued equity securities or convertible instruments that featured prices lower than the conversion prices specified in the Preferred Stock. The Preferred Stock was also automatically convertible into shares of the Company’s common stock, at the then applicable conversion price, upon the earlier of (i) closing of the sale of shares of common stock in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1993, as amended, or (ii) a date specified by vote or written consent of the holders of at least a majority of the then outstanding shares of the Preferred Stock.

The issuance of the B(2) Notes described in Note 10 required the Company to reevaluate the conversion features embedded in the Series A Preferred and Series B(1) Preferred shares using the re-measurement principles enumerated in EITF 98-5 and EITF 00-27 due to anti-dilution provisions that trigger reductions in conversion prices for subsequent dilutive issuances. Accordingly, the Company recorded $1,297,954 of deemed preferred dividends during the nine months ended September 30, 2007 as a result of the adjustment to the conversion option prices of its Series A and Series B(1) Preferred shares. The conversion rates of the Series A Preferred and Series B(1) Preferred were adjusted, in accordance with the provisions of the Certificates, so that as of September 30, 2007, an additional 306,519 shares of common stock related to Series A Preferred conversions and an additional 88,328 shares of common stock related to Series B(1) Preferred conversions would be issuable if such shares were converted.

Liquidation events included (i) a final dissolution or winding up of the Company’s affairs requiring a liquidation of all classes of stock, (ii) a merger, consolidation or similar event resulting in a more than 50% change in control, (iii) the sale of all or substantially all of the Company’s assets and (iv) the effectuation (at the Company’s election) of any transaction or series of transactions resulting in a more than 50% change in control.

As described in Note 3, the Company applies the classification and measurement principles enumerated in EITF Topic D-98 with respect to accounting for its issuances of Preferred Stock. The Company is required, under Delaware law, to obtain the approval of its Board of Directors in order to effectuate a merger, consolidation or similar event resulting in a more than 50% change in control or a sale of all or substantially all of its assets. The Board of Directors is then required to submit proposals to enter into these types of transactions to the Company’s stockholders for their approval by majority vote. The Company’s preferred stockholders do not (i) have control of the Company’s Board of Directors and (ii) currently do not have sufficient voting rights to control redemption of these shares by either of these events. In addition, the effectuation of any transaction or series of transactions resulting in a more than 50% change in control of the Company can be made only by the Company at its own election. Based on these provisions, the Company classified its Series A Preferred and Series B(1) Preferred in stockholders’ equity in the accompanying consolidated balance sheet because the liquidation events are deemed to be within the Company’s control in accordance with the provisions of Topic D-98.

Also as described in Note 3, the Company evaluated the conversion options embedded in the Series A Preferred and Series B(1) Preferred to determine (in accordance with SFAS 133 and EITF 00-19) whether they should be bifurcated from their host instruments and accounted for as separate derivative financial instruments. The Company determined, in accordance with SFAS 133, that the risks and rewards of the common shares underlying the conversion feature are clearly and closely related to those of the host

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

instruments. Accordingly, the conversion features, which are not deemed to be beneficial at the commitment dates of these financing transactions, are being accounted for as embedded conversion options in accordance with EITF 98-5 and EITF 00-27.  As discussed above, the remeasurement that was triggered under the contractual antidilution provision was beneficial and resulted in the recognition of $1,297,954 in deemed preferred dividends.

The Company evaluates the Series A Preferred and Series B(1) Preferred at each reporting date for appropriate balance sheet classification.

Non-Employee Stock-Based Compensation
On March 15, 2005, the Company granted options to purchase 32,945 shares of the Company’s common stock with an exercise price of $1.52 per share to a director of the Company who performed services outside of his directorship. The fair value of the underlying common stock at the date of grant was $1.75 per share based upon the Company’s most recent equity financing. The options were fully exercisable on the date of grant. On April 11, 2007, these options were modified to reduce their exercise price to $.23 per share. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.54%; expected dividend yield of zero percent; expected option life of ten years; and current volatility of 136.29%.  The aggregate grant date fair value of the award amounted to $48,615.  The Company recorded $670, $0, $0 and $48,615 of consulting expense during the nine months ended September 30, 2007 and 2006 and the years ended December 31, 2006 and 2005, respectively, with respect to these awards.

On March 30, 2005, the Company granted options to purchase 1,044,348 shares of the Company’s common stock with an exercise price of $1.52 per share to the Chairman of the Board who performed services outside of his directorship. The fair value of the underlying common stock at the date of grant was $1.75 per share based upon the Company’s most recent equity financing. The options were fully exercisable on the date of grant. On April 11, 2007, these options were modified to reduce their exercise price to $.23 per share. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.56%; expected dividend yield of zero percent; expected option life of ten years; and current volatility of 136.29%.  The aggregate grant date fair value of the award amounted to $1,541,096.  The Company recorded $21,239, $0, $0 and $1,541,096 of consulting expense during the nine months ended September 30, 2007 and 2006 and the years ended December 31, 2006 and 2005, respectively, with respect to these awards.

On April 15, 2005, the Company granted options to purchase 329,446 shares of the Company’s common stock with an exercise price of $1.52 per share to certain consultants. The fair value of the underlying common stock at the date of grant was $1.75 per share based upon the Company’s most recent equity financing. The options were fully exercisable on the date of grant. On April 11, 2007, these options were modified to reduce their exercise price to $.23 per share. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.27%; expected dividend yield of zero percent; expected option life of ten years; and current volatility of 136.29%.  The aggregate grant date fair value of the award amounted to $561,050.  The Company recorded $6,700, $0, $0 and $561,050 of consulting expense during the nine months ended September 30, 2007 and 2006 and the years ended December 31, 2006 and 2005, respectively, with respect to these awards.

On June 30, 2005, the Company granted options to purchase 52,034 shares of the Company’s common stock with an exercise price of $1.52 per share to a consultant. The fair value of the underlying common stock at the date of grant was $1.75 per share based upon the Company’s most recent equity

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

financing. The options were fully exercisable on the date of grant. On April 11, 2007, these options were modified to reduce their exercise price to $.23 per share. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.29%; expected dividend yield of zero percent; expected option life of ten years; and current volatility of 136.29%.  The aggregate grant date fair value of the award amounted to $76,761.  The Company recorded $1,058, $0, $0 and $76,761 of consulting expense during the nine months ended September 30, 2007 and 2006 and the years ended December 31, 2006 and 2005, respectively, with respect to these awards.

On December 15, 2005, the Company granted options to purchase 22,073 shares of the Company’s common stock with an exercise price of $1.52 per share to a consultant. The fair value of the underlying common stock at the date of grant was $1.75 per share based upon the Company’s most recent equity financing. The options were fully exercisable on the date of grant. On April 11, 2007, these options were modified to reduce their exercise price to $.23 per share. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.47%; expected dividend yield of zero percent; expected option life of ten years; and current volatility of 136.29%.  The aggregate grant date fair value of the award amounted to $37,463.  The Company recorded $536, $0, $0 and $37,463 of consulting expense during the nine months ended September 30, 2007 and 2006 and the years ended December 31, 2006 and 2005, respectively, with respect to these awards.

On April 7, 2006, the Company granted options to purchase 56,665 shares of the Company’s common stock with an exercise price of $2.26 per share to certain consultants. The fair value of the underlying common stock at the date of grant was $2.26 per share based upon the Company’s most recent equity financing.  The options originally vested over a period of one to three years. On April 11, 2007, due to a modification of the terms of the options, all outstanding options became fully exercisable on that date with a modified exercise price of $.23 per share. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.97%; expected dividend yield of zero percent; expected option life of ten years; and current volatility of 127.18%.  The aggregate grant date fair value of the award amounted to $123,548.  The Company recorded $3,548, $111,827 and $113,868 of consulting expense during the nine months ended September 30, 2007 and 2006 and the year ended December 31, 2006, respectively, with respect to these awards.

On April 30, 2006, the Company granted options to purchase 72,478 shares of the Company’s common stock with an exercise price of $2.26 per share to a certain consultant. The fair value of the underlying common stock at the date of grant was $2.26 per share based upon the Company’s most recent equity financing. The options originally vested over a period of four months. On April 11, 2007, these options were modified to reduce their exercise price to $.23 per share. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 5.14%; expected dividend yield of zero percent; expected option life of ten years; and current volatility of 127.18%. The aggregate grant date fair value of the award amounted to $158,081.  The Company recorded $41,445, $65,867 and $105,387 of consulting expense during the nine months ended September 30, 2007 and 2006 and the year ended December 31, 2006, respectively, with respect to these awards.

On August 29, 2006, the Company granted options to purchase 158,135 shares of the Company’s common stock with an exercise price of $3.34 per share to a certain consultant. The fair value of the underlying common stock at the date of grant was $3.34 per share based upon the Company’s most recent equity financing. The options originally vested on August 29, 2008. The shares were issued in connection

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

with a consulting agreement whereby the consultant was required to provide services for the period from August 29, 2006 through August 29, 2008. On May 8, 2007 and February 5, 2007, the agreement was further modified such that 52,712 options were canceled and the remaining 105,423 options outstanding became fully exercisable at a modified exercise price of $.23 per share. On April 11, 2007, due to a modification of the terms of the options, all outstanding options became fully exercisable on that date with a modified exercise price of $.23 per share. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.79%; expected dividend yield of zero percent; expected option life of ten years; and current volatility of 122.95%.  The aggregate grant date fair value of the award amounted to $505,776.  The Company recorded $256,376, $21,074 and $84,296 of consulting expense during the nine months ended September 30, 2007 and 2006 and the year ended December 31, 2006, respectively, with respect to these awards.

On November 22, 2006, the Company granted options to purchase 28,332 shares of the Company’s common stock with an exercise price of $3.34 per share to a consultant. The fair value of the underlying common stock at the date of grant was $3.34 per share based upon the Company’s most recent equity financing. The options originally vested over a period of one to three years. On April 11, 2007, due to a modification of the terms of the options, all outstanding options became fully exercisable on that date with a modified exercise price of $.23 per share. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.57%; expected dividend yield of zero percent; expected option life of ten years; and current volatility of 115.82%.  The aggregate grant date fair value of the award amounted to $89,380.  The Company recorded $15,486 and $11,086 of consulting expense during the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively, with respect to these awards.

On April 11, 2007, due to the decrease in the fair market value of the Company’s common stock, the Board of Directors approved a modification to the exercise price and vesting dates for all options outstanding to non-employees. On April 11, 2007, the exercise price of all options outstanding was decreased to $.23 per share and all outstanding options became fully exercisable on such date. The fair market value of the Company’s common stock on the date of modification was $.23 per share. The weighted-average grant date fair value of the modified options utilizing the original exercise prices was $.20 per share. The weighted-average grant date fair value of the modified options utilizing the modified exercise price was $.21 per share. Assumptions relating to the estimated fair value of these stock options on the date of modification, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.93%; expected dividend yield of zero percent; expected option life of ten years; and current volatility of 111.86%. The Company recorded $38,059 as consulting expense during the nine months ended September 30, 2007 related to the incremental fair value and additional acceleration charge due to the modifications.

On July 9, 2007, the Company granted options to purchase 1,186,011 shares of the Company’s common stock with an exercise price of $.23 per share to various consultants. The fair value of the underlying common stock at the date of grant was $.23 per share based upon the Company’s most recent equity financing. The options vested immediately. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 5.16%; expected dividend yield of zero percent; expected option life of ten years; and current volatility of 106.47%.  The aggregate grant date fair value of the award amounted to $250,838.  The Company recorded $250,838 of consulting expense during the nine months ended September 30, 2007 with respect to these awards.

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

On July 9, 2007, the Company granted options to purchase 3,294 shares of the Company’s common stock with an exercise price of $.23 per share to a consultant. The fair value of the underlying common stock at the date of grant was $.23 per share based upon the Company’s most recent equity financing. The options vest over a period of one year. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 5.16%; expected dividend yield of zero percent; expected option life of ten years; and current volatility of 106.47%.  The aggregate grant date fair value of the award amounted to $697.  The Company recorded $697 of consulting expense during the nine months ended September 30, 2007 with respect to these awards.

On July 11, 2007, the Company granted options to purchase 329,447 shares of the Company’s common stock with an exercise price of $.23 per share to various consultants. The fair value of the underlying common stock at the date of grant was $.23 per share based upon the Company’s most recent equity financing. The options vested immediately. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 5.09%; expected dividend yield of zero percent; expected option life of ten years; and current volatility of 106.47%.  The aggregate grant date fair value of the award amounted to $69,658.  The Company recorded $69,658 of consulting expense during the nine months ended September 30, 2007 with respect to these awards.

On August 4, 2007, the Company granted options to purchase 32,945 shares of the Company’s common stock with an exercise price of $.23 per share to a consultant. The fair value of the underlying common stock at the date of grant was $.23 per share based upon the Company’s most recent equity financing. The options vest over a period of four years. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.71%; expected dividend yield of zero percent; expected option life of ten years; and current volatility of 89.50%.  The aggregate grant date fair value of the award amounted to $6,575.  The Company recorded $570 of consulting expense during the nine months ended September 30, 2007 with respect to these awards.

The Company accounts for its issuances of stock-based compensation to non-employees for services using the measurement date guidelines enumerated in SFAS 123R and EITF 96-18. Accordingly, the value of any awards that were vested and non forfeitable at their date of issuance were measured based on the fair value of the equity instruments at the date of issuance. The non-vested portion of awards that are subject to the future performance of the counterparty are adjusted at each reporting date to their fair values based upon the then current market value of the Company’s stock and other assumptions that management believes are reasonable. The Company believes that the fair value of the stock options issued to non-employees is more reliably measurable than the fair value of the services rendered. The fair value of the stock options granted was calculated using the Black-Scholes option pricing model as prescribed by SFAS 123R.

The expected term of stock options represents the contractual period of the stock options. The expected stock price volatility for the Company’s stock options was determined by examining the historical volatilities for industry peers and using an average of the historical volatilities of the Company’s industry peers as the Company did not have any trading history for it’s common stock. The Company will continue to analyze the historical stock price volatility as more historical data for the Company’s common stock becomes available. The risk-free interest rate assumption is based on the U.S. Treasury instruments whose term was consistent with the expected term of the Company’s stock options. The expected dividend assumption is based on the Company’s history and expectation of dividend payouts.

Total compensations expense recognized for the nine months ended September 30, 2007 and 2006 and the years ended December 31, 2006, and 2005 amounted to $668,821, $198,768, $314,637, and $2,264,985, respectively.  The stock-based compensation expense will fluctuate as the fair market value of the common stock fluctuates. The weighted-average grant date fair value of options granted during the nine months ended September 30, 2007 and 2006 and the years ended December 31, 2006 and 2005 amounted to $.21, $2.64, $2.26 and $1.53 per share, respectively.

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

A summary of non-employee stock option activity, for the nine months ended September 30, 2007 (unaudited) and the years ended December 31, 2006 and 2005 is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Contractual Term	Aggregate Intrinsic Value
Balance at January 1, 2005	—	$—
Granted	1,480,846	1.52

Balance at December 31, 2005	1,480,846	1.52
Granted	315,610	2.90

Balance at December 31, 2006	1,796,456	1.76
Granted	1,551,697	0.23
Forfeited	(52,712)	3.34

Balance at September 30, 2007	3,295,441	$0.23	8.69	$3,501,030
Exercisable at September 30, 2007	3,259,205	$0.23	8.48	$3,466,030

As described above, on April 11, 2007 the exercise prices for all options outstanding to non-employees were modified to $.23 per share.

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying stock options and the fair value of the Company’s common stock at the time ($0.85) for stock options that are in-the-money as of September 30, 2007.

The Company issues new shares of common stock upon exercise of stock options.

NOTE 13 – SHARE-BASED PAYMENTS

2006 Stock Option and Incentive Plan
The 2006 Stock Option and Stock Incentive Plan (the “Plan”) became effective March 17, 2006. The purpose of the Company’s stock compensation plan is to enable the Company to attract, retain and motivate key employees, directors, consultants and advisors.  The Plan provides for the issuance of both incentive stock options (“ISO’s”) and non-qualified stock options (“NQO’s”). ISO’s may be granted only to employees of the Company and NQO’s may be granted to employees, directors, consultants and advisors. At September 30, 2007, the Company had reserved 3,294,474 shares of common stock for issuance under the Plan. As of September 30, 2007, an aggregate of 2,783,807 options have been granted under the Plan, leaving an aggregate of 510,667 shares available for future issuance.

In accordance with the Plan, the stated exercise price shall not be less than 100% of the estimated fair market value of the common stock on the date of grant, as determined by the Board of Directors at the date of grant.

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Options under the Plan are exercisable at such times and subject to such terms and conditions as the Board of Directors may specify in the applicable option agreement.  As of September 30, 2007, options issued under the Plan have a ten-year term.

The Company issues new shares of common stock upon exercise of stock options.

Stock Option Grants
On April 7, 2006, the Company granted options to purchase 809,781 shares of its common stock at an exercise price of $2.26 per share to certain employees. The fair value of the underlying common stock at the date of grant was $2.26 per share based upon the Company’s most recent equity financing. The options originally vested over a period of one to three years. On April 11, 2007, due to a modification of the terms of the options, all outstanding options became fully exercisable on that date with a modified exercise price of $.23 per share. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.90%; expected dividend yield of zero percent; expected option life of six years; and current volatility of 127.18%.  The aggregate grant date fair value of the award amounted to $1,638,011. The Company recorded $360,018, $710,169 and $1,063,254 of compensation expense during the nine months ended September 30, 2007 and 2006 and the year ended December 31, 2006, respectively, with respect to these awards.

On April 7, 2006, the Company granted options to purchase 996,908 shares of its common stock at an exercise price of $2.26 per share to certain employees. The fair value of the underlying common stock at the date of grant was $2.26 per share based upon the Company’s most recent equity financing. The options vested over a period of one year. On April 11, 2007, due to a modification of the terms of the options, all outstanding options became fully exercisable on that date with a modified exercise price of $.23 per share.  Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.89%; expected dividend yield of zero percent; expected option life of five years; and current volatility of 127.18%.  The aggregate grant date fair value of the award amounted to $1,941,179.  The Company recorded $291,782, $1,479,299 and $1,710,239 of compensation expense during the nine months ended September 30, 2007 and 2006 and the year ended December 31, 2006, respectively, with respect to these awards.

On June 6, 2006, the Company granted options to purchase 140,345 shares of its common stock at an exercise price of $2.26 per share to an employee. The fair value of the underlying common stock at the date of grant was $2.26 per share based upon the Company’s most recent equity financing. The options originally vested over a period of one year. On April 11, 2007, due to a modification of the terms of the options, all outstanding options became fully exercisable on that date with a modified exercise price of $.23 per share. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.95%; expected dividend yield of zero percent; expected option life of five years; and current volatility of 124.54%.  The aggregate grant date fair value of the award amounted to $270,404.  The Company recorded $61,360, $166,939 and $184,183 of compensation expense during the nine months ended September 30, 2007 and 2006 and the year ended December 31, 2006, respectively, with respect to these awards.

On July 11, 2006, the Company granted options to purchase 54,359 shares of its common stock at an exercise price of $3.34 per share to certain employees.  The fair value of the underlying common stock at the date of grant was $3.34 per share based upon the Company’s most recent equity financing. The options originally vested over a period of one to three years. On April 11, 2007, due to a modification of the terms of the options, all outstanding options became fully exercisable on that date with a modified

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

exercise price of $.23 per share. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 5.08%; expected dividend yield of zero percent; expected option life of six years; and current volatility of 122.95%.  The aggregate grant date fair value of the award amounted to $160,698.  The Company recorded $22,969 and $45,938 of compensation expense during the nine months ended September 30, 2006 and the year ended December 31, 2006.  No stock compensation expense was recorded for the nine months ended September 30, 2007 related to these options as they were forfeited due to employee terminations on March 28, 2007.

On September 18, 2006, the Company granted options to purchase 32,945 shares of its common stock at an exercise price of $3.34 per share to an employee.  The fair value of the underlying common stock at the date of grant was $3.34 per share based upon the Company’s most recent equity financing. The options originally vested over a period of three months to one year. On April 11, 2007, due to a modification of the terms of the options, all outstanding options became fully exercisable on that date with a modified exercise price of $.23 per share. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.78%; expected dividend yield of zero percent; expected option life of six years; and current volatility of 118.48%.  The aggregate grant date fair value of the award amounted to $95,735.  The Company recorded $11,967, $16,621 and $49,862 of compensation expense during the nine months ended September 30, 2007 and  2006 and the year ended December 31, 2006, respectively.

On November 22, 2006, the Company granted options to purchase 42,169 shares of its common stock at an exercise price of $3.34 per share to certain employees. The fair value of the underlying common stock at the date of grant was $3.34 per share based upon the Company’s most recent equity financing. The options originally vested over a period of one to three years. On April 11, 2007, due to a modification of the terms of the options, all outstanding options became fully exercisable on that date with a modified exercise price of $.23 per share. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.57%; expected dividend yield of zero percent; expected option life of six years; and current volatility of 115.82%. The aggregate grant date fair value of the award amounted to $121,178.  The Company recorded $17,434 and $18,103 of compensation expense during the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively.

On November 22, 2006, the Company granted options to purchase 51,700 shares of its common stock at an exercise price of $3.34 per share to certain employees. The fair value of the underlying common stock at the date of grant was $3.34 per share based upon the Company’s most recent equity financing. The options were fully exercisable on the date of grant. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.57%; expected dividend yield of zero percent; expected option life of five years; and current volatility of 118.48%. The aggregate grant date fair value of the award amounted to $142,036. The Company recorded $4,236 and $142,036 of compensation expense during the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively.

On April 11, 2007, due to the decrease in the fair market value of the Company’s common stock, the Board of Directors approved a modification to the exercise price and vesting dates for all options outstanding to employees. On April 11, 2007, the exercise price of all options outstanding was decreased to $.23 per share and all outstanding options became fully exercisable on such date. The fair market value of the Company’s common stock on the date of modification was $.23 per share. The weighted-average grant date fair value of the modified options utilizing the original exercise prices was $.12 per share. The

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

weighted-average grant date fair value of the modified options utilizing the modified exercise price was $.18 per share. Assumptions relating to the estimated fair value of these stock options on the date of modification, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.66%; expected dividend yield of zero percent; expected option life of five and one-half years; and current volatility of 111.86%. The Company recorded $125,399 as compensation expense during the nine months ended September 30, 2007 related to the incremental fair value and additional acceleration charge due to the modifications.

On July 9, 2007, the Company granted options to purchase 1,610,998 shares of its common stock at an exercise price of $.23 per share to certain employees. The fair value of the underlying common stock at the date of grant was $.23 per share based upon the Company’s most recent equity financing. The options vest over a period of two to four years. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.58%; expected dividend yield of zero percent; expected option life of six years; and current volatility of 106.47%. The aggregate grant date fair value of the award amounted to $305,397.  The Company recorded $49,976 of compensation expense during the nine months ended September 30, 2007.

On August 4, 2007, the Company granted options to purchase 312,975 shares of its common stock at an exercise price of $.23 per share to certain employees. The fair value of the underlying common stock at the date of grant was $.23 per share based upon the Company’s most recent equity financing. The options vest over a period of three to four years. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.72%; expected dividend yield of zero percent; expected option life of six years; and current volatility of 89.50%. The aggregate grant date fair value of the award amounted to $54,412.  The Company recorded $5,093 of compensation expense during the nine months ended September 30, 2007.

On August 16, 2007, the Company granted options to purchase 131,779 shares of its common stock at an exercise price of $.76 per share to an employee. The fair value of the underlying common stock at the date of grant was $.23 per share based upon the Company’s most recent equity financing. The options vest over a period of three years. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.54%; expected dividend yield of zero percent; expected option life of six years; and current volatility of 89.50%. The aggregate grant date fair value of the award amounted to $17,571.  The Company recorded $952 of compensation expense during the nine months ended September 30, 2007.

On August 29, 2007, the Company granted options to purchase 667,131 shares of its common stock at an exercise price of $.76 per share to certain employees. The fair value of the underlying common stock at the date of grant was $.23 per share based upon the Company’s most recent equity financing. The options vest over a period of two to three years. Assumptions relating to the estimated fair value of these stock options on their date of grant, which the Company estimated using the Black-Scholes option pricing model are as follows: risk-free interest rate of 4.36%; expected dividend yield of zero percent; expected option life of six years; and current volatility of 89.50%. The aggregate grant date fair value of the award amounted to $88,691.  The Company recorded $4,774 of compensation expense during the nine months ended September 30, 2007.

As of September 30, 2007, there were 189,432 options forfeited due to employee terminations.

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Stock-Based Compensation
On January 1, 2006, the Company adopted SFAS 123R. SFAS 123R requires companies to estimate the fair value of share-based payment awards on the date of grant.  The value of stock options granted to employees and directors is estimated using an option-pricing model.  The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods.  The Company has selected the Black-Scholes option pricing model as its method of valuing share-based payments under SFAS 123R, which requires that compensation cost be recorded, as earned, for all unvested stock options outstanding as the beginning of the first quarter of adoption of SFAS 123R.  As the Company did not issue any employee share-based payments prior to January 1, 2006, there was no unrecognized compensation costs in any prior periods. Compensation expense is generally recognized on a straight-line basis over the remaining service period after the adoption date based on the options’ original estimate of fair values.

Stock-based compensation expense recognized in the Company’s consolidated statements of operations for the nine months ended September 30, 2007 and the year ended December 31, 2006 includes compensation expense for the share-based payment awards granted subsequent to December 31, 2005, based upon the grant date fair value estimated in accordance with the provisions of SFAS 123R.  The Company recognizes compensation expense for stock option awards on a straight-line basis over the requisite service period of the award.  As stock-based compensation expense recognized in the nine months ended September 30, 2007 and the year ended December 31, 2006 is based upon awards ultimately expected to vest, it has been reduced for estimated forfeitures.  SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The expected term of stock options represents the average period the stock options are expected to remain outstanding and is based on the expected term calculated using the approach prescribed by SAB 107 for “plain vanilla” options. The Company used this approach as it did not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. The expected stock price volatility for the Company’s stock options for the nine months ended September 30, 2007 and 2006 and the year ended December 31, 2006 was determined by examining the historical volatilities for industry peers for periods that meet or exceed the expected term of the options, using an average of the historical volatilities of the Company’s industry peers as the Company did not have any trading history for the Company’s common stock. The Company will continue to analyze the historical stock price volatility and expected term assumption as more historical data for the Company’s common stock becomes available. The risk-free interest rate assumption is based on the U.S. Treasury instruments whose term was consistent with the expected term of the Company’s stock options. The expected dividend assumption is based on the Company’s history and expectation of dividend payouts.

A summary of employee stock option activity for the nine months ended September 30, 2007 (unaudited) and the year ended December 31, 2006 is as follows:
	Number of Options	Weighted Average Exercise Price	Weighted Average Contractual Term	Aggregate Intrinsic Value
Balance at January 1, 2006	–	$–
Granted	2,128,207	2.35

Balance at December 31, 2006	2,128,207	2.35
Granted	2,722,883	0.38
Forfeited	(189,432)	2.76

Balance at September 30, 2007	4,661,658	$0.32	9.33	$4,528,100
Exercisable at September 30, 2007	1,938,774	$0.23	8.57	$2,059,725

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

As described above, on April 11, 2007 the exercise prices for all options outstanding to employees were modified to $.15 per share.

The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying stock options and the fair value of the Company’s common stock at the time ($0.85) for stock options that are in-the-money as of September 30, 2007.

The weighted-average grant date fair value of options granted during the nine months ended September 30, 2007 and 2006 and the year ended December 31, 2006 amounted to $.17, $1.99 and $1.99 per share, respectively. The weighted-average contractual term gives effect to employee terminations which, under the provisions of the Plan reduces the remaining life of such options to a period of 180 days following the respective dates of such terminations. Total compensation cost recognized for stock options granted to employees for the nine months ended September 30, 2007 and 2006 and the year ended December 31, 2006 amounted to $807,592, $2,395,997 and $3,213,615, respectively.

During the year ended December 31, 2006, the Company did not modify any stock options granted to employees under share based arrangements. In addition, the Company did not capitalize the cost associated with stock based compensation awards nor have employees exercised any options during the year ended December 31, 2006.

NOTE 14 – RELATED PARTIES

Consulting Services and Purchase of Subsidiary
Effective January 1, 2005, the Company entered into a consulting agreement with Mark Taylor (the “Consulting Agreement”) pursuant to which Mr. Taylor provided the Company with consulting services related to computerized shipping system design and integration and carrier relationship services.  The terms of the Consulting Agreement required Mr. Taylor to provide a certain amount of consulting in return for an agreed upon amount of stock options to purchase the Company’s common stock.  The terms of the Consulting Agreement expired on June 30, 2005. In connection with the Consulting Agreement, Mr. Taylor was granted 52,034 options on June 30, 2005 with an exercise price of $1.52 per share and 22,073 options on December 15, 2005 with an exercise price of $1.97 per share. The Company recorded $114,224 as consulting expense during the year ended December 31, 2005 in connection with the Consulting Agreement.

Effective December 31, 2005, the Company acquired TSE in a merger transaction involving the issuance of 1,096,450 common shares to Mr. Taylor, the owner of TSE.  As of the closing date of the merger, Mr. Taylor became the CLO of RedRoller and a director of the Company.  Mr. Taylor continues to serve as the President of TSE, which operates as a wholly-owned subsidiary of RedRoller (see Note 4).

Option Agreement
The Company granted Robert Crowell, Chairman of the Board of Directors, non-qualified stock options to purchase 1,044,348 shares of common stock at an exercise price of $1.52 per share on March 28, 2005 pursuant to a Stock Option Agreement approved by the Board of Directors.  Mr. Crowell received this stock option grant in consideration of his efforts on behalf of the Company and for accepting the position of Chairman of the Board. The options granted were fully vested and exercisable on the date of grant and have a term of ten years from the date of grant. The Company recorded $1,541,096 as consulting expense during the year ended December 31, 2005 in connection with this agreement.

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

NOTE 15 – INCOME TAXES

The Company has the following net deferred tax assets at December 31, 2006 and 2005:

	2006	2005

Deferred tax asset
Net operating loss carryforward	$2,482,200	$401,700
Stock-based compensation	1,006,100	883,300
Depreciation	16,900	—
Total deferred tax assets	3,505,200	1,285,000
Less valuation allowance	(3,505,200)	(1,285,000)

Total net deferred tax asset	$—	$—

The Company’s recorded income tax benefit, net of the change in the valuation allowance, for each of the presented is as follows:

	Years Ended December 31,
	2006	2005

Income tax benefit	$2,220,200	$1,285,000
Change in valuation allowance	(2,220,200)	(1,285,000)

Net income tax benefit	$—	$—

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate for the years ended December 31, 2006 and 2005 is as follows:

	Years Ended December 31,
	2006	2005

Tax benefit at statutory rate	34.00%	34.00%
State income taxes, net of federal benefit	5.00%	5.00%
Stock–based compensation	(14.00%)	0.00%
Other permanent differences	(0.19%)	(0.69%)
	24.81%	38.31%
Change in valuation allowance	(24.81%)	(38.31%)

Effective income tax rate	0.00%	0.00%

The Company and its subsidiary file consolidated federal and various state income tax returns in which the initial period of tax reporting for these entities occurred on December 31, 2005. As

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

of December 31, 2006, the Company had net operating loss carryforwards of approximately $6,370,000 for tax purposes that will expire beginning 2025.

As described in Note 3, the Company adopted FIN 48 effective January 1, 2007. FIN 48 requires companies to recognize in their financial statements, the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, and disclosure.

Other than described below, management does not believe that the Company has any material uncertain tax position requiring recognition or measurement in accordance with the provisions of FIN 48. Accordingly, the adoption of FIN 48 did not have a material effect on the Company’s financial statements. The Company’s policy is to classify penalties and interest associated with uncertain tax positions, if required as a component of its income tax provision.

 Utilization of the NOL carryforwards may be subject to a substantial annual limitation due to ownership change limitations that have occurred previously or that could occur in the future as provided in Section 382 of the Internal Revenue Code of 1986, as well as similar state and foreign provisions. These ownership changes may limit the amount of NOL carryforwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382, results from transactions increasing the ownership of certain shareholders or public groups in the stock of a corporation by more than fifty percentage points over a three-year period. Since its formation, the Company has raised capital through the issuance of convertible debt, preferred stock and capital stock which, combined with the purchasing stockholders’ subsequent disposition of those shares, may have resulted in a change of control, as defined by Section 382, or could result in a change of control in the future upon subsequent disposition.

     The Company has initiated a study to assess whether a change in control has occurred or whether there have been multiple changes of control since the Company’s formation. If the Company has experienced a change of control at any time since its formation, utilization of NOL carryforwards would be subject to an annual limitation under Section 382. This annual limitation is determined by first multiplying the value of the Company’s stock at the time of the ownership change by the applicable long-term tax-exempt rate, and could then be subject to additional adjustments, as required. Any limitation may result in expiration of a portion of the NOL  carryforwards before utilization. Until the study is completed and any limitation known, no amounts are being presented as an uncertain tax position. Interest and penalties related to uncertain tax positions will be reflected in income tax expense. As of September 30, 2007, the Company had not recorded any tax penalties or interest in its consolidated financial statements. All tax years since the Company’s inception remain subject to future examination by the major tax jurisdictions in which it is subject to tax.

NOTE 16 – DEFINED CONTRIBUTION PLAN

The Company has a savings plan available to substantially all salaried employees which is intended to qualify as a deferred compensation plan under Section 401(k) of the Internal Revenue

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Code (the “401(k) Plan”).  Pursuant to the 401(k) Plan, employees may contribute up to maximum amount allowed by law. The Company at its sole discretion may from time to time make discretionary matching contributions and profit-sharing contributions as it deems advisable. For the nine months ended September 30, 2007 and 2006, the Company made discretionary contributions of $11,902 and $0, respectively. For the years ended December 31, 2006 and 2005, the Company made discretionary contributions of $31,713 and $0, respectively. The Company did not make any profit-sharing contributions during the nine months ended September 30, 2007 and 2006 and the years ended December 31, 2006 and 2005.

NOTE 17 – SUBSEQUENT EVENTS

Operating Lease
In October 2007, the Company leased additional office space in its Stamford, CT headquarters. The lease commences on January 1, 2008 and has a 34 month term with escalating rental payments beginning at $2,902 per month. In addition, in October 2007, the Company also extended its lease on the current office space in Stamford, CT by one additional month.

Notice of Waiver, Exercise and Release
On October 4, 2007, the Company and the B(2) note holders entered into a Notice of Exercise, Waiver and Release Agreement in which the B(2) note holders agreed to permanently waive their rights to the conversion to B(2) Preferred shares and agreed to convert them directly into common shares in anticipation of the Merger described in Note 2.  On October 30, 2007, the outstanding principal and accrued interest payable, in the aggregate amount of $514,141, was converted into 2,258,415 shares of the Company’s common stock.

2007 Stock Option and Stock Incentive Plan
On October 22, 2007, the Company adopted the 2007 Stock Option and Stock Incentive Plan (the “2007 Plan”). The purpose of the Plan is to promote the future success and growth of the Company by providing stock options and other equity interests in the Company to employees, officers, directors, consultants and advisors of the Company. The 2007 Plan provides for the issuance of both ISO’s and NQO’s. ISO’s may be granted only to officers and employees of the Company and NQO’s may be granted to directors, officers, employees, consultants and advisors of the Company.

Completion of Merger and Private Placement
On November 13, 2007, the Company merged with Acquisition Sub whereby 100% of the shares of capital stock of RedRoller were exchanged for 10,230,940 shares of common stock of Pubco. In addition, (i) all options to purchase shares of the Company’s common stock outstanding immediately prior to the Merger were replaced with corresponding new options to purchase shares of common stock in the successor enterprise with no other changes in the terms or conditions of the awards; (ii) the current stockholders of Pubco retained 5,533,332 shares of common stock of Pubco; and (iii) the Acquisition Sub merged with and into the Company with the Company surviving the Merger.

As a result of the Merger, the former stockholders of the Company became the controlling stockholders of Pubco. Accordingly, the Merger is a reverse merger that will be accounted for as

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

 a recapitalization of the Company. Upon completion of the Merger, Pubco changed its name to RedRoller Holdings, Inc.

Pursuant to the Merger agreement, the Company is required to deposit 5% of the issued shares of the common stock, amounting to 511,550 shares (the “Escrow Shares”), to be held in escrow for the purpose of securing the indemnification obligations of certain stockholders as set forth in the merger agreement. The Escrow Shares will be held by the escrow agent for a period of two years from the closing date of the Merger and will be distributed in accordance with the terms of the escrow agreement.

Simultaneous with the Merger, the Company completed a private placement offering of 1,764,706 units of Pubco. Each unit was sold at $3.40 and consists of four shares of common stock of Pubco and one five-year warrant to purchase one share of common stock of Pubco at an exercise price of $1.28 per share.
In connection with the closing of the Private Placement, the Company paid the placement agent cash commissions of $291,891 and granted five-year redeemable warrants to purchase an aggregate of 352,942 shares of the Company’s common stock. The warrants are exercisable at a purchase price of $1.28 per share.

Registration Rights
Pursuant to the terms of the registration rights agreement entered into on November 13, 2007, the Company agreed to file with the SEC within 60 days of the closing of the Merger, a registration statement (the “Registration Statement”) registering for resale (i) the shares of the Company’s common stock included in the units sold in the Private Placement (the “Units”) and (ii) the shares of the Company’s common stock issuable upon the exercise of the warrants issued in the Private Placement and issued to the placement agent. The Company agreed to use its commercially reasonable best efforts to have such “resale” Registration Statement declared effective by the SEC as soon as possible and, in any event, within 180 days after the closing of the Merger (210 days in the event of SEC review of the registration statement).

In addition, the Company agreed to maintain the effectiveness of the Registration Statement from the effective date until the earlier of (i) 24 months from the effective date of the Registration Statement or (ii) the date on which all securities registered under the registration statement (a) have been sold, or (b) are otherwise able to be sold pursuant to Rule 144, at which time exempt sales may be permitted for purchasers of the units, subject to the Company’s right to suspend or defer the use of the registration statement in certain events.

If (i) the registration statement is not filed within 60 days after the closing of the Merger or (ii) the Registration Statement is not declared effective by the SEC within 180 days after the closing of the Merger (210 days in the event of SEC review of the registration statement), then the Company is obligated to issue to each purchaser of units in the Private Placement that number of shares of the Company’s common stock equal to 1% of the number of shares purchased in the Private Placement up to a maximum of 10% of the aggregate purchase price of the units, for each 30 day period the Company is late in filing the Registration Statement or the Registration Statement is late in being declared effective.

Convertible Notes
As a result of the merger noted above, the Convertible Notes, described in Note 10, which were contingently convertible upon the merger of the Company into a public company, became convertible. The Company determined that it is not necessary to record any beneficial conversion feature at the date the contingency was settled because the fair value of the common stock at the commitment date was less than the conversion price embedded in this obligation.

REDROLLER HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006
(UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2006 AND 2005

The outstanding principal and accrued interest payable at the time of the merger amounting to an aggregate of $1,287,073, was converted into 2,018,944 shares of the Company’s common stock.

Financial Advisory and Placement Agent Agreement
On November 28, 2007, the Company entered into an eighteen month financial advisory and placement agent agreement with Burnham Hill Partners (“BHP”) whereby BHP will act as the Company’s financial advisor in connection with a strategic transaction and as exclusive placement agent in connection with any equity or debt financing. Pursuant to the agreement, the Company will pay BHP a transaction fee based upon the percentage of the total aggregate consideration, calculated as follows:

Aggregate Consideration Up to $50,000,000 Between $50,000,000 and $100,000,000 Greater than $100,000,000	Percentage 3% of such amount; plus 2% of such amount; plus 1 ½% of such amount

In connection with the closing of a financing, the Company will pay BHP (i) a fee equal to 7% of the gross proceeds received by the Company in an equity or equity  linked financing; and (ii) a fee equal to 4.5% of the gross proceeds received by the Company in any non-convertible debt financing. In addition, the Company will issue 5-year warrants equal to 7% of the number of shares issued (or, in the case of convertible securities, the number of shares issuable on an as converted basis) in such financing. The warrants will be exercisable at 110% f the purchase price of the common stock issued.

In connection with BHP’s engagement under this agreement for services to be rendered relating to ongoing strategic corporate advice, BHP will be issued 75,000 common stock purchase warrants, exercisable at 110% of the closing stock price on November 27, 2007, have a five year term, are exercisable through a cashless exercise provision, are non-redeemable and have piggyback registration rights.

Stock Option Grants
On December 5, 2007, the Company granted non-qualified options to purchase 296,503 shares of the Company’s common stock with an exercise price of $1.09 per share to a director of the Company.

On December 30, 2007, the Company granted non-qualified options to purchase 100,000 shares of the Company’s common stock with an exercise price of $.75 per share to a director of the Company.

The Company intends to compute the fair value of these awards using the Black-Scholes option pricing model with assumptions that have not yet been determined.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as our company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and By-laws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

We also have director and officer indemnification agreements with each of our executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any “claim” (as such term is defined in the agreement) initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of ours existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Item 25.  Other Expenses of Issuance and Distribution.

We are paying all of the selling stockholders’ expenses related to this offering, except that the selling stockholders will pay any applicable underwriting discounts and commissions. The fees and expenses payable by us in connection with this Registration Statement are estimated as follows:

Securities and Exchange Commission Registration Fee	$367.85
Accounting and Legal Expenses	$67,5000
Legal Fees and Expenses	$50,000
Miscellaneous Fees and Expenses	$2,500
Total	$120,367.85

Item 26.  Recent Sales of Unregistered Securities.

Common Stock
RedRoller, Inc. was originally formed in the State of Delaware in August 2004 as a limited liability company under the name nFront, LLC. At the time of its formation, nFront, LLC was capitalized with $250,000 of contributions from its members. In February 2005, nFront, LLC filed a Certificate of Conversion to Corporation with the Secretary of State of the State of Delaware pursuant to which nFront, LLC was converted into RedRoller, Inc. In connection with the conversion, the members of nFront, LLC exchanged their membership interests for 3,291,400 shares of RedRoller, Inc’s common stock.

In October 2005, RedRoller, Inc. received proceeds of $100,000 in connection with the sale of (i) 32,945 shares of its common stock to the former sole shareholder of TSE and (ii) 32,945 shares of its common stock to its Chairman of the Board. On this date, RedRoller, Inc. also issued 32,945 shares of its common stock to its Chairman of the Board, 21,743 shares of common stock to a consultant and 16,472 shares of common stock to an employee in return for services rendered to RedRoller, Inc.

In December 2005, as consideration for the purchase of TSE, RedRoller, Inc. issued 1,096,450 shares of its common stock to the selling stockholder of TSE.  In connection with the purchase, such stockholder became RedRoller’s Chief Logistics Officer, a director of RedRoller, Inc. and TSE’s President.

In November 2006, RedRoller, Inc. issued 16,733 shares of its common stock to certain consultants in return for services rendered to RedRoller, Inc.

Convertible Notes
In November 2005, RedRoller, Inc. issued promissory notes in the aggregate face amount of $1,044,989 (the “Series A Notes”) to various accredited investors and employees of RedRoller, Inc. The Series A Notes were convertible into shares of RedRoller’ Inc’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), at a conversion price equal to $1.75 per share and bore interest at 10% per annum, maturing on the first anniversary of their dates of issuance.  The aggregate principal amount of the Series A Notes, along with all accrued interest payable thereon, was converted into 608,305 shares Series A Preferred Stock in December 2005.

In April 2007, RedRoller, Inc. issued a promissory note in the principal amount of $98,000 to an existing RedRoller, Inc. stockholder.  The note bore interest at 10% annum and was secured by all of assets of RedRoller, Inc. RedRoller, Inc, repaid the note, along with all accrued interest payable thereon, in May 2007.

In March 2007, RedRoller, Inc. issued a convertible promissory note in the principal amount of $200,000 to an existing stockholder of RedRoller, Inc. The note was convertible into shares of RedRoller, Inc’s Series B(2) Convertible Preferred Stock, par value $0.001 per share (the “Series B(2) Preferred Stock”), at a conversion price equal to $0.38 per share and bore interest at 7% per annum, maturing on March 30, 2008. Subsequently, RedRoller, Inc. and the holder of the note agreed to amend the terms of the note to bear interest at 3% per annum and extend the maturity of the note to September 30, 2008. In addition, the conversion feature of the note was eliminated and all principal and accrued interest thereon is payable solely in cash on the maturity date of the note.

In May and June 2007, RedRoller, Inc. issued promissory notes in the aggregate face amount of $500,000 (the “Series B(2) Notes”) to various existing stockholders of RedRoller, Inc. The Series B(2) Notes were convertible into shares of Series B(2) Preferred Stock at a conversion price equal to $0.23 per share and bore interest at 7% per annum, maturing on the first anniversary of their dates of issuance.  In anticipation of the Merger, all holders of the Series B(2) Notes agreed in writing to convert the Series B(2) Notes into shares of RedRoller, Inc. common stock at a conversion price of $0.23 per share. The principal balance of the Series B(2) Notes, along with all accrued interest payable thereon, was converted into 2,258,415 shares of RedRoller, Inc’s common stock in November 2007.

In July and August of 2007, RedRoller, Inc. issued convertible promissory notes in the aggregate face amount of $1,250,000 (the “Bridge Notes”) to various accredited investors.  The Bridge Notes accrued interest at 10% per annum, maturing on December 31, 2007. The Bridge Notes were convertible at the closing of the Private Placement into warrants and shares of our common stock at a 25% discount to the price at which units were sold to investors in connection with the Private Placement.  In connection with the closing of the Private Placement, the Bridge Notes were converted into 504,735 warrants and 2,018,944 shares of our common stock.

Preferred Stock
During the period of January through June 2006, RedRoller, Inc. sold an aggregate of 1,768,845 shares of Series A Preferred Stock to various accredited investors at a price of $2.26 per share.

During the period of October 2006 through February 2007, RedRoller, Inc. sold an aggregate of 658,895 shares of it Series B(1) Convertible Preferred Stock, par value $0.001 per share, to various accredited investors at a price of $3.34 per share.

The transactions described above were exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC.

On November 13, 2007, in connection with the Private Placement, we sold 7,058,824 shares of our common stock and issued five-year redeemable warrants to purchase 1,764,706 shares of our common stock for gross aggregate cash consideration of $6,000,000.  The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder.  Each of the persons or entities receiving our securities in connection with the Private Placement made representations to the Company as to their qualification as an accredited investor (as defined by Rule 501 under the Securities Act).

Item 27.  Exhibits.

Exhibit No.	Description	Reference
2.1	Agreement and Plan of Merger, dated October 22, 2007, by and between RedRoller Corp. and RedRoller Holdings Inc.	Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed October 29, 2007.

2.2	Agreement and Plan of Merger and Reorganization, dated as of November 13, 2007, among RedRoller Holdings, Inc., RedRoller, Inc. and RedRoller Acquisition Corp.	Incorporated herein by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed November 13, 2007.

3.1	Certificate of Amendment to Articles of Incorporation of Aslahan Enterprises Ltd.	Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed October 29, 2007.

3.2	Certificate of Incorporation of RedRoller Holdings, Inc.	Incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed October 29, 2007.

3.3	Certificate of Amendment to Certificate of Incorporation of RedRoller Holdings, Inc.	Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 7, 2007.

3.4	By-laws of RedRoller Holdings, Inc.	Incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed October 29, 2007.

5.1	Opinion of DLA Piper US LLP	To be filed as an amendment to this prospectus.

10.1	Form of Retail Investor Subscription Agreement, dated as of November 13, 2007, by and between RedRoller Holdings, Inc. and each of the investors in the Private Placement.	Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 20, 2007.

10.2	Form of Warrant of RedRoller Holdings, Inc., dated as of November 13, 2007, issued to investors in the Private Placement and to Joseph Gunnar & Co., LLC.	Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 20, 2007.

10.3	Form of Lock-Up Agreement, dated as of November 13, 2007, executed by each of the officers and directors of RedRoller Holdings, Inc. in favor of the investors in the Private Placement.	Incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed November 13, 2007.

10.4	Split-Off Agreement, dated as of November 13, 2007, by and among RedRoller Holdings, Inc., Tina Sangha, Aslahan Web Services, Inc. and RedRoller, Inc.	Incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed November 13, 2007.

10.5	Registration Rights Agreement, dated as of November 13, 2007, by and between RedRoller Holdings, Inc. and the investors in the Private Placement and Joseph Gunnar & Co., LLC.	Incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed November 20, 2007.

10.6
Form of Director and Executive Officer Indemnification Agreement, dated as of November 13, 2007, by and between RedRoller Holdings, Inc. and each of the officers and directors of RedRoller Holdings, Inc.
Incorporated herein by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed November 13, 2007.

10.7	Employment Agreement effective as of July 11, 2007 by and between William Van Wyck and RedRoller, Inc.	Incorporated herein by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed November 13, 2007.

10.8	Employment Agreement effective as of July 11, 2007 by and between Robert J. Crowell and RedRoller, Inc.	Exhibit 10.8 to the Company’s Current Report on Form 8-K filed November 13, 2007.

10.9	Employment Agreement effective as of August 1, 2007 by and between C. Andrew Brooks and RedRoller, Inc.	Incorporated herein by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed November 13, 2007.

10.10	Employment Agreement effective as of July 11, 2007 by and between Jason T. Ordway and RedRoller, Inc.	Incorporated herein by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed November 13, 2007.

10.11	Employment Agreement effective as of August 29, 2007 by and between Richard Turcott and RedRoller, Inc.	Incorporated herein by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed November 13, 2007.

10.12	Employment Agreement effective as of December 31, 2005 by and between Mark A. Taylor and RedRoller, Inc.	Incorporated herein by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed November 13, 2007.

10.13	2007 Stock Option and Stock Incentive Plan of RedRoller Holdings, Inc.	Incorporated herein by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K filed October 29, 2007.

10.14	Placement Agent Agreement by and between RedRoller Holdings, Inc., RedRoller, Inc. and Joseph Gunnar & Co., LLC, dated as of October 17, 2007.	Incorporated herein by reference to Exhibit 10.14 to the Company’s Current Report on Form 8-K filed November 13, 2007.

10.15	Letter of Intent, dated as of July 30, 2007, by and between Joseph Gunnar & Co., LLC and RedRoller, Inc.	Incorporated herein by reference to Exhibit 10.15 to the Company’s Current Report on Form 8-K filed November 13, 2007.

10.16	Resignation letter from Tina Sangha, dated November 13, 2007.	Incorporated herein by reference to Exhibit 10.16 to the Company’s Current Report on Form 8-K filed November 13, 2007.

10.17	Form of Institutional Investor Subscription Agreement, dated as of November 13, 2007, by and between RedRoller Holdings, Inc. and each of the investors in the Private Placement.	Incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed November 20, 2007.

14	Code of Ethics of RedRoller Holdings, Inc.	Incorporated herein by reference to Exhibit 14 to the Company’s Current Report on Form 8-K filed November 13, 2007.

16	Letter regarding change in certifying accountant.	Incorporated herein by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K filed November 19, 2007.

21	List of Subsidiaries.	Incorporated herein by reference to Exhibit 21 to the Company’s Current Report on Form 8-K filed November 13, 2007.

23.1	Consent of Marcum & Kliegman LLP.	Filed herewith.

23.2	Consent of DLA Piper US LLP	Incorporated in its opinion filed as Exhibit 5.1 to this prospectus.

Item 28.  Undertakings.

The undersigned registrant hereby undertakes that it will:

1.    File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i.    Include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.    Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.    Include any additional or changed material information on the plan of distribution.

2.    For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.    File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.    For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.    Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.    Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5.    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”), may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as express in the Act and is, therefore, unenforceable.

6.    Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Stamford, State of Connecticut on January 14, 2008.

RedRoller Holdings, Inc.

By:	/s/ William Van Wyck
Name: William Van Wyck
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of RedRoller Holdings, Inc., a Delaware corporation that is filing a registration statement on Form SB-2 with the Securities and Exchange Commission under the provisions of the Securities Act, hereby constitute and appoint William Van Wyck and Robert J. Crowell, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William J. Van Wyck William J. Van Wyck	President, Chief Executive Officer and Director	January 14, 2008

/s/ Robert J. Crowell Robert J. Crowell	Chairman of the Board of Directors	January 14, 2008

/s/ Terrance Quinn Terrance Quinn	Director	January 14, 2008

/s/ Ronald V. Rose Ronald V. Rose	Director	January 14, 2008

/s/ T. Kendall Hunt T. Kendall Hunt	Director	January 14, 2008

/s/ John P. Pavia John P. Pavia	Director	January 14, 2008

/s/ Jason T. Ordway Jason T. Ordway	Chief Information Officer and Secretary	January 14, 2008

/s/ C. Andrew Brooks C. Andrew Brooks	Executive Vice President, Assistant Secretary and Treasurer (Principal Accounting Officer)	January 14, 2008

EXHIBIT INDEX

Exhibit No.	Description	Reference

2.1	Agreement and Plan of Merger, dated October 22, 2007, by and between RedRoller Corp. and RedRoller Holdings Inc.	Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed October 29, 2007.

2.2	Agreement and Plan of Merger and Reorganization, dated as of November 13, 2007, among RedRoller Holdings, Inc., RedRoller, Inc. and RedRoller Acquisition Corp.	Incorporated herein by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed November 13, 2007.

3.1	Certificate of Amendment to Articles of Incorporation of Aslahan Enterprises Ltd.	Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed October 29, 2007.

3.2	Certificate of Incorporation of RedRoller Holdings, Inc.	Incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed October 29, 2007.

3.3	Certificate of Amendment to Certificate of Incorporation of RedRoller Holdings, Inc.	Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 7, 2007.

3.4	By-laws of RedRoller Holdings, Inc.	Incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed October 29, 2007.

5.1	Opinion of DLA Piper US LLP	To be filed as an amendment to this prospectus.

10.1	Form of Retail Investor Subscription Agreement, dated as of November 13, 2007, by and between RedRoller Holdings, Inc. and each of the investors in the Private Placement.	Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 20, 2007.

10.2	Form of Warrant of RedRoller Holdings, Inc., dated as of November 13, 2007, issued to investors in the Private Placement and to Joseph Gunnar & Co., LLC.	Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed November 20, 2007.

10.3	Form of Lock-Up Agreement, dated as of November 13, 2007, executed by each of the officers and directors of RedRoller Holdings, Inc. in favor of the investors in the Private Placement.	Incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed November 13, 2007.

10.4	Split-Off Agreement, dated as of November 13, 2007, by and among RedRoller Holdings, Inc., Tina Sangha, Aslahan Web Services, Inc. and RedRoller, Inc.	Incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed November 13, 2007.

10.5	Registration Rights Agreement, dated as of November 13, 2007, by and between RedRoller Holdings, Inc. and the investors in the Private Placement and Joseph Gunnar & Co., LLC.	Incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed November 20, 2007.

10.6
Form of Director and Executive Officer Indemnification Agreement, dated as of November 13, 2007, by and between RedRoller Holdings, Inc. and each of the officers and directors of RedRoller Holdings, Inc.
Incorporated herein by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed November 13, 2007.

10.7	Employment Agreement effective as of July 11, 2007 by and between William Van Wyck and RedRoller, Inc.	Incorporated herein by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed November 13, 2007.

10.8	Employment Agreement effective as of July 11, 2007 by and between Robert J. Crowell and RedRoller, Inc.	Exhibit 10.8 to the Company’s Current Report on Form 8-K filed November 13, 2007.

10.9	Employment Agreement effective as of August 1, 2007 by and between C. Andrew Brooks and RedRoller, Inc.	Incorporated herein by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed November 13, 2007.

10.10	Employment Agreement effective as of July 11, 2007 by and between Jason T. Ordway and RedRoller, Inc.	Incorporated herein by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed November 13, 2007.

10.11	Employment Agreement effective as of August 29, 2007 by and between Richard Turcott and RedRoller, Inc.	Incorporated herein by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed November 13, 2007.

10.12	Employment Agreement effective as of December 31, 2005 by and between Mark A. Taylor and RedRoller, Inc.	Incorporated herein by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed November 13, 2007.

10.13	2007 Stock Option and Stock Incentive Plan of RedRoller Holdings, Inc.	Incorporated herein by reference to Exhibit 10.13 to the Company’s Current Report on Form 8-K filed October 29, 2007.

10.14	Placement Agent Agreement by and between RedRoller Holdings, Inc., RedRoller, Inc. and Joseph Gunnar & Co., LLC, dated as of October 17, 2007.	Incorporated herein by reference to Exhibit 10.14 to the Company’s Current Report on Form 8-K filed November 13, 2007.

10.15	Letter of Intent, dated as of July 30, 2007, by and between Joseph Gunnar & Co., LLC and RedRoller, Inc.	Incorporated herein by reference to Exhibit 10.15 to the Company’s Current Report on Form 8-K filed November 13, 2007.

10.16	Resignation letter from Tina Sangha, dated November 13, 2007.	Incorporated herein by reference to Exhibit 10.16 to the Company’s Current Report on Form 8-K filed November 13, 2007.

10.17	Form of Institutional Investor Subscription Agreement, dated as of November 13, 2007, by and between RedRoller Holdings, Inc. and each of the investors in the Private Placement.	Incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed November 20, 2007.

14	Code of Ethics of RedRoller Holdings, Inc.	Incorporated herein by reference to Exhibit 14 to the Company’s Current Report on Form 8-K filed November 13, 2007.

16	Letter regarding change in certifying accountant.	Incorporated herein by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K filed November 19, 2007.

21	List of Subsidiaries.	Incorporated herein by reference to Exhibit 21 to the Company’s Current Report on Form 8-K filed November 13, 2007.

23.1	Consent of Marcum & Kliegman LLP.	Filed herewith.

23.2	Consent of DLA Piper US LLP	Incorporated in its opinion filed as Exhibit 5.1 to this prospectus.